UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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ROWAN COMPANIES PLC

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Rowan Companies plc 2018 Annual General Meeting of Shareholders May 24, 2018

Dear Fellow Shareholder:

I am pleased to invite you to the Rowan Companies plc Annual General Meeting of Shareholders to be held on May 24, 2018, at 9:00 a.m., London time at The Connaught, Carlos Place, Mayfair, London, W1K 2AL, United Kingdom.

You will be asked to vote on the proposals listed in the Notice of 2018 Annual General Meeting. The Board of Directors recommends that you vote FOR each of these proposals. As a shareholder, it is important that your shares are represented at the meeting by proxy or in person. I encourage you to cast your vote and to appreciate your support of Rowan.

MEANINGFUL ACCOMPLISHMENTS AMIDST CONTINUED MARKET CHALLENGES

In 2017, we continued to focus on improving the safety, efficiency, and reliability of our operations, while our overall industry endured another tough year. Though jack-up utilization seems to have bottomed, supply concerns still loom. Floater utilization struggled through the year, but pockets of niche market assets are showing signs of improvement. Despite these market challenges, we are proud of our 2017 accomplishments, which include the successful launch of ARO Drilling and the high grading of our global fleet, while maintaining a solid balance sheet. We believe our liquidity positions us well to successfully emerge from the downturn.

LAUNCH OF ARO DRILLING

Our joint venture with Saudi Aramco is expected to provide Rowan with visible earnings growth for years to come -a clear distinction among our peer group. ARO Drilling commenced operations on October 17, 2017. The joint venture currently owns five jack-up rigs and manages seven Rowan jack-ups. Rowan expects to contribute two additional units to the joint venture in the fourth quarter of 2018. We anticipate ARO Drilling will commence its newbuild program later this year and twenty newbuild jack-ups will be delivered over the following decade, with the first delivery estimated in 2021. Our 50% ownership in the new company will provide growth and stability for Rowan through secure, long-term rig commitments and high utilization levels.

FLEET RENEWAL AND HIGH GRADING

We recently announced the purchase of the P-59 and P-60 – two 2013 delivered LeTourneau Super 116E jack-up rigs. After negotiations with Petrobras following a public auction last May, we purchased these units for $38.5 million each. We strongly believe that investing at the bottom of this cycle will provide the opportunity for improved returns. We project these rigs will be available for work in late 2018. Additionally, we executed the sale of one of our older jack-ups, the Cecil Provine, and cold stacked the Gorilla IV, as we continually high grade our fleet, and focus on demanding contract drilling services. We are encouraged by some recent industry consolidation as well as the additional scrapping of assets in the global fleet in 2017. Those factors, coupled with the further obsolescence of the aging offshore fleet, should improve the supply of rigs, while a gradual recovery in oil prices should help the demand for offshore rigs.

DEDICATED TO SAFE, EFFICIENT, AND RELIABLE OPERATIONS

Safety is our first and highest priority, and we are committed to improving safety performance within Rowan and across our industry. In 2017, we made a step change in employee training and competency as we began our own well control training and crane operator assessments. We use realistic simulators and Rowan-specific accreditation delivered by our own instructors. We also fully implemented the first phase of our companywide leadership development program in 2017, in which we equipped more than a thousand Rowan and ARO Drilling supervisors with better leadership tools and techniques.

Our talented crews delivered outstanding rig uptime levels in 2017. Our operational efficiency averaged an impressive 99% uptime – our best fleetwide performance in several years. To strengthen the reliability and efficiency that our customers deserve, we made considerable steps in 2017 to engrain FORWARD methodology (our LEAN program) into our culture, which eliminates waste and standardizes our work. We also reengineered key internal processes to position ourselves for a recovery.

SOLID AND CONSERVATIVE CAPITAL MANAGEMENT

We continued to have a strong liquidity position throughout 2017, ending the year with approximately $1.3 billion in cash. Though modest, we retired approximately $170 million of debt during the year. We continue to look at opportunities to improve our return on capital through the downturn. We will evaluate opportunistic investments for individual assets and we believe corporate transactions should ideally be strategic, accretive, credit enhancing and should not dilute the quality of our fleet.

POSITIONED FOR AN IMPROVING MARKET

As the jack-up market continues to improve and the industry sees signs of optimism in certain floater markets, we believe we are well positioned for the expected recovery. We see exciting opportunities for our harsh environment and high specification jack-ups and best in class drillships, and we are acutely focused on adding backlog in 2018. We are also evaluating smart ways to further reduce our costs, while maintaining our high standards of performance and safety. We have the financial wherewithal to face a challenging year and we have the operational capability to perform for our valued customers.

I want to personally thank you for your interest and investment in Rowan.

Sincerely,

Thomas P. Burke

President and Chief Executive Officer

Notice of 2018 Annual General Meeting of Shareholders

Rowan Companies plc

Registered Company No. 07805263

Thursday, May 24, 2018
9:00 a.m., London Time

Notice is hereby given that Rowan Companies plc (the “Company”, “Rowan”, “us” or “we”), a public limited company incorporated under the laws of England and Wales, will hold its 2018 annual general meeting of shareholders (the “Meeting”) on May 24, 2018, beginning at 9:00 a.m., London time (4:00 a.m., New York time), at The Connaught, Carlos Place, Mayfair, London, W1K 2AL, United Kingdom. At the Meeting, you will be asked to approve the resolutions below.

ITEMS OF BUSINESS

Proposal	Description	Board Recommendation
ORDINARY RESOLUTIONS
1.	To re-elect each of William E. Albrecht, Thomas P. Burke, Thomas R. Hix, Jack B. Moore, Suzanne P. Nimocks, John J. Quicke, Thierry Pilenko, Tore I. Sandvold, and Charles L. Szews, by separate ordinary resolutions, as directors of the Company for a term to expire at the Company’s annual general meeting of shareholders to be held in 2019.	FOR
2.	To approve, as a non-binding advisory resolution, the Company’s named executive officer (“NEO”) compensation as reported in this proxy statement (in accordance with requirements applicable to companies subject to the United States Securities and Exchange Commission (“SEC”) reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).	FOR
3.	To approve, as a non-binding advisory resolution, the Company’s directors’ remuneration report (the “Directors’ Remuneration Report”) for the year ended December 31, 2017, excluding the Directors’ Remuneration Policy.	FOR
4.	To approve, as a non-binding advisory resolution, the receipt of the Company’s U.K. annual report and accounts for the year ended December 31, 2017 (the “U.K. Annual Report and Accounts”).	FOR
5.	To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s U.S. independent registered public accounting firm.	FOR
6.	To re-appoint Deloitte LLP (“Deloitte U.K.”) as the Company’s U.K. statutory auditor under the U.K. Companies Act 2006 (the “Companies Act”).	FOR
7.	To authorize the Audit Committee to determine the remuneration of Deloitte U.K., in its capacity as the Company’s U.K. statutory auditor.	FOR
8.	To approve forms of share repurchase contracts and repurchase counterparties.	FOR
9.	To authorize the board of directors of the Company (the “Board”), in accordance with section 551 of the Companies Act, to exercise all the powers of the Company to allot shares in the Company and to grant rights to subscribe for or convert any security into shares in the Company.	FOR

Proposal	Description	Board Recommendation
SPECIAL RESOLUTIONS
10.	To authorize the Board, in accordance with section 570 of the Companies Act, to allot equity securities (as defined in section 560 of the Companies Act) pursuant to the authority contemplated by the ordinary resolution included in Proposal 9 for cash without the rights of pre-emption provided by section 561 of the Companies Act.	FOR
11.	To authorize the Board in accordance with section 570 of the Companies Act, to allot equity securities (as defined in section 560 of the Companies Act) pursuant to the authority contemplated by the ordinary resolution included in Proposal 9 for cash without the rights of pre-emption provided by section 561 of the Companies Act in connection with an acquisition or specified capital investment. The special resolution in this proposal is in addition to the special resolution in Proposal 10.	FOR

The foregoing items are more fully described (and the full text of each proposal is set out) in the accompanying proxy statement, which shall be deemed to form a part of this notice. At the date of this proxy statement, the Company does not know of any other matters to be raised at the Meeting other than those described in this proxy statement. If any other matters are, in accordance with the Companies Act, other applicable law or our articles of association (the “Articles”), properly presented for consideration at the Meeting, such matters will be considered at the Meeting and the individual(s) named in the proxy card will vote on such matters in their discretion.

VOTING REQUIREMENTS

In accordance with the Articles, all resolutions will be taken on a poll. Voting on a poll will mean that each Class A Ordinary Share is entitled to one vote for each proposal.

The resolutions proposed in Proposals 1, 3, and 5 through 9 will be proposed as ordinary resolutions, which means that assuming a quorum is present, each such resolution will be approved if a simple majority of the votes cast are cast in favor thereof. Abstentions and broker non-votes will not be counted as a vote either for or against these resolutions. If the number of votes cast against a resolution exceeds the number of votes cast for the resolution, the resolution will not be passed.

With respect to the non-binding advisory resolutions in Proposals 2, 3 and 4 (regarding the compensation of our NEOs, the approval of the Directors’ Remuneration Report and the receipt of the Company’s U.K. Annual Report and Accounts), the results of the vote are advisory and will not be legally binding on the Board or any committee thereof to take any action (or refrain from taking any action). However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory votes.

The resolutions proposed in Proposals 10 and 11 (regarding disapplication of pre-emption rights) will be proposed as special resolutions, which means that assuming a quorum is present, the resolutions will be approved if shareholders representing at least 75% of the votes cast vote in favor thereof. Abstentions and broker non-votes will not be counted as a vote either for or against these resolutions. If fewer than 75% of the votes cast on a resolution are voted in favor of such resolution, the resolution will not be passed.

Please review the proxy statement accompanying this notice for more complete information regarding the Meeting and the full text of the resolutions to be proposed at the Meeting.

We appreciate the continuing interest of our shareholders in the Company, and we hope you will be able to attend the Meeting. Please contact the Company Secretary if you plan to attend the Meeting in person.

April 3, 2018	By order of the Board,

Mark F. Mai

Executive Vice President,

General Counsel and Company Secretary

YOUR VOTE IS IMPORTANT. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS INCLUDED WITH THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD INCLUDED WITH THE PROXY MATERIALS.

ORGANIZATIONAL MATTERS

We have established the close of business on March 28, 2018, as the record date for determining the shareholders listed in our share register (registered shareholders) entitled to attend, vote or grant proxies to vote at the meeting or any adjournments or postponements of the Meeting. This notice, proxy statement, proxy card and the annual reports (“proxy materials”) are first being sent on or about April 13, 2018 to each shareholder in our share register as of the record date.

Beneficial owners may have received a notice of Internet availability of proxy materials (the “Notice”) containing instructions on how to access our proxy materials and vote online. If you received a Notice, you will not receive a printed copy of the proxy materials unless you have previously made a permanent election to receive these materials in hard copy. Instead, the Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Only shareholders who are registered in our share register as of the record date will be entitled to attend, vote or grant proxies to vote at the Meeting. Any such registered shareholder may appoint one or more proxies (provided each proxy is appointed to exercise the rights attached to a different share or shares held by him or her) to attend, speak and vote in his place at the Meeting. A proxy need not be a registered shareholder.

A list of the shareholders entitled to vote at the Meeting is available at our Houston, Texas office.

CERTAIN PROPOSALS MANDATED BY ENGLISH LAW

Certain proposals on which you are being asked to vote are customary or required for public limited companies incorporated in England and Wales to present to shareholders at each annual general meeting. These proposals may be unfamiliar to shareholders accustomed to proxy statements for companies organized in other jurisdictions. Specifically, Proposals 3, 4 and 6 through 11 are customary proposals, and may be mandated by English law.

PROXY STATEMENT FOR THE 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS

This proxy statement relates to the solicitation of proxies by the board of directors (the “Board”) of Rowan Companies plc (the “Company”, “Rowan”, “us” or “we”) for use at the 2018 annual general meeting of shareholders (the “Meeting”) to be held on May 24, 2018, beginning at 9:00 a.m., London time (4:00 a.m., New York time), at The Connaught, Carlos Place, Mayfair, London, W1K 2AL, United Kingdom, and at any adjournment or postponement of the Meeting.

The proxy is solicited by the Board and is revocable by you any time before it is voted. These proxy materials and voting instructions are being made available to you on or about April 13, 2018, at www.proxyvote.com. You may also request a printed copy of this proxy statement and the form of proxy by any of the following methods: (a) Internet at www.proxyvote.com; (b) telephone at 1.800.579.1639; or (c) e-mail at sendmaterial@proxyvote.com. Our U.S. annual report on Form 10-K, including consolidated financial statements for the year ended December 31, 2017 (“U.S. Annual Report”), and our U.K. annual report and accounts for the year ended December 31, 2017 (the “U.K. Annual Report and Accounts”), are being made available at the same time and by the same methods. The U.S. Annual Report and U.K. Annual Report and Accounts are not to be considered part of the proxy solicitation material or as incorporated by reference.

Our registered office is located at Cannon Place, 78 Cannon Street, London, EC4N 6AF, United Kingdom and our principal executive office is located at 2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056. Our telephone number in our Houston office is +1.713.621.7800 and our website address is www.rowan.com. Information contained on our website, including information referred to in this proxy statement, is not to be considered as part of the proxy solicitation material and is not incorporated into this proxy statement.

Recipients of this proxy statement may not use any electronic address provided in this proxy statement or the accompanying notice of meeting to communicate with the Company for any purpose other than expressly stated.

Rowan Companies plc is a public limited company incorporated under the laws of England and Wales, and our Class A Ordinary Shares trade on the New York Stock Exchange (“NYSE”) under the symbol “RDC.” As a result, the Company is governed by both the U.K. Companies Act 2006 (the “Companies Act”) and U.S. securities laws and regulations and NYSE rules.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This proxy statement and our U.S. Annual Report and our U.K. Annual Report and Accounts are available at www.proxyvote.com and at our website, www.rowan.com.

Your Vote is Important

Your vote is very important, regardless of the number of shares you own. Whether or not you are able to attend the Meeting in person, it is important that your shares be represented. Please vote as promptly as possible by telephone or via the Internet or by signing, dating and returning the proxy card mailed to those who receive paper copies of this proxy statement. Voting promptly, regardless of the number of shares you hold, will aid us in reducing the expense of an extended proxy solicitation. If you hold Class A Ordinary Shares with a broker or bank, you may also be eligible to vote by telephone or via the Internet. For specific information regarding the voting of your shares, please refer to the section entitled “Questions and Answers about the Meeting and Voting.”

How to Vote by Proxy

By internet	By telephone	By mailing your Proxy Card

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Mark, sign and date your proxy card and return in the postage-paid envelope

Votes must be received before 11:59 p.m. (Eastern (New York) time) on May 22, 2018.

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting. For further information regarding our 2017 financial performance, please review our U.S. Annual Report.

2018 Annual General Meeting of Shareholders

Time and Date: Thursday, May 24, 2018, 9:00 a.m. (London time)

Location: The Connaught, Carlos Place, Mayfair, London, W1K 2AL, United Kingdom

Record Date: March 28, 2018

Voting: In accordance with the Company’s articles of association (the “Articles”), all resolutions will be taken on a poll. Voting on a poll will mean that each Class A Ordinary Share is entitled to one vote for each proposal to be voted on.

Materials: Our proxy materials are available at www.rowan.com under the heading “Investor Relations/Financial-Proxy Reports/Annual-Quarterly-Proxy Reports.”

Voting Matters and Board Recommendations

The Board recommends that you vote as follows:

	Proposals to be Voted Upon	Board Recommendation	Rationale
Proposal No. 1	Re-election of Directors	FOR	The Board and the nominating and corporate governance committee believe that the nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.
Proposal No. 2	Advisory Resolution on Executive Compensation	FOR	The Company is seeking a non-binding advisory vote from its shareholders to approve the compensation of its named executive officers (“NEOs”) as described in this proxy statement. The Board values shareholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation.
Proposal No. 3	Advisory Resolution on the Directors’ Remuneration Report	FOR	The Company is seeking a non-binding advisory vote from its shareholders to approve the Company’s directors’ remuneration report (the “Directors’ Remuneration Report”), excluding the Directors’ Remuneration Policy. The Board values shareholders’ opinions and will take into account the outcome of the advisory vote when considering future executive and non-executive compensation.
Proposal No. 4	Advisory resolution to Receive the Company’s U.K. Annual Report and Accounts	FOR	The Board is required to present at the meeting the Company’s U.K. audited annual accounts and related directors’ and auditor’s reports for the year ended December 31, 2017. The Company is seeking a non-binding advisory vote from its shareholders to receive the U.K. Annual Report and Accounts.
Proposal No. 5	Resolution Regarding the Ratification of Appointment of Deloitte & Touche LLP as U.S. Independent Registered Public Accounting Firm	FOR	The Board and its Audit Committee believe that the continued retention of Deloitte & Touche LLP to serve as the U.S. independent registered accounting firm for the year ending December 31, 2018, is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of Deloitte U.S. as the Company’s U.S. independent registered accounting firm.

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	Proposals to be Voted Upon	Board Recommendation	Rationale
Proposal No. 6	Resolution Re-Appointing Deloitte U.K. as the Company’s U.K. Statutory Auditor under the Companies Act	FOR	Under the Companies Act, our U.K. statutory auditor must be appointed at each meeting at which the annual report and accounts are presented to shareholders. The Board and the Audit Committee believe that the continued retention of Deloitte LLP (“Deloitte U.K.”) to serve as our U.K. statutory auditor for the year ending December 31, 2018, and until the conclusion of the next annual general meeting of the shareholders at which accounts are laid is in the best interests of the Company and its shareholders. If this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy at the annual meeting, the Board may appoint an auditor to fill the vacancy.
Proposal No. 7	Resolution to Authorize the Audit Committee to Determine Deloitte U.K.’s Remuneration as the Company’s U.K. Statutory Auditor	FOR	The remuneration of our U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. We are asking our shareholders to authorize the Audit Committee to determine Deloitte U.K.’s remuneration as our U.K. statutory auditor for the year ending December 31, 2018.
Proposal No. 8	Resolution to Approve Forms of Share Repurchase Contracts and Repurchase Counterparties	FOR	Under the Companies Act, we may only repurchase our Class A Ordinary Shares in accordance with specific procedures for “off market purchases” of such shares. This is because, and solely for the purposes of the Companies Act, any repurchase of our Class A Ordinary Shares through the NYSE constitutes an “off market” transaction. As such, these repurchases may only be made pursuant to a form of share repurchase contract which has been approved by our shareholders. In addition, we must only conduct share repurchases through counterparties approved by our shareholders. The Company seeks the approval of certain counter parties and for two forms of share repurchase contract as set forth in Exhibit I and Exhibit II to this proxy statement.
Proposal No. 9	Resolution to Re-Authorize the Board to Allot Equity Securities	FOR	The ordinary resolution in this proposal is required periodically under the Companies Act and is customary for public limited companies incorporated under the laws of England and Wales. The Company proposes that our shareholders re-authorize our directors to generally and unconditionally, subject to the provisions of our Articles and the Companies Act, exercise all the powers of the Company to allot shares in the Company and to grant rights to subscribe for, or to convert any security into, shares in the Company (a) up to an aggregate nominal amount of $5,284,815, equivalent to approximately 33% of the nominal value of the issued shares in the capital of the Company (as of March 1, 2018); and (b) up to a further aggregate nominal amount of $5,284,815 of equity securities by way of a rights issue. Unless previously renewed, revoked or varied, the authority conferred by this resolution shall apply in substitution for all existing authorities under section 551 of the Companies Act and expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 31, 2019), save that the Board may, before such expiry, make offers or enter into agreements which would or might require shares to be allotted or rights to subscribe for, or to convert any security into, shares to be granted after such expiry and the directors may allot shares or grant such rights in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

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	Proposals to be Voted Upon	Board Recommendation	Rationale
Proposal No. 10	Resolution to Re-Authorize the Board to Allot Equity Securities without Pre-emptive Rights	FOR	The special resolution in this proposal is required periodically under the Companies Act and is customary for public limited companies incorporated under the laws of England and Wales. The Company proposes that, subject to the passing of the resolution included in Proposal 9 our directors be generally empowered to allot equity securities pursuant to the authority conferred by Proposal 9 for cash free of the restrictions in section 561 of the Companies Act. This special resolution would give directors the ability to raise additional capital by selling Ordinary Shares for cash or to conduct a rights issue without first offering them to existing shareholders in proportion to their existing shareholdings, in each case, up to the maximum amounts specified in the resolution. Unless previously renewed, revoked or varied, the power conferred by this resolution shall apply in substitution for all existing powers under section 570 of the Companies Act and expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 31, 2019), save that the Company may, before such expiry make offers or enter into agreements which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.
Proposal No. 11	Resolution to Re-Authorize the Board to Allot Equity Securities without Pre-emptive Rights in connection with an Acquisition or Specified Capital Investment	FOR	The special resolution in this proposal is in addition to the special resolution in Proposal 10 and is being proposed as a separate resolution to authorise the directors to allot a further 5% of the issued ordinary share capital as at March 1, 2018, otherwise than in connection with a pre-emptive offer for the purposes of an acquisition or a specified capital investment which is announced at the same time as the allotment, or which has taken place in the preceding six-month period and is disclosed in the announcement of that allotment.

Questions and Answers about the Meeting and Voting

Please see the “Questions and Answers about the Proxy, Meeting and Voting” beginning on page 70 for important information about the proxy materials, the Meeting and voting.

Board of Directors and Nominees

Independent Board. Our Board is comprised of a majority of independent directors.

Non-executive Chairman of the Board. William E. Albrecht served as the independent, non-executive chairman of the Board (the “Chairman”) since our 2017 annual general meeting of shareholders on May 25, 2017.

Independent Board Committees. Each of the Board’s audit committee (“Audit Committee”), compensation committee (“Compensation Committee”), health, safety & environment committee (the “HSE Committee”) and nominating & corporate governance committee (“NCG Committee”) is composed entirely of independent directors.

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The Company has proposed the following nominees for election to the Board, each until the Company’s next annual general meeting of shareholders.

		Director		Current		Experience/
Nominees	Age	Since	Principal Occupation	Committees	Independent*	Skills/Qualifications
William E. Albrecht	66	2015	Former Executive Chairman and current non-Executive Chairman of the Board, California Resources Company	Compensation Executive (Chair) NCG (Chair)		• Various executive positions with extensive managerial oversight • Over 38 years in the domestic oil and gas industry • Petroleum engineer
Thomas P. Burke	50	2014	CEO & President, Rowan Companies plc	Executive		• Current CEO & President • Extensive managerial and industry experience
Thomas R. Hix	70	2009	Independent business consultant and former CFO, Cameron International Corporation	Compensation (Chair) Executive NCG		• Former CFO • Financial, management and M&A experience • Public company directorships
Jack B. Moore	64	2016	Former Chairman of the Board and CEO, Cameron International Corporation	Audit Compensation

•   Former CEO and Chairman positions

•   Over 36 years in oil field service and energy industry

•   Extensive management and leadership experience in the oilfield services and energy industries

•   Public company directorships

Suzanne P. Nimocks	59	2010	Former Director, McKinsey & Company	Compensation Executive HSE (Chair) NCG		• Global management consulting and energy sector experience • Public company directorships
Thierry Pilenko	60	2017	Former Chairman and CEO of Technip S.A.; current Executive Chairman of TechnipFMC plc	HSE		• Former CEO and Chairman positions • Over 31 years in the oil and energy industry • Extensive management and international experience in the energy industry • Public company directorships
John J. Quicke	68	2009	Former Managing Director and Operating Partner, Steel Partners LLC; Chairman of the energy group of Steel Partners Holdings L.P.	Audit (Chair) Executive Compensation		• Former CEO, COO and CPA positions • Shareholder activism background • Operational and manufacturing experience • Public company directorships
Tore I. Sandvold	70	2013	Executive Chairman of Sandvold Energy AS; Former Director General, Norwegian Ministry of Industry, Oil & Energy and Executive Chairman, Petoro AS	HSE NCG		• Energy, regulatory policy and international sector experience • Public company directorships
Charles L. Szews	61	2016	Former CEO of Oshkosh Corporation	Audit HSE

•   Extensive executive management experience, having served in CEO and CFO positions

•   Member of audit, finance, NCG, and compensation committees of various publicly traded companies

•   Significant experience with capital allocation, mergers and acquisitions, supply chain management, and international business management

*	As determined by the Board.

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CORPORATE GOVERNANCE

Governance Highlights

The Company is committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens Board and management accountability, and helps build public trust in the Company. Highlights include:

BOARD AND GOVERNANCE PRACTICES
Size of Board	9 members
Average Age of Nominees	63 years
Average Tenure of Nominees	4.78 years
Number of Independent Nominees(a)	8 out of 9
Independent Audit, Compensation, NCG and HSE Committees	Yes
Annual Election of All Directors	Yes
Majority Voting for Directors	Yes
Independent Non-Executive Chairman	Yes
Regular Executive Sessions of Independent Directors	Yes
Regular Board, Committee and Individual Director Self-Evaluations	Yes
Equity Grants to Non-Executive Directors	Yes
Number of Board Meetings Held in 2017	17
Code of Business Conduct Applicable to Directors	Yes
Corporate Compliance Program	Yes
Policy on Related Person Transactions	Yes
Board-Level Health, Safety and Environment Committee	Yes
Director Term Limits (12 years)	Yes
Disclosure Committee for Financial Reporting	Yes
Annual Advisory Vote on Executive Compensation	Yes
Mandatory Vote on Director Compensation Policy at least every three years	Yes
Shareholder Ability to Call Special Meetings (5% Threshold)	Yes
Material Restrictions on Right to Call Special Meetings	No
Share Ownership Guidelines	Yes
Anti-Hedging and Anti-Pledging Policies	Yes
Clawback Provisions	Yes
Shareholder Approved Maximum Caps on Director Compensation (per our U.K. Remuneration Policy)	Yes

(a)	All nominees, other than Dr. Burke, have been deemed independent by the Board in accordance with NYSE standards.

Corporate Governance Actions

The Board recognizes the importance of acting in accordance with the Company’s high principles of corporate governance. Maintaining and enhancing these standards is critical to the effective oversight of the Company’s business and is an important element of fulfilling the Company’s duties to shareholders.

The Board proactively addresses the Company’s corporate governance policies, including effecting corporate governance improvements, recruiting new talent for the management team and the Board, and improving processes and procedures throughout the Company. Specific examples include:

•	Elimination in 2015 of our classified Board; each of our directors is elected annually;
•	A thorough, independent Board assessment and succession plan, continuing to review the skills, experience and tenure of each director to ensure appropriate membership, and actively refreshing the Board with the appointment of Mr. Sandvold in 2013, Mr. Albrecht in 2015, Messrs. Moore and Szews in 2016 and Mr. Pilenko in 2017;
•	A majority of independent Board members and an independent, non-executive Chairman;
•	Active communication with shareholders;
•	Improvements to the Company’s corporate governance guidelines (the “Corporate Governance Guidelines”), charter of each of the NCG, Compensation and HSE Committees and constituent documents to continuously improve corporate governance;
•	Termination of all remaining excise tax gross-ups in change of control agreements;
•	Implementation of a twelve-year term limit for directors; and
•	Incorporation in the U.K., a country with a stable and well-developed legal system that we believe encourages high standards of corporate governance and provides shareholders with substantial rights.

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In addition, prior to our redomestication to the U.K., we eliminated supermajority voting provisions in our charter documents. However, as a U.K. domiciled company, we are now subject to the Companies Act which has mandatory provisions requiring 75% shareholder approval in certain circumstances (which cannot be waived or amended by our shareholders).

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that, along with the charters of the Board committees, provide the framework for the governance of the Company. The NCG Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines at least annually and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines are available on our website at www.rowan.com under the heading “Our Company/Governance/Governance Documents.”

Board Leadership Structure

•  Non-Executive Chairman: William E. Albrecht has served as the independent, non-executive Chairman since our 2017 annual general meeting of shareholders on May 25, 2017.

•   Chief Executive Officer and President: Thomas P. Burke

The Board of Directors:

•   has 8 (out of 9) independent directors;

•  has a broad range of leadership, professional skills and experience, which, when taken as a whole, complement the nature of our business and support the Company’s long-term strategic focus;

•   had active participation with each director attending at least 82% of the seventeen (17) Board meetings held during his/her service on the Board in 2017;

•   evaluates that the Company’s risk management framework is sufficient given the risks related to the Company’s business;

•   regularly considers and addresses Board refreshment and succession planning;

•   has access to senior management and engages independent advisors;

•   engages in a comprehensive self-evaluation process; and

•   approves executive and director compensation arrangements that align the interests of executives and directors with those of shareholders.

Our Articles and Corporate Governance Guidelines provide our Board the flexibility either to combine or to separate the positions of the Company’s chief executive officer (the “CEO”) and Chairman. Our Board believes it is in the best interests of the Company and our shareholders for our Board to have the flexibility to determine the best director to serve as Chairman, whether such director is an independent director or our CEO. At the current time, our Board believes that the Company and our shareholders are best served by maintaining separation between the positions of the CEO and the Chairman. The Board believes that separating these positions allows our CEO to focus on our day-to-day business, while our Chairman presides over the Board as it provides advice to, and independent oversight of, the Company’s management and operations. The Board recognizes the time, effort, and energy that the CEO is required to devote to his position and the additional commitment that the position of Chairman requires. The Board believes that having separate positions and having an independent outside director serve as the Chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. If the Board selects the CEO to serve as Chairman of the Board, our Corporate Governance Guidelines require the non-executive directors of the Company to elect an individual to serve as lead director to preside at regularly scheduled executive sessions of our Board. The lead director would also be responsible for approving information sent to our Board, including meeting agendas and meeting schedules for our Board, acting as an available conduit for the communication of information from the non-executive directors to our CEO and coordinating the development of the CEO’s annual goals and objectives.

Please see “Director Selection Process and Board Succession Plan” below for further discussion regarding our Board succession plan.

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Executive Sessions of the Board

During each of our Board’s regularly scheduled meetings, the non-executive directors meet in executive session with the non-executive Chairman presiding.

Director Independence

Majority Independent Board. All directors and nominees up for election, other than our CEO, are independent under NYSE rules as determined by the Board of Directors.

Independent Board Committees. All members of our Audit, Compensation and NCG Committees are independent directors.

Our Corporate Governance Guidelines require that a majority of the Board consist of independent directors. In general, our Corporate Governance Guidelines require that an independent director must have no material relationship with the Company, directly or indirectly, except as a director. The Board, through the NCG Committee, determines director independence (usually in the first quarter of each year) on the basis of SEC regulations, the standards specified by the NYSE, additional standards referenced in our Corporate Governance Guidelines, and other facts and circumstances the NCG Committee and Board considers relevant. During the review, the NCG Committee and Board consider transactions, charitable contributions by the Company and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. Based on that review, the Board has determined that all non-executive directors and nominees are independent. The Board also has determined that each member and potential nominee of the Audit, Compensation and NCG Committees is independent under the standards applicable to such committee.

Transactions Considered in Independence Determinations

In recommending that each non-executive director and nominee be deemed independent, the NCG Committee, and the Board when making its determination, noted that certain of our directors have relationships with, serve on boards of directors of, or own minor interests in, entities with which we may do business. For example:

Mr. Albrecht is a director of Halliburton Corporation, which provides services to the Company in the ordinary course of business. The annual payments made by the Company to Halliburton constituted less than 1% of Halliburton’s gross revenues.

Mr. Hix is a director of the general partner of Western Gas Partners, LP, a downstream publicly traded partnership controlled by Anadarko Petroleum Corporation, an exploration and production company, which has previously contracted one of the Company’s drillships.

Mr. Moore retired as chief executive officer of Cameron International Corp. in October 2015 and served as non-executive chairman of Cameron until its acquisition by Schlumberger Limited in 2016.

Mr. Pilenko is the Executive Chairman of TechnipFMC, which from time to time has provided limited goods and services to the Company in the ordinary course of business.

Mr. Sandvold is a director of Schlumberger Limited, which provides services to the Company in the ordinary course of business. The annual payments made by the Company to Schlumberger constituted less than 1% of Schlumberger’s gross revenues.  In 2016, Schlumberger purchased a non-controlling equity interest in the Company’s competitor, Borr Drilling Limited.

Mr. Szews was recommended to the Company by one of its larger shareholders, Blue Harbour Group L.P., and was appointed in accordance with the terms of a nomination and support agreement entered into by the Company and Blue Harbour Group. Mr. Szews is not otherwise affiliated with Blue Harbour Group. There are no arrangements between Mr. Szews and any other person pursuant to which he was appointed to serve as a director, and there are no transactions in which the Company is a participant in which Mr. Szews has a material interest.

In addition, from time to time, the Company may make a charitable donation in honor of a director or to a charitable entity with which a director is affiliated. Any contributions are reviewed and approved by the Company’s Charitable Contributions Committee, which is comprised of three officers of the Company.

Role of the Board in Risk Oversight

Enterprise Risk Management (“ERM”) at Rowan

Effective risk oversight is a priority of the Board. Executive management is responsible for the day-to-day management of Company risks through robust internal processes and effective internal controls, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.

In connection with its oversight role, the Board evaluates whether the risk management processes designed and implemented by management are integrated with the Company’s corporate strategy, are functioning as designed and that steps are taken to foster a culture in which employees understand their responsibility for acting within appropriate limits, and their ultimate accountability.

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The ERM Review Process

The Company’s Internal Audit department facilitates an annual ERM assessment. The annual ERM assessment is designed to take an enterprise view of risk and to identify potential events that may affect the Company, to manage risks to be within the Company’s risk profile and to provide reasonable assurance regarding the achievement of Company objectives.

Each year, the management team (including the CEO) conducts an in-depth assessment of potential risks facing the Company. In that regard, management:

•	Reviews appropriate changes to the Company’s policies and procedures regarding risk management;
•	Identifies and evaluates the severity and likelihood of operational, commercial, strategic, financial, macroeconomic and geopolitical risks facing the Company;
•	Evaluates the effectiveness and adequacy of the Company’s risk management activities and adjusts existing or implements additional mitigation efforts as appropriate; and
•	Reports to the Board and relevant committees on a periodic basis with respect to risk management.

The Company’s annual enterprise risk assessment typically occurs during the fourth quarter of each year, followed by management’s report to the Board and relevant committees during the first quarter of the following year. Management monitors identified enterprise risks and mitigation steps throughout the year in management meetings and through audits, safety calls, and analysis of capital decisions.

Board Oversight in ERM Process

In addition, the Board and committees play significant roles in carrying out the risk oversight function including the assessment of the Company’s ERM program and oversight of improvements to the program. In particular:

Board. The Board oversees the management of enterprise-wide risks such as those related to the macroeconomic and political climate, strategic decisions, entry into new markets, significant operating risks, customer issues, and significant operating incidents or disruptions. The Board also reviews the Company’s insurance program and is apprised of material variations in coverage or premiums in connection with each annual insurance renewal.

Audit Committee. The Audit Committee oversees the management of risks related to the Company’s financial performance and financial statements, the financial reporting process and internal controls, internal and external audit functions, tax and accounting matters, anti-bribery and corruption, cybersecurity and information technology systems and other exposures. For example, the Audit Committee:

•	Reviews reports from the Company’s independent auditors, and the Internal Audit and Compliance teams at each regular quarterly meeting and meets in executive session with representatives as needed;
•	Reviews and approves the annual internal audit plan and also receives reports on all internal audits;
•	Reviews a quarterly report on tax matters that may have a significant impact on the Company; and
•	Reviews the Company’s risks and mitigation plans related to cybersecurity and information technology systems.

NCG Committee. The NCG Committee is actively involved in executive officer and Board succession planning.

HSE Committee. The HSE Committee oversees the Company’s management of risk in the areas of health, safety and environment. For example, the HSE Committee:

•	Reviews quarterly and annual statistics regarding safety and environmental incidents, including an in-depth review of the most serious incidents and related mitigation;
•	Reviews the Company’s crisis management, security and emergency response plans at least annually;
•	Reviews regional risks to employees, assets and the Company’s operations; and
•	Reviews any material compliance issues or any material pending or threatened proceedings regarding health, safety or environmental matters.

On a quarterly basis and more frequently as appropriate, the General Counsel reports to the Board or its Committees, as applicable, on legal matters that may have a significant impact on the Company.

Compensation Committee. The Compensation Committee is responsible for evaluating risks relating to the Company’s compensation and benefit plans, and performs an annual review of such risks, typically in the first quarter of each year. In that regard, the Compensation Committee:

•	Reviews all compensation for the Company’s executive officers to ensure compensation is reviewed by independent directors;
•	Recommends the compensation for our CEO to the independent directors of the Board to ensure compensation decisions are made by independent directors;
•	Engages independent compensation consultants;
•	Assesses individual CEO performance on an annual basis in connection with setting CEO compensation;
•	Manages the Company’s compensation programs to be competitive with those of peer companies and monitors the programs against trends in executive compensation and risks on an annual basis;
•	Evaluates the mix of short-term and long-term compensation to appropriately balance incentive and performance based compensation;
•	Establishes rigorous financial, operational and strategic metrics for the Company’s annual cash bonus program;
•	Approves annual cash bonuses based on audited financial statements for the performance year;
•	Monitors the Company’s clawback policy;
•	Meets regularly with management to understand the financial, human resources and shareholder implications and risks of compensation decisions being made; and
•	Reviews management’s annual assessment of potential risks associated with the Company’s incentive compensation practices and policies and solicits input from the Compensation Committee’s independent compensation consultants regarding programs and factors which could mitigate or encourage excessive risk taking; in the first quarter of 2018, the Compensation Committee determined that risks arising from such programs are not reasonably likely to have a material adverse effect on the Company.

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Board Evaluations

The Board, each committee and each individual director conduct annual performance evaluations to assess the qualifications, attributes, skills and experience represented on the Board and its committees and to determine whether the Board, its committees and its individual members are functioning effectively and have key competencies. The Company Secretary oversees the annual review and facilitates reporting results to the committees and full Board.

Director Selection Process and Board Succession Planning

The NCG Committee is responsible for Board succession planning, refreshment, and identifying and evaluating Board nominees and for recommending a slate of nominees for election or appointment. Working closely with the full Board, the NCG Committee develops criteria for Board positions, taking into account such factors as it deems appropriate in light of the Board’s current composition, diversity, committee structure and effectiveness; each individual member’s skills, qualifications, independence, contributions and retirement plans; and areas of improvement or additional skill sets needed.

Board Refreshment Plan. Beginning in 2013, the NCG Committee developed a multi-year succession and refreshment plan, with six of the nine nominees having been appointed to the Board since 2013:

	2013	2014	2015	2016	2017
New Directors	Tore I. Sandvold	Thomas P. Burke	William E. Albrecht	Jack B. Moore	Thierry Pilenko
Charles L. Szews
Retirements	Robert G. Croyle	Henry E. Lentz	Lord Colin Moynihan	William T. Fox III	Sir Graham Hearne
				W. Matt Ralls	P. Dexter Peacock

In evaluating potential nominees, the NCG Committee considers, among other things, a candidate’s:

•	Judgment, integrity, values, ethics, experience, reputation and understanding of the Company’s business or other related industries;
•	Ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company;
•	Commitment to representing the interests of all shareholders of the Company;
•	Proven record of success in his or her field and demonstrated ability to evaluate and analyze innovatively;
•	Prior Board and committee experience;
•	Independence and expertise qualifications that satisfy applicable NYSE rules and regulations;
•	Commitment to corporate governance requirements and practices;
•	Ability to govern and provide oversight, while respecting management’s operating and business role;
•	Length of service on the Board (if a current director);
•	Appreciation of multiple cultures and diversity;
•	Commitment to dealing responsibly with social issues;
•	Ability to think independently, to ask difficult questions and to work collaboratively and collegially with other members of the Board to contribute to the effective functioning of the Board as a whole; and
•	Such other factors the NCG Committee determines are relevant in light of the current needs of the Board.

Based on the criteria described above, the NCG Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. From time to time, the NCG Committee also retains executive search firms to identify and review candidates.

Once the NCG Committee has identified a prospective nominee (including prospective nominees recommended by shareholders), it makes an initial determination as to whether to conduct a full evaluation. In making this determination, the NCG Committee considers information provided with the recommendation of the candidate, information obtained through inquiries to third parties and input from Board members, as appropriate. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the candidate can satisfy the criteria that the NCG Committee has established. If the NCG Committee determines that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience and report its findings to the Board.

If the NCG Committee decides to proceed with further consideration on the basis of its preliminary review, members of the NCG

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Committee, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the NCG Committee makes a recommendation to the full Board, and the full Board makes the final determination whether to nominate or appoint the candidate after considering the NCG Committee’s recommendation.

Diversity. The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for Board membership because the Board believes that a variety of points of view contributes to a more effective decision-making process.

Term Limit Policy. Directors have a maximum term limit of 12 years. Notwithstanding the term limit policy, to ensure that the Board remains comprised of active members able to keep their commitments to Board service, the NCG Committee evaluates the qualifications and performance of each incumbent director before recommending the nomination of that director for an additional term.

Shareholder Nominations for Director

Shareholders of record, whose interest in shares, individually or in the aggregate, represents at least 5% of our paid-up share capital, may nominate candidates for election as directors if they follow the procedures and comply with the deadlines specified in our Articles. A copy of our Articles is available to any qualifying shareholder who makes a written request to the Company Secretary. Qualifying shareholders may submit in writing recommendations for consideration by the NCG Committee to the Company Secretary at 2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056.

Nominations should contain a detailed discussion of the qualifications of each recommended candidate and any other material information the shareholder wants the NCG Committee to consider. It is expected that, at a minimum, Director nominees would satisfy the standards set by the NCG Committee and meet the criteria of independence and expertise that satisfy applicable NYSE rules and legal regulations.

Shareholder Proposals

Shareholder proposals intended for inclusion in our proxy materials for our 2019 annual general meeting of shareholders must be submitted in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and received by us at our executive offices no later than the close of business on December 6, 2018. Such proposals should be addressed to the Company Secretary, 2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056.

In addition, our Articles establish an advance notice procedure outside of Rule 14a-8 for shareholders who wish to present a proposal or nominations for the election of directors at an annual general meeting. Any such proposals or nominations must be submitted in accordance with the requirements of our Articles and received no earlier than the 120th day and no later than the 90th day prior to the anniversary of the 2018 annual general meeting of shareholders. As a result, such proposals or nominations submitted pursuant to the provisions of our Articles for our 2019 annual general meeting must be received no earlier than January 24, 2019 and no later than the close of business on February 22, 2019.

In the event that the 2019 annual general meeting of shareholders takes place more than 30 days before or more than 70 days after the anniversary of the 2018 annual general meeting of shareholders, then alternative cut-off dates will apply in accordance with our Articles. Shareholders are advised to review our Articles, which contain further details and additional requirements about advance notice of shareholder proposals and director nominations.

Communication with Directors

Shareholders and other interested parties may communicate with the Chairman, the chairs of the Audit, Compensation, NCG Committees of the Board, or with any of our other independent directors, by sending a letter to:

Rowan Companies plc
c/o Company Secretary
Re: Board Matters
2800 Post Oak Blvd., Suite 5450
Houston, Texas 77056

All communications received in the mail are opened by the office of the Company’s Secretary for the purpose of determining whether the contents represent a message to one or more independent directors. Complaints or concerns relating to the Company’s accounting, internal accounting controls, or auditing matters are referred to the audit committee of our Board. Complaints or concerns relating to other corporate matters, which are not addressed to a specific director, are referred to the appropriate functional manager within the Company for review and response. Complaints or concerns relating to corporate matters other than the specific items referred to the audit committee as described above, which are addressed to a specific director, committee of our Board, or group of directors, are promptly relayed to such persons.

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Shareholder Outreach Efforts

Company officers meet routinely with shareholders and investors throughout the year to discuss issues and perspectives relating to the Company, including executive compensation practices. During 2017, management actively engaged with shareholders through approximately ninety-seven one-on-one and group meetings and conference calls, including nine analyst conferences and four non-deal investor roadshows. In addition, the chairman of the Board conducted one-on-one meetings with shareholders holding what we believe to be approximately 29% of our issued and outstanding shares during 2018. The Board and Compensation Committee also carefully consider the results from annual shareholder advisory votes, as well as other shareholder input, when reviewing executive compensation programs, principles and policies.

For additional information regarding the Company’s shareholder outreach efforts, please see information set forth under the heading “Responsiveness to Shareholders” in the Compensation Discussion and Analysis on page 33.

Business Conduct Policies

We have a code of business conduct and ethics (the “Code of Business Conduct and Ethics”) that applies to all of our employees and directors and we have a Code of Ethics for Senior Financial Officers of the Company that applies to our CEO, chief financial officer (“CFO”) and chief accounting officer (“CAO”). Both policies are available on our website www.rowan.com under the heading “Our Company/Governance Documents.”

Related Party Transaction Policy

All transactions with related parties must be made in compliance with the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), and our Code of Business Conduct and Ethics. Such transactions must have a legitimate business purpose and must be on terms no less favorable to us than could be obtained from unrelated third parties.

All executive officers, directors, director nominees and certain employees are required to identify, to the best of their knowledge after reasonable inquiry, business and financial affiliations involving themselves or their immediate family members that could reasonably be expected to give rise to a reportable related party transaction. In addition, pursuant to our Code of Business Conduct and Ethics policy, all directors and employees must report any actual or potential conflicts of interest to our company secretary and/ or compliance officer. Based on this information, we review the Company’s own records and make follow-up inquiries as may be necessary to identify potentially reportable transactions. A report summarizing such transactions and including a reasonable level of detail is then provided to the Audit Committee for further review, with consultation with the Board if warranted.

The following transaction was reviewed and approved by the Audit Committee. The Audit Committee approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

The Company employs an individual who is related to one of our NEOs. Mr. Matt G. Keller, who is the brother of Mr. Mark A. Keller, our former Executive Vice President – Business Development, has served as a sales and marketing director since October 2011. In 2017, he received approximately $200,000 in base salary, $110,100 in bonus and a grant of restricted share units valued at approximately $100,000 on the grant date.

No Hedging or Pledging Policy

Our executive officers, directors and other designated employees are prohibited from entering into any hedging transactions or pledging Company securities. In addition, our executive officers may not hold Company securities in a margin account. The Company requires that its executive officers and directors confirm annually that they do not hold any shares subject to any hedging or pledging arrangements.

Political Contributions Policy

The Company generally does not use company funds for political contributions. The Company’s Code of Business Conduct and Ethics prohibits the use of company funds and assets for political contributions, directly or indirectly, without the prior written permission from either the compliance officer or our general counsel. Additionally, the Company’s charitable contributions policy prohibits the Company from contributing to political campaigns or parties. The Company has not made any political contributions in the past five years but is a member of various industry organizations, such as International Association of Drilling Contractors (“IADC”) and American Petroleum Institute (“API”), which may undertake lobbying efforts related to our industry.

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PROPOSALS 1 (a) - (i) Resolutions Regarding the Election of Directors

The Articles provide that the number of directors shall be determined by the Board. In 2012, our shareholders approved our Articles, which declassified our directors. Beginning in 2015, each nominee now stands for re-election annually.

Upon the recommendation of the NCG Committee, the Board has nominated the following candidates to be elected at the Meeting:

a.	William E. Albrecht	d.	Jack B. Moore	g.	John J. Quicke
b.	Thomas P. Burke	e.	Thierry Pilenko	h.	Tore I. Sandvold
c.	Thomas R. Hix	f.	Suzanne P. Nimocks	i.	Charles L. Szews

Each director elected will hold office until the 2019 annual general meeting and each director will continue in office until the election and qualification of his or her respective successor, or until his or her earlier death, retirement, resignation or removal. All nominees have consented to serve as directors. Our Board has no reason to believe that any of the nominees will be unable to act as a director.

Information with respect to the nominees for directors is set forth below.

Vote Required

The election of each of the nominees will be decided by ordinary resolution, which means that the nominee will be elected if a simple majority of the votes cast are cast in favor of the nominee’s election, assuming a quorum is present at the Meeting.

Recommendation of the Board

The Board and the NCG Committee recommend that the shareholders vote FOR each of the ordinary resolutions to elect each of the director nominees at the Meeting.

Nominees for Election

Our Board is comprised of highly qualified individuals with unique and special skills who we believe assist in effective management of the Company for the benefit of our shareholders. Each of our nominees possesses certain experience, qualifications, attributes and skills, as further described below, that led to our conclusion that he or she will be a valuable a member of our Board.

William E. Albrecht

Age 66 Director since 2015 Independent Director

Principal Occupation: Current non-Executive Chairman of the Board of California Resources Corporation, a publicly traded oil and natural gas exploration and production company

Business Experience, Specific Qualifications and Skills:

•	Over 38 years in the domestic oil and gas industry
•	Executive Chairman of California Resources Corporation from July 2014 to May 2016; Non-Executive Chairman since May 2016
•	Vice President of Occidental Petroleum Corporation from May 2008 to July 2014, President of Oxy Oil & Gas, Americas from January 2012 to July 2014, and President of Oxy Oil & Gas, USA from April 2008 to January 2012, with extensive managerial oversight over upstream assets
•	Executive officer of EOG Resources, a domestic energy producer, for eight years, including Vice President of acquisitions and engineering
•	Petroleum engineer for Tenneco Oil Company for ten years
•	Former Chairman of the Board of Trustees of Spindletop Charities International
•	Former Captain in the U.S. army
•	Credentialed by the National Association of Corporate Directors as a Board Leadership Fellow

Current Public Company Directorships:

•	California Resources Corporation
•	Halliburton Company

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Thomas P. Burke

Age 50 Director since 2014

Principal Occupation: Current Chief Executive Officer and President

Business Experience, Specific Qualifications and Skills:

•	CEO of the Company since April 2014 and President since March 2013
•	Industry experience serving as Chief Operating Officer of the Company from July 2011 to March 2013, and CEO and President of LeTourneau Technologies, Inc., a subsidiary of the Company, from December 2009 to June 2011
•	Division President from 2006 to 2009 and Vice President of Corporate Development from 2004 to 2006 of Complete Production Services, an oilfield services company
•	Director of IADC and API

Thomas R. Hix

Age 70 Director since 2009 Independent Director

Principal Occupation: Independent business consultant since January 2003

Business Experience, Specific Qualifications and Skills:

•	Former Senior Vice President of Finance and CFO of Cameron International Corporation, an oil and gas products and services company, from 1995 to 2003 with extensive financial and mergers and acquisitions experience
•	Board member of a public exploration and production company and public board service for 15 years
•	Significant experience as a member of compensation, finance and audit committees of publicly traded companies
•	Significant management experience in offshore contract drilling
•	Former Certified Public Accountant (“CPA”)
•	Former director of Health Care Service Corporation (the parent company of Blue Cross and Blue Shield, the Company’s health insurance provider), Finance Committee Chairman

Current Public Company Directorships:

•	Western Gas Equity Partners LP (an affiliate of Anadarko Petroleum)
•	EP Energy Corp.

Prior Public Company Directorships:

•	TODCO
•	El Paso Corporation
•	Health Care Service Corporation

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Jack B. Moore

Age 64 Director since 2016 Independent Director

Principal Occupation: Retired President and Chief Executive Officer of Cameron International Corp. from April 2008 to October 2015 and Chairman of the Board from May 2011 until April 2016, when Schlumberger acquired Cameron.

Business Experience, Specific Qualifications and Skills:

•	Extensive operating, management and leadership experience as Vice President and General Manager, Western Hemisphere of Cameron’s Drilling and Production Systems group from July 1999 to July 2002, President of the group from July 2002 to January 2007, and Cameron’s President and Chief Operating Officer from January 2007 to April 2008
•	Prior to Cameron, served in various management positions with Baker Hughes Incorporated for 23 years
•	Chairman of the Compensation Committee and member of the Nominating and Corporate Governance Committee of KBR, Inc.
•	Prior audit committee service for a publicly traded company
•	Over 36 years of experience in the energy and oilfield services industry
•	Member of the board of directors of API
•	Various leadership roles in the energy business community

Current Public Company Directorships:

•	KBR, Inc.
•	Occidental Petroleum Corporation
•	ProPetro Holding Corp.

Prior Public Company Directorships:

•	Cameron International Corp

Suzanne P. Nimocks

Age 59 Director since 2010 Independent Director

Principal Occupation: Former Director (Senior Partner) of McKinsey & Company, a global management consulting firm, from June 1999 to March 2010

Business Experience, Specific Qualifications and Skills:

•	McKinsey management consultant for over 20 years, since 1989, including leader of the firm’s Global Petroleum Practice, Electric Power & Natural Gas Practice, Organization Practice, Risk Management Practice and Strategy Practice
•	Member of the firm’s worldwide personnel committees for many years
•	Manager of the Houston office for eight years including significant management expertise gained from managing a large office of an international consulting firm
•	Service on compensation, audit and corporate governance committees of publicly traded companies, including as chairperson of a compensation committee and a finance committee

Current Public Company Directorships:

•	ArcelorMittal
•	Encana Corporation
•	Owens Corning

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Thierry Pilenko

Age 60 Nominee 2017

Principal Occupation: Executive Chairman of TechnipFMC plc

Business Experience, Specific Qualifications and Skills:

•	Former Chairman and Chief Executive Officer of Technip S.A., a leading provider of project management, engineering, and construction services for the energy industry, from April 2007 to January 17, 2017, when FMC Technologies, Inc. consummated its merger with Technip S.A.
•	Chairman and Chief Executive Officer, Veritas DGC, Inc., a seismic services company, from March 2004 to January 2007
•	Managing Director, SchlumbergerSema, a Schlumberger Ltd. company in Paris, from 2001 to March 2004
•	President, Schlumberger GeoQuest from 1998 to 2001
•	Extensive management roles and operating experience at Schlumberger beginning in 1984, including international positions in Europe, Africa, the Middle East and Asia
•	Over 31 years of experience in the oil and energy industry, including CEO leadership positions
•	Significant international oil and energy policy expertise
•	Service on boards and committees of publicly traded companies

Current Public Company Directorships:

•	TechnipFMC plc

Prior Public Company Directorships:

•	Hercules Offshore, Inc.
•	CGG Veritas (formerly Veritas DGC)
•	Peugeot SA

John J. Quicke

Age 68 Director since 2009 Independent Director

Principal Occupation: Chairman of the energy group of Steel Partners Holdings L.P. since January 2016

Business Experience, Specific Qualifications and Skills:

•	Retired as Managing Director and an operating partner of Steel Partners LLC, a global management firm, as of December 31, 2015 (a position held since 2005);
•	Previously served as President, CEO and a director of DGT Holdings Corp. from September 2009 to October 2012
•	Served in various capacities at Sequa Corporation, a diversified manufacturer, including Vice Chairman and Executive Officer (2004-2005), President and COO (1993-2004), and as a director of the company
•	Served as President and CEO of the energy group of Steel Excel, Inc. from March 2013 to December 2015
•	Served as Vice President of Handy & Harman Ltd from 2005 to 2015
•	Board service on ten public companies over 24 years
•	Significant operating experience for over 25 years
•	Financial and accounting expertise, including as a CPA
•	Appointed to Board in 2009 to represent activist shareholder, Steel Partners LLC

Current Public Company Directorships:

•	Aviat Network Systems, Inc.

Prior Public Company Directorships:

•	JPS Industries, Inc.
•	DGT Holdings Corp.
•	Angelica Corporation
•	Layne Christensen Company
•	Handy & Harman Ltd.
•	NOVT Corporation
•	Sequa Corporation
•	Steel Excel, Inc.

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Tore I. Sandvold

Age 70 Director since 2013 Independent Director

Principal Occupation: Executive Chairman of Sandvold Energy AS, an advisory company in the energy business, since September 2002

Business Experience, Specific Qualifications and Skills:

•	Executive Chairman of Petoro AS, the Norwegian state-owned oil company from 2001 to 2002
•	Director General of the Norwegian Ministry of Oil & Energy, with overall responsibility for Norway’s national and international oil and gas policy, from 1990 to 2001
•	Counselor for Energy in the Norwegian Embassy in Washington, D.C. from 1987 to 1990
•	Norwegian Ministry of Industry, Oil & Energy in a variety of positions in the areas of domestic and international energy policy from 1987 to 1990
•	Board member of Lambert Energy Advisory Ltd., Energy Policy Foundation of Norway and Njord Gas Infrastructure
•	Over 31 years of experience in the oil and energy industry
•	Significant international oil and energy policy expertise
•	Service on boards and committees of both private and publicly traded companies

Current Public Company Directorships:

•	Schlumberger Limited
•	Teekay Corporation

Prior Public Company Directorships:

•	Former Chairman and CEO of Misen Energy AB

Charles L. Szews

Age 61 Director since August 2016 Independent Director

Principal Occupation: Chief Executive Officer of Oshkosh Corporation from January 2011 until retirement in December 2015

Business Experience, Specific Qualifications and Skills:

•	Various executive management positions of Oshkosh Corporation, including President and CEO from 2011 to 2012, President and Chief Operating Officer from 2007 to 2011 and Executive Vice President and Chief Financial Officer from 1997 to 2007
•	Significant experience as a member of audit, finance, compensation and nominating and corporate governance committees of publicly traded companies, including as a financial expert
•	Prior to Oshkosh, various executive positions with Fort Howard Corporation for eight years
•	Former auditor with Ernst & Young
•	Former CPA
•	Significant experience with capital allocation, mergers and acquisitions, Lean, new product development, supply chain management and international sales and business management

Current Public Company Directorships:

•	Allegion plc
•	Commercial Metals Company
•	Group 1 Automotive, Inc.

Prior Public Company Directorships:

•	Oshkosh Corporation
•	Gardner Denver Inc.

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BOARD OF DIRECTORS INFORMATION

Board

The Board held 17 meetings in 2017 (4 in-person quarterly meetings and 13 telephonic meetings). All of our incumbent directors attended at least 82% of the meetings of the Board and committees upon which they served during 2017.

Absent exceptional circumstances, directors are expected to attend annual general meetings of shareholders. All of our current directors participated in our annual general meeting of shareholders in 2017.

Committees

The Board has the following committees:

•	Audit Committee
•	Compensation Committee
•	HSE Committee
•	NCG Committee
•	Executive Committee

Only non-executive, independent directors may serve on the Audit, Compensation, and NCG Committees.

Written Charters. Each committee has a written charter. The charters of the Audit, Compensation, HSE and NCG Committees are posted on our website, www.rowan.com under the heading “Our Company/Governance/Governance Documents,” and available in print to any shareholder who requests a copy from the Company Secretary.

Current Committee Composition. The current members of each committee and the number of meetings are shown in the following table. Committee assignments for the remainder of 2018 will be made after the election of directors at the Meeting.

	Audit	Compensation	HSE	NCG	Executive
	Committee	Committee	Committee	Committee	Committee
William E. Albrecht				Chair	Chair
Thomas P. Burke
Thomas R. Hix		Chair
Jack B. Moore
Suzanne P. Nimocks			Chair
Thierry Pilenko
John J. Quicke	Chair
Tore I. Sandvold
Charles L. Szews
Number of Meetings in 2017	6	6	4	4	0

Deemed Audit Committee financial experts by the Board.

The NCG Committee evaluates committee membership annually, and typically makes changes, if any, at the second quarter meeting. New directors are appointed to committees when they join the Board, based on experience, qualifications and committee composition.

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Audit Committee

Members. Messrs. Quicke (Chair) and Szews served on the Audit Committee during all of 2017. Mr. Moore was appointed to the Audit Committee in May 2017.

Primary Responsibilities. The Audit Committee is directly responsible for the engagement, compensation and oversight of both the U.S. independent registered public accounting firm engaged to issue an audit report on our consolidated financial statements and the independent U.K. auditor firm engaged to act as our U.K. statutory auditor. In addition, the Audit Committee oversees our financial and accounting processes, certain compliance matters, performance of our internal audit function and our enterprise risk management assessment.

Independence and Financial Qualifications. The Board has determined that all of the members of the Audit Committee are independent within the meaning of the U.S. Securities and Exchange Commission (“SEC”) regulations and the NYSE rules, and are financially literate and have accounting or related financial management expertise as such qualifications are interpreted by the Board in its business judgment. The Board has determined that each of Messrs. Quicke and Szews are qualified as audit committee financial experts within the meaning of SEC regulations.

Compensation Committee

Members. Mr. Hix (Chair), Mr. Moore Ms. Nimocks and Mr. Quicke served on the Compensation Committee during all of 2017. Mr. Albrecht was appointed to the Compensation Committee in May 2017.

Primary Responsibilities. The Compensation Committee is responsible for, among other things:

•	Reviewing and approving evaluation criteria relevant to CEO compensation;

•	Evaluating the CEO’s performance in light of corporate goals and evaluation criteria in order to make a compensation recommendation to the independent directors of the Company; and

•	Recommending to the independent directors of the Board the compensation for all executive officers.

In addition, the Compensation Committee advises on director compensation, administers the Company’s incentive and equity-based compensation plans, and performs the duties outlined under those plans, including making grants and awards. The Compensation Committee also reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviews at least annually the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk.

Pursuant to its charter, the Compensation Committee has sole authority to retain and terminate any compensation consultant, outside counsel or any other advisors engaged to assist in the evaluation of compensation of directors or executive officers, including sole authority to approve the consultant’s fees and its terms. The Compensation Committee will consider appropriate standards in selecting its compensation consultants consistent with NYSE rules, SEC rules and requirements under the Dodd-Frank Act.

Additional information on the roles and responsibilities of the Compensation Committee is provided in the Compensation Committee’s charter and under the Compensation Discussion and Analysis below.

Independence. The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the NYSE rules.

HSE Committee

Members. Ms. Nimocks (Chair) and Mr. Sandvold served on the HSE Committee during all of 2017. Messrs. Pilenko and Szews were appointed to the HSE Committee in May 2017 and April 2017, respectively.

Primary Responsibilities. The HSE Committee reviews our performance and policies with respect to health, safety and environmental matters and makes recommendations to the Board regarding such matters.

NCG Committee

Members. Mr. Hix and Ms. Nimocks served on the NCG Committee during all of 2017. Mr. Albrecht (Chair) and Mr. Sandvold were appointed to the NCG Committee in May 2017.

Primary Responsibilities. The NCG Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of our Corporate Governance Guidelines. In addition, the NCG Committee assists the Board in developing criteria for open Board positions, reviews background information on potential candidates and makes recommendations to the Board regarding such candidates. The NCG Committee also supervises the Board’s annual review of director independence and the Board’s annual self-evaluation, makes recommendations to the Board with respect to committee assignments and oversees the Board’s director education practices.

Independence. The Board has determined that all of the members of the NCG Committee are independent within the meaning of the NYSE rules.

Executive Committee

Members. Mr. Albrecht (Chair), Dr. Burke, and Messrs. Hix and Quicke served on the Executive Committee during all of 2017. Ms. Nimocks was appointed to the Executive Committee in October 2017.

Primary Responsibilities. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved under the Companies Act to the Board. The Executive Committee meets only when it is delegated authority by the full Board.

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NON-EXECUTIVE DIRECTOR COMPENSATION

Non-executive director compensation elements are designed to:

•	Ensure alignment with long-term shareholder interests;

•	Ensure the Company can attract and retain outstanding director candidates;

•	Recognize the substantial time commitments necessary to oversee the affairs of the Company; and

•	Support the independence of thought and action expected of directors.

Non-executive director compensation levels are reviewed by the Compensation Committee each year, and resulting recommendations are presented to the full Board for approval. The Compensation Committee uses independent consultants, Frederic W. Cook & Co., Inc. (“FW Cook”) and FIT Remuneration Consultants LLP (“FIT”), a U.K. compensation consultant, to provide information on current developments and practices in director compensation. FW Cook and FIT are the same consultants retained by the Compensation Committee to advise on executive compensation, but they perform no other work for the Company.

Non-executive directors receive:

•	annual cash retainers,

•	an annual equity award, and

•	reimbursement of reasonable expenses incurred to attend Board meetings or other functions relating to their responsibilities as a director of the Company.

Reinstatement of 2016 Retainers. In 2016, the Board elected to voluntarily implement a 10% reduction in the Board’s annual cash service retainers (the “Retainer Reduction”). Prior to the Retainer Reduction, there had been no increases to annual Board and committee cash retainers and annual equity award values since 2012. At the time of the Retainer Reduction, the Board committed to re-evaluating the reduction in late 2017. In October 2017, the Compensation Committee re-evaluated the Retainer Reduction in light of non-executive director compensation compared to peer group data and industry practice and recommended that the Board reinstate the Board’s annual cash service retainers to the respective amounts prior to the Retainer Reduction (the “Retainer Reinstatement”). Based on the recommendation by the Compensation Committee, the Board approved the Retainer Reinstatement effective as of November 1, 2017.

Annual cash retainers for non-executive directors in 2017 are set forth in the table below.

	January 1, 2017	December 31, 2017
	Retainer(a)	Retainer(b)
Annual retainer	$72,000	$80,000
Additional retainers:	—	—
Chairman	$135,000	$150,000
HSE and NCG Committee Chairs	$9,000	$10,000
Audit and Compensation Committee Chairs	$13,500	$15,000
(a)	Reflects the Retainer Reduction effective July 2016.
(b)	Reflects the Retainer Reinstatement effective November 1, 2017.

Directors do not receive additional meeting fees.

A significant portion of non-executive director compensation is paid in annual equity awards to align director compensation with the long-term interests of shareholders. In 2017, the annual equity grant for non-executive directors was approximately $200,000 (based on grant date value). Annual equity awards were, at the election of each director, either (i) deferred restricted share units (“Deferred RSUs”), which settle in cash or shares at the discretion of the Compensation Committee upon departure from the Board; or (ii) non-deferred restricted share units (“Non-Deferred RSUs” and, together with Deferred RSUs, “NED RSUs”), which settle in cash or shares at the discretion of the Compensation Committee upon the earlier of the date of the annual general meeting subsequent to the grant date or the first anniversary date of the grant. Dividends with respect to NED RSUs are payable in additional NED RSUs.

New non-executive directors receive a pro-rated annual equity grant. Shares issued in settlement of NED RSUs are subject to the Company’s share ownership requirements.

As a result of being a U.K. company, non-U.K. resident directors are required to file tax returns in the U.K. in addition to their home country. As with our employees who work outside of their home country, the Company offers U.K. tax return preparation services to the non-U.K. resident directors. Fees paid by the Company for these services are approximately $1,450 for each director who chooses to use such services.

Non-executive directors are not entitled to additional payments or benefits as a result of leaving the Board or death, except that any outstanding Non-Deferred RSUs will vest in full upon death. The non-executive directors are not entitled to any payments or benefits resulting from a change in control of the Company.

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2017 Non-Executive Director Compensation

			Grant Date
			Value of
			Additional NED
		Grant Date	RSUs
		Value of Annual	in lieu of Cash
	Fees Earned	Equity Awards	Dividends	Total
Name	($)(a)	($)(b)(c)(d)	($)(c)	($)
William E. Albrecht	162,700	199,994	—	362,694
Sir Graham Hearne	86,516	—	—	86,516
Thomas R. Hix	87,083	199,994	—	287,077
Jack B. Moore	73,333	199,994	—	273,327
Suzanne P. Nimocks	82,500	199,994	—	282,494
P. Dexter Peacock	28,839	—	—	28,839
Thierry Pilenko	44,683	199,994	—	244,677
John J. Quicke	87,083	199,994	—	287,077
Tore I. Sandvold	73,333	199,994	—	273,327
Charles L. Szews	73,333	199,994	—	273,327
(a)	Reflects retainers earned with respect to Board service in 2017.
(b)	On the date of our 2017 annual general meeting of shareholders, each non-executive director received an annual equity grant under the Company’s incentive plan equal in grant date value to approximately $200,000. The value reported reflects the aggregate grant date fair value related to the awards based upon the number of NED RSUs granted and the grant date fair market value of $13.235 per share calculated in accordance with ASC 718. We account for NED RSUs granted to non-employee directors as a liability award under ASC 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 9 of the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the period ended December 31, 2017. As of December 31, 2017, the aggregate number of NED RSUs held by each non-executive director was as follows:

	Number of	Number of
	Non-Deferred	Deferred
Name	RSUs Held	RSUs Held
Albrecht	15,111	5,374
Hix	15,111	40,993
Moore	—	25,866
Nimocks	15,111	43,768
Pilenko	—	15,111
Quicke	15,111	40,993
Sandvold	15,111	22,549
Szews	15,111	8,838
(c)	Pursuant to the terms of the NED RSU award notices, non-executive directors are entitled to receive additional NED RSUs in lieu of cash dividends. However, no dividends were declared during 2017.
(d)	We have not issued share options to non-executive directors since 2004 and there are no outstanding options held by our non-executive directors as of December 31, 2017.

Executive Director Compensation. In 2017, the independent directors of the Board approved a compensation package for Dr. Burke as CEO. Dr. Burke is an employee of the Company and does not receive any additional compensation for serving as a director.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the beneficial ownership of outstanding shares as of March 15, 2018 for the following persons:

•	Each director or nominee;
•	Our NEOs; and
•	All of our directors, director nominees and executive officers as a group.

As of March 15, 2018, none of the shares shown below were pledged. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to the shares shown below. None of the officers or directors owns one percent or more of our shares.

				Aggregate
				Beneficial	Percent of
	RSUs(a)	Shares	Options/SARs(b)	Ownership	Class(c)
Directors (including nominees):
William E. Albrecht	20,485	10,195	—	30,680	*
Thomas P. Burke (NEO)	578,447	233,912	—	812,359	*
Thomas R. Hix	56,104	15,195	—	71,299	*
Jack B. Moore	25,866	—	—	25,866	*
Suzanne P. Nimocks	58,879	1,200	—	60,079	*
Thierry Pilenko	15,111	1,000	—	16,111	*
John J. Quicke	56,104	12,195	—	68,299	*
Tore I. Sandvold	37,660	10,195	—	47,855	*
Charles L. Szews	23,949	—	—	23,949	*
Other NEOs:
Stephen M. Butz	222,318	69,243	—	291,561	*
T. Fred Brooks	93,044	77,395	—	170,439	*
Mark A. Keller(d)	—	—	—	—	*
Mark F. Mai	83,280	—	—	83,280	*
Derek Necaise	31,806	103,716	—	135,522	*
All Directors, Nominees and Executive Officers, including NEOs, as a group (18 persons)	1,446,135	583,208	—	2,029,343	1.6%
*	Ownership of less than one percent of the shares issued and outstanding.
(a)	Includes (i) in the case of non-executive directors, NED RSUs that are vested or will vest on or before May 14, 2018, and (ii) NED RSUs that will vest between March 15, 2018, and May 14, 2018. Deferred RSUs granted to non-executive directors in 2017 and prior vest annually but are not settled (in cash or shares) until termination of service from the Board. Non-Deferred RSUs granted to non-executive directors in 2017 vest upon the earlier of the date of the annual general meeting subsequent to the grant date or the first anniversary date of the grant. For executive officers, RSUs are granted annually and generally vest and are settled in shares in one-third increments annually, other than 284,333 and 116,434 RSUs granted to Dr. Burke and Mr. Butz, respectively, in 2017, which cliff vest four years from the grant date. Unlike restricted shares, RSUs do not carry voting rights prior to the issuance of shares upon settlement.
(b)	Includes shares that could be acquired through May 14, 2018, by the exercise of share options or share appreciation rights (“SARs”). The number of shares issuable under SARs is based on the fair market value per share on March 15, 2018 of $11.82, but excludes SARS for which the exercise price is above that price. All outstanding options are fully vested, other than options granted to Dr. Burke in 2017 which cliff vest four years from the grant date and are therefore not included in this table.
(c)	Based upon 126,889,480 issued and outstanding shares on March 15, 2018, which excludes 1,227,255 shares held by an affiliated employee benefit trust. For purposes of computing the percentage of shares held by the persons above, includes outstanding RSUs, options and SARs for that person and any group of which that person is a member that vest or otherwise could be acquired by such person through May 14, 2018, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.
(d)	Mr. Keller retired as the Company’s Executive Vice President, Business Development on December 31, 2017.

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5% Beneficial Owners. As of March 15, 2018, the Company did not know of any person who beneficially owned in excess of 5% of our outstanding shares, except as set forth in the table below:

5% Beneficial Owner	Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(a) 55 East 52nd Street New York, NY 10055	13,159,340	10.4%
Odey Asset Management LLP(b) 12 Upper Grosvenor Street London, United Kingdom W1K 2ND	10,139,778	8.0%
The Vanguard Group, Inc.(c) 100 Vanguard Boulevard Malvern, PA 19355	10,705,847	8.4%
Dimensional Fund Advisors LP(d) Building One 6300 Bee Cave Road Austin, Texas 78746	9,871,219	7.8%
(a)	As reported on Schedule 13G/A (filed with the SEC on January 17, 2018) by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power over 12,902,131 shares and sole dispositive power of 13,159,340 shares. BlackRock is the beneficial owner of these shares through various of its subsidiaries: BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited.
(b)	As reported on Schedule 13G/A (filed with the SEC on February 14, 2018) by Odey Asset Management LLP (“OAM LLP”). OAM LLP reported sole voting power over 0 shares, shared voting power over 10,139,778 shares, sole dispositive power over 0 shares and shared dispositive power over 10,139,778. Shares reported by OAM LLP represent shares held for the benefit of investment advisory clients of OAM LLP. Odey Asset Management Group Ltd (“OAM Ltd”) is the managing member of OAM LLP, Odey Holdings AG (“Odey Holdings”) is the sole stockholder of OAM Ltd, and Mr. Crispin Odey is the sole stockholder of Odey Holdings.
(c)	As reported on Schedule 13G/A (filed with the SEC on February 7, 2018) by The Vanguard Group, Inc. and certain of its subsidiaries (“Vanguard”). Vanguard reports sole voting power over 128,375 shares, shared voting power over 13,703 shares, sole dispositive power over 10,573,642 shares and shared dispositive power over 132,205 shares. Of the 10,705,847 shares beneficially owned by Vanguard, Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 118,502 shares as a result of its serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 23,576 shares as a result of its serving as investment manager of Australian investment offerings.
(d)	As reported on Schedule 13G/A (filed with the SEC on February 9, 2018) by Dimensional Fund Advisors LP and certain of its subsidiaries (“Dimensional Fund”). Dimensional Fund reports sole voting power over 9,584,452 shares, shared voting power over 0 shares, sole dispositive power over 9,871,219 shares and shared dispositive power over 0 shares. Dimensional Fund furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such as investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund or its subsidiaries may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional Fund disclaims beneficial ownership of such securities. The Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the securities held in their respective accounts.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2017, with management. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A to be filed with the SEC.

Compensation Committee of the Board of Directors

Thomas R. Hix, Chairman
William E. Albrecht
Jack B. Moore
Suzanne P. Nimocks
John J. Quicke

March 28, 2018

In accordance with the recommendation of the Compensation Committee, the Board approved inclusion of the Compensation Discussion and Analysis in this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2017, the Compensation Committee was comprised of Messrs. Albrecht, Hix, Moore and Quicke, Ms. Nimocks, and Sir Hearne, until his retirement from the Board on May 25, 2017, all of whom were independent non-executive directors. None of the Compensation Committee members has served as an officer or employee of the Company, and none of our executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of our Board.

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COMPENSATION DISCUSSION AND ANALYSIS AND U.K. STATUTORY DIRECTORS’ REMUNERATION REPORT (PART I)

Rowan Companies plc is subject to disclosure regimes in the U.S. and U.K. While some of the disclosure requirements in these jurisdictions overlap or are otherwise similar, some differ and require distinct disclosures. As a result, you will find our U.K. statutory Directors’ Remuneration Report (the “Report”) required by English law in two parts: (i) the information included in this Part I (also known as Compensation Discussion and Analysis (“CD&A”), which includes disclosure required by the SEC as well as English law and (ii) the information included in Part II (labeled Annex A), which includes additional disclosure required under English law. Part II shown in Annex A should be read in conjunction with Part I. Pursuant to English law, the Report also forms part of the statutory Annual Accounts and Reports of Rowan Companies plc for the year ended December 31, 2017.

The CD&A describes our executive compensation philosophies and practices, focusing on the named executive officers of the Company (the “NEOs”). Our NEOs for 2017 are:

Officer	Title
Thomas P. Burke	President and CEO
Stephen M. Butz	Executive Vice President and CFO
T. Fred Brooks	Executive Vice President, Operations and Engineering
Mark A. Keller	Executive Vice President, Business Development
Mark F. Mai	Executive Vice President, General Counsel and Company Secretary
Derek Necaise	Senior Vice President, Operations

Rowan is Well Positioned to Navigate the Current Challenging Market

The Offshore Drilling Industry is in the Midst of a Severe Cyclical Downturn

In 2017, the offshore drilling industry continued to be in the midst of a severe cyclical downturn resulting in lower rig utilization and day rates for offshore drillers like the Company. Contributing factors to the downturn included:

•	Budgets for offshore drilling of E&P operators (our customers) generally declined for the third straight year, an event that has not occurred since the 1980s, and drove further contract cancellations and reduced demand in the industry
•	Oversupply of rigs, including newbuild units, in the industry caused worldwide utilization to decline further during the year

In light of the cyclical downturn, several of our industry competitors either filed for bankruptcy protection or completed financial restructurings at the expense of their shareholders.

Responding to the Severe Cyclical Downturn

In response to the severe cyclical downturn, we refocused our strategic priorities on maintaining a sustainable capital structure and positioning the Company to take advantage of a market recovery. To accomplish these priorities, we strive to execute on the following initiatives:

•	Preserve liquidity and maintain a strong balance sheet
•	Optimize profitability in both the short- and long-term
•	Retain proven, high-performing leaders
•	Make opportunistic investments
•	Endeavour to find new ways to improve our reputation as a safe and reliable offshore driller

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Responsiveness to Industry Conditions: Retain and Motivate Executives and Maintain Financial Runway

Our compensation programs for 2017 were designed in support of our strategic initiatives and were focused on retaining executives and maintaining our financial runway.

Strategic Initiative	How it is supported by our compensation programs
Preserve liquidity and maintain a strong balance sheet	• The annual incentive plan includes cash balance as a metric to focus managers on a strong balance sheet • Annual incentive plan payouts were capped at 150% of target to manage cash expenses
Optimize profitability in both the short- and long-term

• Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the highest weighted measure within our annual incentive plan to focus managers on the Company’s profitability and cash flows

• The largest portion of each executive’s compensation is in the form of long-term incentives, which aligns them with the Company’s long-term performance

Retain proven, high-performing leaders

• Restored the executives’ base salaries to their levels prior to the 2016 voluntary reduction, in light of the Company’s strong relative performance throughout the downturn and to remain competitive with peers

• Granted long-term incentive retention awards to the CEO and CFO that cliff vest after four years (more detail on the design of and the rationale for the awards is provided below)

Make opportunistic investments	• Provided long-term incentives with meaningful upside that encourage executives to maximize shareholder returns over the long-term
Maintain our reputation as a safe, reliable, and efficient offshore driller	• Annual incentive plan incorporated key measures focused on operational excellence: Safety (Total Recordable Incident Rate and Total Potential Hurt Rate) and Contracted Non-Productive Time

We are Well-Positioned for Market Recovery

During the severe cyclical downturn, we have well executed our strategic imperatives. This is reflected in our industry leading total shareholder return (“TSR”) (as referenced in the graph below).

Key highlights in 2017 that contributed to our industry-leading TSR include:

•	Successful startup of a groundbreaking partnership with Saudi Aramco through the Company’s joint venture, ARO Drilling, which targets the addition of up to 20 jack-up drilling units over the next 15 years with the largest global user of jack up rigs
•	Strong downtime performance with only 1.1% unbillable downtime fleet-wide
•	Focus on cash flow resulting in a year-ending cash balance of $1.332 billion, up from $1.256 billion in December 2016. This cash balance combined with our undrawn revolver provides us with strong liquidity compared to peers and allows for us to make counter-cyclical investment to improve return on capital

Responsiveness to Shareholders

Shareholders have been supportive of our compensation programs over the past five years and as a result we have received more than 96% shareholder support for our say-on-pay proposals. 2017 was no different as our say-on-pay proposal received support from 96.75% of shares voted. Encouraged by these results, but mindful of the current cyclical downturn in the industry, our Board reached out directly to a meaningful sample of our shareholders to better understand and address any significant areas of shareholder concern regarding our executive compensation programs.

In the first quarter of 2018, we reached out to fifteen of our large shareholders who we believe hold approximately 63% of the issued and outstanding shares of the Company. As a result of this outreach, we were able to conduct one-on-one meetings with five large shareholders holding what we believe to be approximately 29% of the Company’s issued and outstanding shares. In addition, we had discussions with representatives from Institutional Shareholder Services and Glass Lewis. Each of the meetings was attended by our Chairman, Bill Albrecht, and members of our legal and investor

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relations teams. Our Chairman relayed feedback received from our shareholders to the Compensation Committee, who considered this feedback in evaluating opportunities to enhance our executive compensation program. The following summarizes the feedback we received regarding our executive compensation program and what steps we have taken.

Executive Compensation Topic	Shareholder Feedback	Steps Taken:
Annual Incentive Plan (“AIP”) Design

• Enhance disclosure regarding application of the discretionary portion of AIP

• Provide insight into the rigor of establishing EBITDA goals

• Consider use of additional measures (e.g., EBITDA/share, free cash flow, net debt/share)

• For 2018, we have introduced a new financial measure, contract backlog days, to the AIP. In addition, the discretionary portion of the AIP will include specific individual performance goals for the Company’s executives

• In this year’s CD&A, we have included the factors that the Committee considered when determining the payout under the discretionary portion of the AIP

• In this year’s CD&A, we have included a section that discusses our process for establishing goals under the AIP and historical performance against the goals established

• For 2019, we will assess the appropriateness of additional measures within the AIP

Long-Term Incentive Plan (“LTIP”) Design

• Consider capping payouts under the performance unit plan in the event of negative absolute total shareholder return

• Consider introducing a line-of-sight metric (e.g., operational or financial) to the performance unit plan

• Consider eliminating or reducing the weighting of the one-year performance periods within the performance unit plan

• For 2018, payouts under the LTIP will be capped at target if TSR is negative through the implementation of an absolute and relative TSR matrix

• For 2019, we will continue to evaluate the appropriateness of the current measures and measurement periods within the performance unit plan

Retention Awards

• Disclose the Committee’s rationale for granting retention awards

• Prefer that the Company not grant retention awards but understand that there is sometimes a business case for making these types of awards

• In this year’s CD&A, we have included a section that discusses the 2017 retention awards granted to the CEO and CFO. This section includes the rationale for the awards, the amount of the awards, and the structure of the awards

• No retention awards have been awarded to our executive officers in 2018

2017 Special Retention Awards Help Retain World-Class Executive Team

On February 22, 2017, we granted retention awards to our CEO and CFO in the form of equity incentives. The grant date fair value of the award to the CEO totaled $7.5 million and were granted as $5.0 million in the form of RSUs and $2.5 million in the form of stock options (using the grant date fair value of the awards). The grant date fair value of the award to the CFO totaled $2.05 million and they were granted 100% in the form of RSUs. The design of the awards is intended to align the executives’ interests with those of our shareholders through the market downturn by incorporating the following elements:

•	Equity-Based: The awards correlate with the Company’s stock price and provide additional alignment with shareholders. In the case of the CEO’s awards, the stock options will not have any value unless the Company’s share price increases above the grant date price in the long term. The Compensation Committee concluded that equity was a better medium for the incentive notwithstanding the entire amount of the award being included in the summary compensation table in 2017 despite the award’s cliff vesting after four years.
•	Long-Term Cliff Vesting: The awards cliff vest after four years and will be forfeited if the executive voluntarily terminates employment without good reason or if the executive is terminated by the Company with cause. If the executive is terminated by the Company without cause or the executive terminates with good reason, in either case not in connection with a change-in-control, the executive will receive a pro-rated portion of the award based upon the length of service from the grant date through the applicable termination date.
•	Double-Trigger Change-in-Control Vesting: Upon a change-in-control, the awards will only accelerate if there is a qualifying termination event, as described in detail below.

Process and Rationale for the Awards

The Board elected to grant the retention awards after a thorough review process that incorporated feedback from our independent executive compensation consultant, FW Cook. This process began in the fall of 2016 and culminated with the retention grants made to CEO and CFO in February 2017.

When evaluating the need for the CEO and CFO retention awards, the Compensation Committee evaluated the following factors:

•	Market demand for high-quality executives within the broader energy industry
•	The important contributions of the executives, including the negotiation of the groundbreaking partnership with Saudi Aramco and the further extension of the Company’s financial runway
•	The Company’s strong relative financial and shareholder performance compared to the offshore drilling industry
•	The portability of the executives to industries not currently facing a cyclical downturn

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•	The value to the organization of leadership continuity through a protracted market downturn
•	The executive’s total target compensation levels versus the market levels of similarly-situated executives in our compensation peer group (as referenced in the graphs below)
•	In addition, the Compensation Committee considered the CEO’s exceptional performance against the individual goals set by the Compensation Committee in each of the following seven categories: (i) leadership, (ii) strategic vision and management, (iii) financial and operating results, (iv) external relations, (v) board relations, (vi) human capital management and development, and (vii) health, safety, environment and legal and regulatory affairs.

When evaluating the design of these retention awards, the Compensation Committee evaluated the following objectives:

•	Ensuring the grants motivated the executives to improve shareholder returns
•	Preserving cash liquidity for the Company
•	Providing greater alignment between the executives and the Company’s shareholders
•	Increase the economic incentive for the executives to remain with the Company throughout the anticipated protracted market downturn

CEO Competitive Positioning (Pre- and Post-Retention Awards)

The tables below illustrate the CEO’s target compensation for 2017 versus the peers prior to the grant of the retention awards and after the grant of the retention awards (at both Rowan and the peers). Even after considering the annualized value of the retention awards, the CEO remained positioned below the median of the peer group for target total direct compensation (base salary, target bonus, and target long-term incentives).

CFO Competitive Positioning (Pre- and Post-Retention Awards)

The tables below illustrate the CFO’s target compensation for 2017 versus the peers prior to the grant of retention awards and after the grant of retention awards (at both Rowan and the peers). Even after considering the annualized value of the retention awards, the CFO was positioned near the median of the peer group for target total direct compensation.

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Ultimately, the Compensation Committee decided that the grants in the amounts awarded would provide an appropriate retention incentive when delivered through equity that cliff-vested after four years, that the use of equity more appropriately aligned our CEO’s and CFO’s interests with those of our shareholders than a cash award, and that the four-year cliff vesting was consistent with the Compensation Committee’s objective of providing an incentive that would motivate these individuals through the industry downturn.

Compensation Philosophy and Goals

Our compensation philosophy is to offer pay programs that help retain executive talent and motivate executive management to make prudent decisions leading to the long-term creation of shareholder value. In order to do this, our compensation programs must be tailored to the offshore drilling industry, emphasize pay-for-performance, and incorporate compensation and governance best practices.

Compensation Tailored to Offshore Drilling Industry

We operate in a highly cyclical and competitive global offshore drilling market with relatively few publicly traded peers. The offshore drilling environment is strongly influenced by the factors shown below that significantly affect strategic long-term decision making and company performance over time. Retaining and motivating executives who understand and can evaluate this complex business and operating environment is key to our success. We believe the design of our executive compensation programs encourages good long-term business decisions, particularly during a market downturn. Most notably, these influences are seen in the following:

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Pay-for-Performance

The Compensation Committee believes that the Company’s programs are designed to benefit shareholders through stringent pay-for-performance requirements, while still permitting the Company to effectively compete for and retain executive talent in the offshore drilling industry.

The CEO Target and Realizable Pay vs Market Realized Pay chart on the left compares our CEO’s three-year target and realizable total direct compensation to the median target and realizable total direct compensation of the CEOs of our compensation reference peers. Over the past three years, our CEO’s realizable compensation exceeded target compensation by approximately $3.1 million due primarily to the Company’s outstanding annual performance which resulted in above-target bonus payouts, and the Company’s strong relative TSR performance over successive three-year periods which resulted in above-target payouts on performance units for the 2013-2015, 2014-2016 and 2015-2017 awards.

The CEO Pay-for-Performance Alignment graph on the right illustrates the alignment of the Company’s pay and performance relative to that of its compensation reference group by comparing the percentile rank for three-year realized pay to the percentile rank for TSR for the three-year period from January 1, 2015 through December 31, 2017.

Over the past three-years, Rowan has ranked the highest in TSR and the highest in realizable pay, indicating strong alignment between our pay and performance.

For purposes of the chart on the left, target total direct compensation for the past three years is comprised of the following compensation elements: base salary paid; target bonus opportunity; grant date fair value of RSUs and target value of PUs.

Realizable total direct compensation for the past three years is comprised of the following compensation elements: base salary paid; actual bonus paid; the intrinsic value of share options and SARs (if applicable) granted over the past three years using the December 29, 2017 closing price; the value of RSUs granted over the past three years using the December 29, 2017 closing share price; and actual performance unit cash payouts for the performance periods completed during the past three years. For this analysis, no value is included for the performance units granted in 2016 and 2017 because the performance periods are not yet complete.

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Compensation Best Practices

What We Do
Maintain share ownership guidelines and retention requirements
Maintain clawback provisions that allow us to recoup compensation made under our incentive plans
Use independent compensation consultants
Use relative TSR metric for our PUs
Perform an annual risk assessment of our executive compensation programs
Prohibit hedging and pledging by insiders
Provide at least 50% of our ongoing long-term incentive mix in the form of performance-based awards
What We Don’t Do
Provide excise tax gross-ups to executives
Allow “single-trigger” cash payments upon a change-in-control
Allow repricing of underwater stock options without shareholder approval
Provide employment agreements to NEOs
Provide significant perquisites to NEOs

The Compensation Committee discussed the use of a single metric for our PUs. The Compensation Committee concluded that for an award with the desired duration of three years and for an industry as volatile as offshore drilling, relative TSR provided an optimal measure that took into account the many facets that impact our share price. The Compensation Committee also considered the diverse metrics used in the Company’s annual incentive plan.

Company’s Compensation Reference Group

Recruiting, hiring, retaining and motivating executives and employees with specialized industry experience necessary to manage and operate our global offshore drilling business is key to our success. Compensation levels and practices in the offshore drilling industry are significantly influenced by highly specialized offshore drilling industry experience rather than by company size. The Compensation Committee strongly believes that we must compare our executive pay with pay of the most similar offshore drilling reference companies, regardless of size.

Process for Developing the Compensation Reference Group and Performance Peer Group

The Company utilizes two different reference groups for compensation decisions:

•	A compensation reference group, which is used to compare executive compensation and to generate information related to broader pay practices (the “Compensation Reference Group”); and
•	A performance peer group, which is used to measure relative TSR performance for the Company’s PUs (the “Performance Peer Group” and, together with the Compensation Reference Group, the “Reference Groups”).

Each year, the Compensation Committee, with its independent compensation consultant, FW Cook, reviews the appropriateness of the Company’s Reference Groups using the following process:

It is both the Compensation Committee’s and FW Cook’s objective view that the Company’s selected Reference Groups listed below are the most appropriate group of companies against which both pay and performance should be compared.

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2017 Reference Groups

In 2017, the Compensation Committee used the following Compensation Reference Group for its executive compensation and pay practice analysis and Performance Peer Group for the relative TSR calculation for the PUs:

Company	2017 Compensation Reference Group	2017 Performance Peer Group for PUs
Atwood Oceanics, Inc.(a)
Diamond Offshore Drilling, Inc. (DO)
Ensco plc (ESV)
Noble Corp plc (NE)
Seadrill Limited(b) (SDRL)	N/A(c)
Transocean Ltd. (RIG)
(a)	On October 6, 2017, Atwood Oceanics, Inc. was acquired by Ensco plc.
(b)	On September 12, 2017, Seadrill Limited filed for relief under chapter 11 of the United States Bankruptcy Code.
(c)	Seadrill is in our Performance Peer Group but was not used in our Compensation Reference Group because compensation data was not publicly available.

How We Use Our Compensation Reference Group

We use the compensation reference group:

•	As an input, along with compensation survey data, in developing base salary ranges, annual incentive targets and long-term incentive award ranges
•	To evaluate share utilization by reviewing overhang levels and annual run rate
•	To evaluate the form and mix of equity awarded to NEOs
•	To evaluate share ownership guidelines and other compensation practices
•	To assess the competitiveness of total direct compensation awarded to NEOs
•	As an input in designing compensation and benefit plans

The Compensation Committee takes into account the varying sizes of companies in the offshore drilling reference group when making pay decisions. Targets for annual and long-term incentive compensation are based on market comparisons with a view to having a significant percentage of variable compensation dependent on individual and company performance.

The Compensation Committee reviews comparative information among our reference group for each component of compensation compiled by FW Cook. The Compensation Committee has deliberately not set a percentile target for compensation but rather subjectively considers the competitive conditions and the circumstances of each NEO’s situation, including experience, scope of responsibility, tenure in current position, retention needs and individual performance. FIT Remuneration Consultants LLP, the Compensation Committee’s U.K. compensation consultant, also advises the Company on U.K. compensation issues and practices.

Changes to our 2018 Compensation Reference Group

In 2017, the offshore drilling industry underwent a number of significant changes, including industry consolidation, new entries into the offshore drilling market and several financial restructurings. These events impacted several of the companies that we had previously selected for our Reference Groups in 2017 and reduced the number of comparators to four. As a result, the Compensation Committee sought to expand the Reference Groups in order to ensure a large enough sample size for both compensation benchmarking and performance measurement.

In February 2018, our Compensation Committee, following an intensive review process with FW Cook, revised both our Compensation Reference Group and our Performance Peer Group to include other oilfield services companies and land drillers (i.e., broader energy companies) in addition to offshore drilling companies. The comparators outside of the offshore drilling industry were selected and screened based on assets rather than revenue to provide a better reflection of the complexity and asset heavy nature of the offshore drilling industry.

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The Committee intends to use the offshore drillers as the primary comparator group for assessing the competitiveness of our pay programs and pay practices whereas the broader energy companies will be used as a secondary analysis.

Company	2018 Compensation Reference Group	2018 Performance Peer Group for PUs
Diamond Offshore Drilling, Inc.
Borr Drilling Limited
Ensco plc
Helmerich & Payne, Inc.
Nabors Industries Ltd.
Noble Corporation plc
Oceaneering International, Inc.
Oil States International, Inc.
Patterson-UTI Energy, Inc.
Superior Energy Services, Inc.
Transocean Ltd.
Weatherford International plc

Elements of Executive Compensation

We have three primary elements of total direct compensation for NEOs:

•	base salary

•	annual short-term incentive

•	annual long-term equity-based awards under our long-term incentive plan

Approximately 84% of our CEO’s and 78% of our other NEOs’ total direct compensation is performance-based and not guaranteed. We also provide various retirement and benefit programs and limited business-related perquisites.

What We Pay and Why We Pay

What We Pay	Why We Pay
Base Salary	• To attract and retain talent • Fixed base of cash compensation
Annual Incentive	• To drive achievement of key business results on an annual basis • To recognize individuals based on their contributions • Performance-based and not guaranteed
Long-Term Equity Compensation	• To directly tie interests of executives to the interests of our shareholders • To retain and motivate key talent • PUs are performance-based and not guaranteed
Benefits

• To provide a safety net to protect against the financial catastrophes that can result from illness, disability or death

• NEOs generally participate in the same benefit plans as the broader US employee population

• Includes medical, dental, life and disability plans

Perquisites	• Limited perquisites
Retirement Programs

• To provide for basic retirement needs and as an additional means to attract and retain employees

• Includes pension plans, retirement savings plans and a benefit restoration plan

• Ensures long term benefits will incentivize executive until retirement

The balance among the three elements of total direct compensation is established annually by the Compensation Committee and is designed to recognize past performance, retain key employees and encourage future performance. When conducting its annual deliberations, the Compensation Committee reviews each component against both historical and recent comparative statistics as well as anticipated trends in compensation with comparisons to the reference group. The Compensation Committee also considers pay and employment conditions of other employees within the Company in determining executive compensation. The Compensation Committee believes that the design of our compensation program is appropriate and competitive.

The Compensation Committee does not target a specific percentile of the market data, but instead takes into consideration the competitive conditions and the circumstances of the individual, such as scope, responsibilities and complexity of the position, tenure, level of expertise and subjective judgment of individual performance. There is no specific weighting given to each factor.

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Pay Mix

Variable compensation, which includes annual cash bonus and long-term incentives, represents approximately 84% of total compensation for our CEO, and approximately 78% for our other current NEOs.

In deriving this figure, we consider our NEOs’ total compensation pay to include 2017 salary rate, target bonus, target long-term equity and other (including perquisites). We do not include in this calculation the increase in actuarial value of a historic pension plan shown in the summary compensation table because that figure is based on pension plan accounting and is not indicative of any change in compensation that the NEOs have or may ultimately realize. This figure also excludes the retention awards made to the CEO and CFO.

Base Salary

Base salaries for our NEOs are determined annually by the Compensation Committee. For each NEO, the Compensation Committee reviews pay information for such position among our Compensation Reference Group to ensure that NEO salaries remain competitive. For the CEO, the Compensation Committee reviews and discusses the Board’s evaluation of the CEO’s annual performance and makes preliminary determinations. For NEOs other than the CEO, the Compensation Committee reviews the performance of such NEOs and receives an annual recommendation from the CEO as to suggested compensation adjustments, if any.

The Compensation Committee may recommend adjustments to base salary for annual merit increases, due to promotions or changes in role or to reflect market factors. No increase in base salary is automatic or guaranteed. The Compensation Committee then recommends the compensation for all NEOs, including the CEO, and a committee of the independent directors of the Board approves final compensation decisions after this recommendation.

2017 Base Salary Decisions

Increases in Base Salaries. In light of his strong performance over the past year and his positioning versus his peers at the other offshore drillers, the Compensation Committee elected to increase the base salary for Mr. Butz from $420,000 to $465,000 in November of 2017. Mr. Brooks received an increase in base salary in February of 2017 from $309,989 to $400,000, which Mr. Brooks voluntarily reduced by 10% to $360,000, in connection with his promotion to Executive Vice President, Operations and Engineering. In addition, the Compensation Committee increased Mr. Brooks’ base salary again in August of 2017 from $400,000 to 425,000, which Mr. Brooks voluntarily reduced by 10% to $382,500, to bring his compensation in line with his peers at the other offshore drillers. Mr. Mai’s salary was increased to reflect a restoration of his salary on August 1, 2017, as a result of discussions in connection with his hire on May 18, 2017.

Restoration of Executive Pay. Despite the fact that Rowan was at the top of the peer group in terms of relative TSR for the past three years, the Company’s executive officers voluntarily reduced salary and target bonus opportunity by 10% effective July 1, 2016 for a period of at least one year, despite no other member of the Company’s Compensation Reference Group taking a similar reduction. In October 2017, the Board reviewed this reduction and, taking into consideration the Company’s continued performance throughout the downturn and compensation of the Company’s peers, restored the salaries of the Company’s affected executive officers effective November 1, 2017.

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Executive	January 1, 2017 Base Salary		December 31, 2017 Base Salary(a)	2017 Earnings
Burke		$720,000	$800,000	$733,333
Butz(b)		$378,000	$465,000	$392,500
Brooks(c)		$309,989	$425,000	$372,291
Keller		$428,314	$475,904	$436,245
Mai(d)	$	N/A	$400,000	$238,912
Necaise		$304,042	$337,824	$309,672
(a)	Reflects the restoration of each individual’s base salary following the recession of the 2016 10% reduction in base salaries effective November 1, 2017.
(b)	Mr. Butz received an increase in base salary effective November 1, 2017.
(c)	Mr. Brooks received an increase in base salary effective February 1, 2017, and an additional increase effective August 1, 2017.
(d)	Mr. Mai joined the Company on May 18, 2017. Mr. Mai agreed to start with a 10% reduction in base salary based upon the voluntary reduction agreed by Mr. Mai’s predecessor, Melanie Trent. Mr. Mai’s salary was restored on August 1, 2017.

Annual Incentive Compensation

We provide incentive compensation to our executive officers in the form of an annual cash incentive bonus for the purpose of rewarding and recognizing their contributions toward approved Company goals and metrics and encouraging further individual contributions to shareholder value. In 2017, approximately 450 employees, including our NEOs, participated in the Company’s annual incentive plan (“2017 AIP”). Each participant in the 2017 AIP had an incentive target denominated as a percentage of base salary. For 2017, the NEOs were eligible to receive incentive target payments at the target percentages in the table below.

Executive	AIP Target Multiple on January 1, 2017	AIP Target Multiple on December 31, 2017(a)(b)
Burke	100%	100%
Butz	70%	70%
Brooks(c)	60%	70%
Keller	70%	70%
Mai	N/A	70%
Necaise	60%	60%
(a)	Except for changes to 2017 AIP percentages in connection with promotions or new hires occurring during the year, 2017 AIP percentage targets are generally effective April 1st of each year. Actual 2017 AIP amounts are pro-rated based on the target percentage in effect January 1 through March 31 of each year and the increased target percentage, if any, in effect from April 1 through December 31 of each year.
(b)	Base salaries as of December 31, 2017 were used for purposes of calculating 2017 AIP payments to NEOs and other executive officers, except in connection with promotions occurring during the year. In the event of an increase in the targeted percentage due to a promotion, the 2017 AIP payment is prorated based upon the pre-promotion base salary and target percentage for periods prior to the promotion and the new base salary and target percentage for periods following the promotion.
(c)	Mr. Brooks received an increase to his 2017 AIP target effective February 1, 2017, in connection with his promotion to Executive Vice President, Operations and Engineering. Mr. Brooks’ 2017 AIP was prorated at 60% through February 1, 2017, and at 70% thereafter.

The target percentage levels for each executive were originally set based on a review of target bonus levels of our compensation reference group and the executive’s relative position, responsibilities and title within the Company.

The 2017 AIP required the Company to achieve an initial performance hurdle of at least $10 million of EBITDA or at least $1 million of pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items, or $100 million of gross margin. The initial threshold performance goals were established by the Compensation Committee to preserve the deductibility of any 2017 AIP payments that were intended to qualify as performance-based compensation under Section 162(m) of the Code for federal income tax purposes and did not necessarily represent the actual financial results we expected to achieve. When this threshold performance hurdle was met, a bonus pool under the 2017 AIP for all 2017 AIP payments was funded at the maximum bonus opportunity but remained subject to downward adjustment based on the Company’s performance against the financial, operational and strategic metrics shown below and other factors considered by the Compensation Committee. Determination of whether the performance criteria are met is made by the Compensation Committee after the end of each performance period. While this design was intended to preserve deductibility under tax regulations, the Compensation Committee reserves the right to grant non-deductible compensation and there is no guarantee that compensation payable pursuant to the Company’s compensation programs will ultimately be deductible.

2017 AIP: Financial, Operational and Strategic Performance

For the Company’s 2017 AIP, the Compensation Committee certified that the Company met the initial funding hurdles described above and the bonus pool for executive officers was fully funded, with the actual AIP percentage payout determined by the Compensation Committee based on the Company’s performance against the financial, operational and strategic objectives included in the 2017 AIP below.

The 2017 AIP comprises a metrics component representing 75% of the bonus value and a discretionary component representing 25%. The payout under the 75% metrics component may range from 0% to 200% depending on performance against the metrics (0% to 150% on a weighted basis); however, at management’s recommendation, that component was capped at 150% (112.5% on a weighted basis) for executive officers in light of the challenging industry environment. The discretionary 25% component may range from 0% to 50% on a weighted basis.

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2017 Performance on Metrics

Metrics Component. For 2017, outstanding achievement of the AIP metrics that determine 75% of the bonus plan resulted in a 138.2% payout:

	2017 Performance Goals
Performance Measure	Threshold* (50% of target)	Target (100% of target)	Maximum (200% of target)	Actual Performance	Resulting % of Target Achieved	X	Weighting	=	Weighted % of Target Earned
Adjusted EBITDA(a)	$349.5	$436.9	$524.3	$487.7MM	157%		50%		78%
Change in Cash Balance(b)	$1,100.5	$1,209.5	$1,318.5	$1,352.3MM	200%		20%		40%
Total Recordable Incident Rate (“TRIR”)(c)	≥0.9	0.7	≤0.5	1.08	0%		15%		0%
Total Potential Hurt Rate (“TPHR”)(d)	≥6.0	5.0	≤4.0	6.22	0%		5%		0%
Contracted Non-Productive Time (“NPT”)(e)	≥3.25%	2.75%	≤2.25%	2.26%	198%		10%		20%
TOTAL									138.2%
*	There is no AIP payout below this threshold. AIP payout is interpolated between 50% and 100% and between 100% and 200%.
(a)	The actual performance level above reflects the following: (i) a positive adjustment to remove the negative 2017 impact of the blend and extend contract on the Rowan Viking, (ii) a negative adjustment to remove the impact of accelerated earnings into 2017 due to the rate increase for the Rowan Resolute and (iii) a negative adjustment to remove the impact of accelerated earnings into 2017 from the contract termination on the Rowan Reliance.
(b)	Given the prolonged industry downturn, the Company kept the cash metric for the 2017 AIP to focus management on maintaining a strong cash and liquidity position. Change in cash balance is the change in cash from the end of the prior year compared to the end of the current year utilizing a 30-day average cash balance from December 15 through January 15, adjusted for special circumstances such as share or debt repurchases, blend and extend contract amendments, contract terminations, acquisitions and other unique circumstances.
The actual performance level above reflects the following: (i) a positive adjustment to account for year-to-date debt repurchases in excess of those budgeted, (ii) a positive adjustment to remove the negative 2017 impact of the blend and extend contract on the Rowan Viking, (iii) a negative adjustment to remove the impact of accelerated earnings into 2017 due to the rate increase for the Rowan Resolute, and (iv) a negative adjustment to account for certain tax liabilities deferred until 2018.
(c)	Derived from our internal incident reporting by comparing the trailing TRIR with Company goals.
(d)	TPHR is derived from our internal incident reporting by comparing the trailing TPHR with Company goals and focuses on the severity or potential severity of incidents.
(e)	NPT refers to any period when a rig is on location and under contract but was not operational due to equipment failure or other unplanned stoppage. Represents the percentage of total offshore contracted hours down versus the total offshore hours (excluding significant periods of standby hours). NPT excludes hours for inspections and planned maintenance.

Rigor of AIP Goals

Each year, the threshold, target and maximum levels for each performance metric are rigorously evaluated by the Compensation Committee by considering any changes to the Company’s business or operations, previous years’ targets, actual performance levels, management’s budget estimates and expected market and operating conditions.

Although the Company strives for continuous year-over-year improvement in all areas of its business, the Compensation Committee recognizes that AIP target levels should reflect goals which are rigorous yet reasonable and consider market conditions and prior performance. All but one metric from the prior year were set at more aggressive target levels in 2017, with EBITDA set below the prior year in light of the continuing decline in the offshore drilling industry and the Company’s substantially lower contract backlog entering 2017.

EBITDA. The Company’s EBITDA target is set each year by comparison to the Company’s annual budget, which reflects contract backlog, assumed uncontracted work and expected operating and SG&A costs. Given the continuing decline in the offshore drilling market and reduced worldwide fleet utilization across the industry, the EBITDA target for 2017 was set below the prior year, with the 2017 target reduced to $436.9 million from $814.7 million in 2016. Despite low commodity prices, reduced operator spending, low worldwide fleet utilization and an overcapacity of drilling rigs, the Company successfully exceeded the 2017 EBITDA target primarily due to strong operational performance and aggressive cost reductions.

*	Includes the following adjustments: (i) a positive adjustment to remove the negative 2017 impact of the blend and extend contract on the Rowan Viking, (ii) a negative adjustment to remove the impact of accelerated earnings into 2017 due to the rate increase for the Rowan Resolute and (iii) a negative adjustment to remove the impact of accelerated earnings into 2017 from the contract termination on the Rowan Reliance.

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The chart below illustrates that despite revenue decreasing between 2016 and 2017 due to a deteriorating offshore drilling market, the Company continued to successfully reduce operating costs and SG&A year over year to attain higher than budgeted EBITDA in both 2016 and 2017.

*	Includes the following adjustments: (i) a positive adjustment to remove the negative 2017 impact of the blend and extend contract on the Rowan Viking, (ii) a negative adjustment to remove the impact of accelerated earnings into 2017 due to the rate increase for the Rowan Resolute and (iii) a negative adjustment to remove the impact of accelerated earnings into 2017 from the contract termination on the Rowan Reliance.

Total Recordable Incident Rate. TRIR targets have been set at or below prior year’s targets since 2012 and included a 20% reduction in the TRIR target from 2015 to 2016.

Contracted Non-Productive Time. NPT targets and performance levels have varied over the last several years, primarily due to the Company’s entry into the deepwater drilling sector with four newly constructed drillships. However, the Compensation Committee set the 2017 NPT target at 2.75%, lower than the NPT target of 3.2% in 2016.

Discretionary Component

In determining the payout for the 25% discretionary component, the Compensation Committee reviewed, among other things, the Company’s operational and financial accomplishments of the year, absolute and relative share price performance, the Company’s liquidity profile, considering strategic transactions, and continuous improvement efforts that might not be reflected in the 75% metrics component. The Compensation Committee commended the management team for successfully executing several transactions including the successful start-up of the Company’s joint venture with Saudi Aramco after being selected over a number of our competitors, significant work progressing key strategic initiatives, including the purchase of the P-59 and P-60 at distressed valuation levels, strong relative total shareholder return performance through the industry downturn, and several continuous improvement initiatives to enhance operational performance. The Compensation Committee determined that management had achieved admirable performance in 2017 during the protracted downturn as reflected in the Company’s relative stock performance and improved liquidity position. However, given the continued challenging market conditions in the offshore drilling sector, the Company’s negative absolute TSR for 2017, the Company’s failure to meet the 2017 safety goals for TRIR and TPHR and the Company’s decline in contracted backlog during 2017, the Compensation Committee set the discretionary portion at 100% or 19.4% on a weighted basis, reducing the total bonus pool for NEOs under the 2017 AIP to 128.65%.

The CEO made initial recommendations to the Compensation Committee regarding payouts to his direct reports, including the NEOs, based on individual performance. The Compensation Committee recommended and the independent members of the Board approved the 2017 AIP payouts for NEOs as follows:

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Individual AIP Calculation

Executive Officer	2017 Target AIP Opportunity	2017 Actual AIP Payout(a)
Burke	$800,000	$1,029,200
Butz	$325,500	$418,756
Brooks(b)	$288,579	$371,257
Keller	$333,133	$428,576
Mai(c)	$173,600	$223,336
Necaise	$202,694	$260,766
(a)	Base salaries as of December 31, 2017, were used for purposes of calculating 2017 AIP payments to NEOs and other executive officers, except in connection with promotions occurring during the year. In the event of an increase in the targeted percentage due to a promotion, the 2017 AIP payment is prorated based upon the pre-promotion base salary and target percentage for periods prior to the promotion and the new base salary and target percentage for periods following the promotion.
(b)	The target 2017 AIP opportunity for Mr. Brooks is pro-rated for his promotion on February 1, 2017.
(c)	Mr. Mai joined the Company on May 18, 2017 and his 2017 AIP target opportunity is prorated for his date of hire.

Long-Term Incentive Compensation

Our long-term incentive program allows our NEOs to earn compensation over a number of years as a result of share price performance and/or sustained financial performance over multiple years. Consistent with our at-risk pay philosophy, long-term incentives comprise a significant portion of our NEOs’ compensation package.

For 2017, the long-term compensation program for NEOs was composed of RSUs and PUs described below. A primary objective of the long-term incentive plan is to align the interests of NEOs with those of our shareholders and further our strategic goals.

Incentive Award	% of Total Incentive Awards in 2017(a)	Company Goals	Future Value Dependent On
RSUs	50%	Retain executive talent; drive share performance	Share price appreciation
PUs	50%	Motivate executives to outperform peers and retain executive talent	TSR relative to peers
(a)	The percentage for each element of compensation may change from year to year in the future as governance standards evolve or market conditions change.

Restricted Share Units (“RSUs”)

RSUs provide our NEOs the opportunity for capital accumulation and long-term incentive value. As share price increases, the NEOs reward increases as does shareholder value. Additionally, RSUs are intended to aid in the retention of NEOs through the use of long-term vesting (generally one-third increments annually after the original grant date).

Performance Units (“PUs”)

PUs represent a significant portion of our long-term incentive compensation program. Our PUs have a target value of $100 per unit, cliff vest on the third anniversary of the grant date and payout is achieved based on the Company’s relative TSR over multiple performance periods. For PUs awarded in 2017, the Compensation Committee has discretion to settle PUs in cash, shares or a combination of both.

The PUs are designed to align our executives’ interests with those of our shareholders by focusing a significant portion of the executives’ long term incentive award on relative TSR over the long term. In addition, the use of relative TSR as a performance measure helps to mitigate the volatility in goal setting for incentive plans in the energy industry.

Performance Unit Metric: Relative TSR. The payout with respect to the PUs is determined by comparing relative TSR performance among our offshore drilling peers and interpolating our results with the companies just above and just below us as follows. If the Company is at the bottom of the peer group for any performance period, there will be no cash value attributable to that period.

Performance Rank	7th	6th	5th	4th	3rd	2nd	1st
Unit Value	0%	33%	67%	100%	133%	167%	200%

Performance Measurement Periods. To further address incentive plan volatility, amounts payable under PU awards are based upon the Company’s performance during four performance measurement periods:

•	one three-year performance measurement period ending on December 31 of the third calendar year of measurement; and
•	three one-year performance measurement periods within that three-year period.

Annual Performance Periods Keep Management Motivated and Provide Line of Sight. As of the end of each of the four performance measurement periods, the Company’s relative TSR is measured against the performance of our peer group to determine 25% of the PU award value. Except as noted below, there is no payout with respect to the PUs until the end of the three-year cliff vesting period (typically in early spring), but the Company calculates the annual measurement amounts and informs holders of anticipated achievement annually. This design feature provides a better line of sight for participants during the three-year period compared to other plan designs, and payout volatility is reduced by spreading the measurements over three consecutive one-year periods and incorporating a fourth measurement covering the entire three-year performance period.

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This multiple measurement period approach preserves management’s incentive to perform over a three-year period and, combined with overlapping grants of PUs, also provides our NEOs with a meaningful incentive to provide superior sustainable returns to shareholders over the long-term.

The 2015, 2016 and 2017 PUs involve four performance measurement periods as follows.

	2015 Performance Units	2016 Performance Units	2017 Performance Units
25%	One-Year Period (2015)	One-Year Period (2016)	One-Year Period (2017)
25%	One-Year Period (2016)	One-Year Period (2017)	One-Year Period (2018)
25%	One-Year Period (2017)	One-Year Period (2018)	One-Year Period (2019)
25%	Three-Year Period (2015 to 2017)	Three-Year Period (2016 to 2018)	Three-Year Period (2017 to 2019)

Depending on relative TSR performance, the payout of vested PUs will range from 0% to 200% of the initial unit value of $100. An employee who terminates employment with the Company (other than for retirement) prior to the end of the three-year cliff vesting period will not receive any payout of PUs unless the payout is approved by the Compensation Committee or such termination of employment results in accelerated vesting of the PUs, as described in further detail below. Vested PUs will be settled in cash at the end of the three-year vesting period or, if earlier, upon a change in control of the Company. Beginning with respect to PUs awarded in 2016, the Compensation Committee has discretion to settle PUs in cash, shares or a combination of both.

The Compensation Committee discussed the use of a single metric for our PUs. The Compensation Committee concluded that for an award with the desired duration of three years and for an industry as volatile as offshore drilling, relative TSR provided an optimal measure that took into account the many facets that impact our share price. The Compensation Committee also considered the diverse metrics used in the Company’s annual incentive plan.

2017 Long Term Incentive Targets Multiples

The Compensation Committee determined the total value of all RSUs granted to NEOs (based on grant date fair value) and cash-based PUs awarded to NEOs (based on target value) as a multiple of base salary based on comparative market data provided by the Compensation Committee’s compensation consultant. The long-term incentive target multiples for each NEO in 2017 were as follows.

Executive	% Increase/Decrease from Year End 2016	2017 Target Multiple (% of Base Salary)
Burke	0%	450%
Butz(a)	8%	350%
Brooks(b)	18%	325%
Keller	0%	325%
Mai	N/A	325%
Necaise	0%	275%
(a)	Mr. Butz received an increase to his 2017 long-term incentive target multiple in connection with his pay increase in 2017.
(b)	Mr. Brooks received an increase to his 2017 long-term incentive target multiple in connection with his promotion to Executive Vice President, Operations and Engineering.

2017 Long-Term Incentive Awards

In 2017, the Compensation Committee made long-term equity incentive awards to our NEOs with the following grant date fair values for the RSUs and PUs computed in accordance with ASC 718:

Executive	RSUs(a)	PUs(a)(b)
Burke(c)	$1,799,983	$2,027,054
Butz(c)	$682,491	$768,591
Brooks	$662,734	$746,294
Keller	$773,336	$870,845
Mai(d)	$433,316	$487,957
Necaise	$464,508	$523,092

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(a)	Annual awards were granted on February 22, 2017, with RSUs valued at the grant date fair market value of $17.585 per share and PUs valued at the estimated grant date fair value of $112.61 per unit using a Monte Carlo simulation model.
(b)	The PUs granted in 2017 may be settled in cash or shares at the discretion of the Compensation Committee, and the value thereof will be determined with reference to the Company’s TSR performance relative to the Company’s offshore drilling peer group measured each year and over the three-year period.
(c)	Amounts do not include the 2017 Retention Awards.
(d)	Mr. Mai received a pro-rated award of RSUs and PUs in connection with joining the Company in May 2017.

Annual long-term incentive awards are generally made in the first quarter of each year. Any equity awards to newly hired or newly promoted employees below the NEO level (other than executive officers) are approved by the CEO and reviewed by the Compensation Committee at the next regularly scheduled Committee meeting on or following the award date.

We have not granted stock option awards as part of our annual long-term incentive compensation since 2008, other than a special retention grant of options made to Dr. Burke in February 2017. We have not granted SARs as part of our annual mix of long-term incentive awards since 2013.

Performance Results and Achieved Values

For the performance period listed below, the Company’s relative TSR rank, percentage of target and value per PU was as follows:

Performance Period Ending	Relative TSR Rank	Percentage of Target	Value per PU
One year ended December 31, 2015	1 of 7	200%	$50.00
One year ended December 31, 2016	2 of 7	175%	$43.81
One year ended December 31, 2017	2 of 7	152%	$37.92
Three years ended December 31, 2017	1 of 7	200%	$50.00

Any amounts achieved with respect to PUs will be payable if and when the PUs vest at the end of the applicable three-year cliff vesting period. Under the Company’s retirement policy, since Messrs. Keller and Brooks have each reached 60 years of age and has five years of service, PUs granted in 2015, 2016 and 2017 to these individuals have vested and, subject to satisfaction of the performance conditions, will be paid at the end of the applicable three-year cliff even if such individual is no longer employed by the Company at those dates.

2017 – 2019 PU Grants. The actual and potential value of the 2017-2019 PUs is shown below:

2017	2018	2019	2017 to 2019
Actual Amount Achieved per PU	Potential Amount Achieved per PU	Potential Amount Achieved per PU	Potential Amount Achieved per PU
$37.92	$0 - 50	$0 - 50	$0 - 50

2016 – 2018 PU Grants. The actual and potential value of the 2015-2017 PUs is shown below:

2016	2017	2018	2016 to 2018
Actual Amount Achieved per PU	Actual Amount Achieved per PU	Potential Amount Achieved per PU	Potential Amount Achieved per PU
$43.81	$37.92	$0 - 50	$0 - 50

2015 – 2017 PU Grants. The actual value of the 2015-2017 PUs is shown below:

2015	2016	2017	2015 to 2017
Actual Amount Achieved per PU	Actual Amount Achieved per PU	Actual Amount Achieved per PU	Actual Amount Achieved per PU
$50.00	$43.81	$37.92	$50.00

Payments to NEOs with respect to the 2015-2017 PUs are as follows. These amounts were paid in March 2018 at the end of the three-year cliff vesting period.

Officer	Total Aggregate Payout for 2015-2017 PUs(a)
Burke	$3,271,140
Butz	$1,240,307
Brooks	$860,855
Keller	$1,405,500
Mai(b)	$—
Necaise	$843,954
(a)	Based on total 2015-2017 performance periods resulting in an aggregate payout per PU of $181.73.
(b)	Mr. Mai joined the Company in May 2017 and therefore did not receive a PU award in 2015.

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Benefits

We offer a variety of health, welfare and retirement programs to all eligible employees, including our NEOs. The NEOs generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees who work in the United States. Programs which provide a different level of benefits for NEOs are detailed below but generally include an annual physical program, long-term disability, a benefit restoration plan and tax preparation services for officers of Rowan Companies plc.

Programs and policies include:

•	Medical, dental and vision;
•	Flexible spending accounts;
•	Short and long-term disability;
•	Life insurance, accidental death and dismemberment;
•	Savings plan (401(k) plan);
•	Pension plan;
•	Benefit restoration plan (Rowan SERP below) (each of the NEOs receives incremental retirement benefits to restore benefits lost due to IRS limits); and
•	Retiree medical and life insurance (if hired before January 1, 2008 and at least age 50 as of January 1, 2017).

The Company’s long-term disability program provides continuation of a percentage of the NEO’s base pay until Social Security Normal Retirement Age if disability lasts longer than 90 days. The long-term disability benefit pays 66.67% of income replacement for certain executives, including the NEOs, up to $15,000 per month until Social Security Normal Retirement Age or recovery. The benefit is provided to executives tax-free since imputed income is included in the executive’s gross earnings.

The Company’s generally available defined contribution plan (the “Savings Plan” or 401(k) plan) provides a cash company match of up to 100% of the first 6% of eligible salary contributed by the employee, including executives. The Company also provides a defined benefit plan (the “Pension Plan”) generally available to employees, including executives.

The benefit restoration plan of Rowan Companies, Inc. (the “Rowan SERP”) provides additional retirement benefit accrual opportunity for NEOs to mitigate the effects of legal limitations on retirement benefits under the Savings Plan and the Pension Plan. Please see “Pension Benefits” for further discussion of these plans.

•	Tax Equalization Program. The Company recognizes that due to the Company’s global business and corporate legal structure, certain employees, including NEOs, traveling extensively to regions of operations and/or serving as an officer or director of certain foreign legal entities may incur additional and varying tax liabilities in foreign jurisdictions which are directly attributable to the individual’s positions with the Company. Like our non-rotational personnel who have a foreign tax obligation due to the nature of the individual’s position with the Company, NEOs may be eligible for tax equalization payments under the Company’s tax equalization program so that the NEO does not incur significantly different tax consequences compared to if he or she had been wholly subject to his or her home country taxes. In 2017, no tax equalization payments were made to any NEOs.
•	Tax preparation services. As with our employees who work outside of their home country, the Company provides host country tax return preparation services to NEOs who are required to file a U.K. tax return. Fees paid by the Company for these services are approximately $1,450 for each NEO.

Limited Perquisites

The Company generally provides only limited perquisites and other personal benefits to NEOs that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program. Executives were provided with the following perquisites:

•	Use of club membership for one NEO. In 2017, the Company paid the annual membership fees for country clubs for our Executive Vice President, Business Development to use for appropriate entertainment of customers for business purposes. No other NEO receives such a benefit. This benefit will not continue for his successor, the Senior Vice President, Business Development, in 2018.
•	Relocation expense reimbursement. In 2017, the Company paid for a corporate apartment to assist with the relocation of Mr. Mai to the Houston area in accordance with the Company’s relocation policy.

Clawback Provisions

All equity and cash awards, including bonus payments under the Company’s annual incentive plan, are subject to clawback provisions that provide, if within five years of the grant or payment of an award under the plan, (1) our reported financial or operating results are materially and negatively restated or (2) a participant engages in conduct which is fraudulent, negligent or not in good faith, and which disrupts, damages, impairs or interferes with the business, reputation or employees of the Company or its affiliates (as determined in the sole discretion of the Compensation Committee), then in each case the Compensation Committee may, in its discretion, seek to recoup all or a portion of such grant or payment. In addition, new grants will be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder if and when adopted, (ii) similar rules under the laws of any other jurisdiction and (iii) any other policies adopted by the Company to implement any clawback provisions, all to the extent determined by the Company in its discretion to be applicable to the participant.

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Share Ownership Guidelines

The Board believes that each director and key executive officer should have a substantial personal investment in the Company. The policy is designed to satisfy an individual executive’s need for portfolio diversification, while maintaining management share ownership at levels high enough to assure our shareholders of management’s commitment to value creation. The Company’s executive officers and directors are required to adhere to the following share ownership guidelines:

Position	Value to be Retained
CEO	5x base salary
Other Executive Officers	3x base salary
Non-Executive Directors	5x annual retainer

To facilitate implementation of these guidelines, an officer is required to retain 35% of “available shares” received pursuant to equity grants until his or her ownership guideline is met, at which time the retention level is reduced to 15% until he or she has exceeded the applicable ownership guideline by 200%. Thereafter, there is no retention requirement unless and until his or her ownership drops (a) below the guideline, at which time the 35% retention requirement would apply again or (b) between the guideline and 200% of the guideline, at which time the 15% retention would apply again, until such ownership guidelines are achieved. The retention requirement does not apply once an officer has reached age 60.

“Available shares” are shares remaining after:

(i)	the payment of any exercise price and the payment of any applicable taxes,
(ii)	the vesting of restricted shares or RSUs and the payment of any applicable taxes, fees or commissions, and
(iii)	the earnout of any performance awards, if settled in shares, and the payment of any applicable taxes, fees or commissions.

Shares owned outright (i.e., vested) and shares held in a pension or other deferred compensation plan are included for determining value, but unvested shares and unexercised SARs and options do not qualify.

Our non-executive directors have five years to meet the guideline, and ownership of restricted shares and RSUs counts toward such retention.

As of December 31, 2017, all of our NEOs and directors were either in compliance with the share ownership guidelines or within the applicable retention or grace periods.

Severance Arrangements

We do not have any employment agreements or severance arrangements with our NEOs, other than certain agreements related to a change in control described below. For pension and benefit restoration plan benefits payable to our NEOs as of December 31, 2017, upon a voluntary termination, involuntary termination or a change of control, please see the “Potential Post-Employment Payment Table.”

Change in Control Arrangements. Each of our NEOs and certain other officers have change in control agreements (“CIC Agreements”) which provide that, in the event the employment of the executive officer is terminated or modified under certain circumstances during the remaining term of the applicable CIC Agreement (which generally provide for two-year terms) and following a “change in control” of the Company (so-called “double trigger” agreements, except with respect to the equity as noted below), the executive officers would be entitled to the following:

	CEO	All other NEOs
Cash Severance	2.99 times	2 times
	(Base Salary & Higher of Target Bonus or 3-Year Average Bonus)	(Base Salary & Higher of Target Bonus or 3-Year Average Bonus)
Bonus	Pro-Rata Bonus for Year of Termination (based on actual performance)	Pro-Rata Bonus for Year of Termination (based on actual performance)
Equity	Vest Upon CIC	Vest Upon CIC
Amounts Forfeited under Tax-Qualified Plans
Health & Welfare Benefit Continuation	36 Months	24 Months
Outplacement Services	$25,000	$25,000
Excise Tax Provisions	Better of Scaleback to Safe Harbor or Full Payment	Better of Scaleback to Safe Harbor or Full Payment

No excise tax gross-ups. None of the CIC Agreements contain tax gross-ups.

The CIC Agreements include “best pay” provisions under Section 280G of the U.S. Internal Revenue Code under which the amount of any payments that would otherwise constitute parachute payments will be reduced to the extent necessary to avoid the imposition of any excise tax, unless providing the executive with the full amount of such payments (after taking into account any excise and other taxes) will result in a greater payment amount to the executive (in which case the executive will receive the full amount of such payments).

All of the CIC Agreements also provide that equity awards held by the officer will become fully vested and exercisable upon a change in control. Share options and SARs will be exercisable until the earlier of the second anniversary of the change in control or the expiration of the original exercise period, and PUs will be paid out at the higher of the anticipated payout or the target value of the award.

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Set forth below are the payments that would be made to each listed executive under the existing CIC Agreements and the terms of outstanding incentive award agreements in the event his or her employment was terminated or modified following a change in control of the Company. The payments listed below assume a termination date of December 31, 2017.

	Economic Value of Parachute Payments(a)
Payments	Burke	Butz	Brooks	Keller	Mai	Necaise
Cash Severance	$5,461,665	$1,797,668	$1,445,000	$1,871,255	$1,360,000	$1,212,789
Bonus(b)	$1,072,000	$436,170	$398,650	$446,398	$375,200	$271,611
Share Appreciation Rights(c)	—	—	—	—	—	—
Restricted Shares / Units and Dividends(d)	$8,144,934	$3,223,353	$1,169,510	$1,586,327	$551,013	$952,842
Performance Units(e)	$7,674,840	$2,910,044	$2,232,917	$3,297,378	$489,282	$1,980,353
Forfeited Qualified Account Balance	—	—	—	—	$10,344	—
Benefit Continuation	$37,392	$24,928	$17,642	$28,972	$24,928	$20,474
Outplacement Services	$25,000	$25,000	$25,000	$25,000	$25,000	$25,000
Total CIC Payments before Gross-Up or Reduction	$22,415,831	$8,417,162	$5,288,719	$7,255,330	$2,835,767	$4,463,069
Reduction to Avoid Excise Tax	—	—	—	($610,867)	—	($753,331)
Excise Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A
Total Payments	$22,415,831	$8,417,162	$5,288,719	$6,644,463	$2,835,767	$3,709,738
(a)	Equity payments are based on the closing market price of the Company’s shares on December 29, 2017 of $15.66.
(b)	The bonus amounts were calculated assuming performance was at 133.6% of target, which was the estimate as of December 31, 2017.
(c)	No options or share appreciation rights were in-the-money as of December 31, 2017.
(d)	Represents the gross value of RSUs for which vesting would be accelerated upon a change of control. However, these amounts include RSUs held by Messrs. Brooks and Keller that are vested as a result of the Company’s retirement policy regarding equity awards.
(e)	Represents the gross value of unvested PUs upon a change of control. However, these amounts include PUs for Messrs. Brooks and Keller for which the measurement period had lapsed and no incremental benefit (other than accelerating the timing of payment) would be realized upon a change in control as a result of the Company’s retirement policy regarding such awards.

Policy for Vesting of Awards upon Retirement

The Board approved a policy, effective March 6, 2013, for awards made on or after that date, whereby upon retirement from the Company, certain long-term incentive awards granted more than six months prior to the retirement date and held by an employee, including a NEO, who has reached age 60 with five years of consecutive service will be accelerated to the retirement date.

Beginning with awards granted in February 2017, the Board modified the retirement policy such that RSUs will continue to vest and be settled on the regular vesting schedule set forth in the applicable award notice (as opposed to upon retirement date) and PUs will be pro-rated for period employed and paid on the regular payment date.

The vesting acceleration may be subject to any conditions or limitations as the Compensation Committee may determine with respect to specific awards, such as retirement notification requirements, post-termination covenants relating to non-competition or non-solicitation of employees or customers. The Compensation Committee may determine in its sole discretion whether the policy will apply to any award. The Compensation Committee may terminate, amend or modify the policy with respect to future awards at any time.

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 4022(u) of Regulation S-K as promulgated by the SEC, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Dr. Burke:

For our fiscal year ended December 31, 2017:

•	the annual total compensation of the employee identified at median of the Company (other than the CEO), was $157,529; and

•	the annual total compensation of the CEO for purposes of determining the pay ratio was $13,370,280.

Based upon this information, for the fiscal year ended December 31, 2017, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was estimated to be 85:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based upon that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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To identify the median of the annual total compensation of all of the Company’s employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that were used were as follows:

•	We determined that, as of December 31, 2017, our employee population consisted of approximately 2,792 individuals globally. In calculating our “median employee,” we have excluded certain non-U.S. employees as permitted under SEC’s 5% “de minimis exemption.” Pursuant to this exemption, we have excluded one (1) employee in Singapore, two (2) employees in Malaysia and sixteen (16) employees in Trinidad. In addition, we have not included 967 individuals directly employed by our joint venture with Saudi Aramco, ARO Drilling, as these employees are employed by an unconsolidated subsidiary. However, we have included any employees seconded into ARO Drilling. After these exclusions, our employee population used in calculating the “median employee” was 1,806.

•	To identify the “median employee” from our entire employee population, we collected the actual base salary, bonus, benefit plan payments, foreign service premiums and any overtime paid during the twelve-month period ended December 31, 2017.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Program Process and Administration

Our Compensation Committee

In 2017, all of the members of the Compensation Committee were independent directors. The current members of the Compensation Committee are:

•	Thomas R. Hix (Chair)
•	William E. Albrecht
•	Jack B. Moore
•	Suzanne P. Nimocks
•	John J. Quicke

The Chairman, with input from the other Committee members, directs the agenda for each meeting of the Compensation Committee and seeks input from management and the Compensation Committee’s independent compensation consultants.

Typically, the Company gathers information requested by the Compensation Committee and management makes recommendations with respect to certain compensation matters and ensures that the Compensation Committee members receive materials in advance of a meeting. The Chairman usually invites the CEO, CFO, general counsel, vice president of human resources, assistant corporate secretary, director of compensation and compensation consultants to attend the Compensation Committee meetings. As needed, members of management are excused from meetings to permit the Compensation Committee to meet alone with its advisors and in executive session.

Role of the Independent Compensation Consultants

The Compensation Committee retains independent compensation consultants to assist in the continual development and evaluation of compensation policies, the review of competitive compensation information and the Compensation Committee’s determinations of compensation levels and awards. A representative from our compensation consultants attends Committee meetings, meets with the Compensation Committee without management present and provides third-party data, advice and expertise on proposed executive and director compensation and plan designs. At the direction of the Compensation Committee, the compensation consultants review management recommendations and advise the Compensation Committee on the matters included in the materials, including the consistency of proposals with the Compensation Committee’s compensation philosophy and comparisons to programs at other companies. At the request of the Compensation Committee, the compensation consultants also prepare their own analysis of compensation matters, including positioning of programs in the competitive market and the design of plans consistent with the Compensation Committee’s compensation philosophy.

Since 2012, the Compensation Committee has engaged FW Cook as its independent compensation consultant for advice on all executive and director compensation matters. FW Cook is headquartered in New York, New York and provides independent compensation advice to companies in the Fortune 500. FW Cook does not provide other services on behalf of executive management or otherwise to the Company.

The Compensation Committee has also engaged FIT as its independent U.K. compensation consultant for advice on all U.K. related compensation matters beginning in 2012 when the Company became a U.K. company. FIT is headquartered in London, England and provides independent compensation advice to FTSE100 companies. FIT does not provide other services on behalf of executive management or otherwise to the Company.

After review and consultation with FW Cook and FIT, the Compensation Committee determined that each of FW Cook and FIT are independent as required under NYSE rules and there is no conflict of interest resulting from retaining either FW Cook or FIT currently or during the year ended December 31, 2017.

Role of CEO in Compensation Decisions

The CEO performs the following functions in our compensation decision process:

•	Recommends, based on market data, compensation for the Company’s executive officers, other than himself;
•	With the management team, develops rigorous financial, operational and strategic goals to be considered by the Compensation Committee for the annual incentive plan; and

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•	Approves other compensation or personnel matters including:
–	Changes in compensation to non-executive employees of the Company;
–	Aggregate payout levels for corporate and regional annual incentive plans related to non-executive employees of the Company;
–	Levels of equity awards for executives below the executive level and for key non-officer employees under our long-term incentive plan; and
–	Agreements or arrangements relating to the terms of employment, continued employment or termination of employment with respect to certain employees below the executive level.

After review of the CEO’s recommendations and a review of compensation data presented to the Compensation Committee, the Compensation Committee makes its own assessment regarding compensation for each executive officer and equity awards for executive officers, and seeks the approval of the independent members of the Board based upon its’ recommendations.

The CEO is not involved in any part of the setting of any component of his own compensation.

Role of Shareholder Say-on-Pay Votes

The Company provides its shareholders with the opportunity to cast an annual advisory vote on NEO compensation (a “U.S. say-on-pay proposal”). At our annual general meeting of shareholders held in May 2017, a substantial majority of the votes cast on the U.S. say-on- pay proposal (96.75%) were voted in favor of the proposal. The Compensation Committee believes that this is an overall endorsement by the shareholders of our approach to NEO compensation, and did not change its approach materially in 2017. The Compensation Committee will continue to take into account the outcome of our say-on-pay votes when making future compensation decisions, including the outcome of the shareholders’ advisory vote on the U.K. statutory Implementation Report, included in the Directors’ Remuneration Report.

Indemnification Agreements

The Company has entered into indemnification arrangements with each of the NEOs (other than Messrs. Brooks and Necaise who are officers of Rowan Companies, Inc. (“Rowan Delaware”) and have indemnity agreements from such entity) and non-executive directors (as well as certain other officers of the Company). In addition, the prior existing indemnification agreements with Rowan Delaware remain in place. The form of such agreements has been filed with the SEC. These agreements provide for the Company or Rowan Delaware, as applicable, to, among other things, indemnify the individual against certain liabilities that may arise by reason of his or her status or service as a director or officer, to advance expenses incurred as a result of certain proceedings and to cover him or her under our directors’ and officers’ liability insurance policy. These agreements are intended to provide indemnification rights to the fullest extent permitted under U.K. and Delaware law and under our governing documents and those of Rowan Delaware.

Accounting for Share-Based Compensation

We account for share-based compensation, including long-term incentive awards such as restricted stock awards, restricted share units and performance units, in accordance with ASC 718.

Tax Implications

Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction to public companies for compensation over $1 million paid for any fiscal year to each company’s chief executive officer and up to three other executive officers (other than the chief financial officer) whose compensation must be included in this proxy statement because they are our most highly compensated executive officers. Prior to certain changes in applicable tax laws, Section 162(m) exempted qualifying performance-based compensation with respect to taxable years beginning on or before December 31, 2017 and payable pursuant to a binding written agreement in effect on November 2, 2017. Thus, certain performance-based awards that are deductible in the Company’s current fiscal year and performance-based awards outstanding on that date or awarded on or prior to November 2, 2017 pursuant to a binding written agreement can be exempt from the deduction limit if applicable requirements are met.

The Compensation Committee has historically structured awards to executive officers under the Company’s annual incentive program so that a bonus equal to the maximum amount that can be awarded the officer under the Amended and Restated 2013 Rowan Companies plc Incentive Plan (or a lesser award pursuant to the Committee’s right to exercise negative discretion) and annual equity awards issued pursuant to the Company’s equity awards programs qualify for this exemption. The Compensation Committee believes that shareholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the Compensation Committee has approved salaries and other awards for executive officers that were not fully deductible because of Section 162(m) and, in light of the repeal of the performance-based compensation exception to Section 162(m), expects in the future to approve additional compensation that is not deductible for income tax purposes.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes executive compensation received by our NEOs for the applicable years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Share Awards ($)(3)	Option Awards/ SARs ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Thomas P. Burke	2017	733,333	200,000	8,827,033	2,499,991	829,200	243,204	37,519	13,370,280
President & CEO(8)	2016	760,000	270,000	3,835,677	—	810,000	218,263	42,618	5,936,558
	2015	800,000	305,000	3,724,278	—	915,000	113,620	28,330	5,886,228
Stephen M. Butz	2017	392,500	81,375	3,498,575	—	337,381	88,771	26,885	4,425,486
EVP, CFO	2016	399,000	99,225	1,454,360	—	297,675	82,900	20,634	2,353,794
	2015	420,000	117,692	1,412,124	—	353,076	54,953	18,940	2,376,785
T. Fred Brooks	2017	372,291	72,145	1,409,027	—	299,113	62,472	21,627	2,236,674
EVP, Operations & Engineering	2016	327,210	893,748	1,009,082	—	209,243	149,877	23,718	2,612,878
	2015	344,432	82,728	980,017	—	248,185	51,858	23,529	1,730,749
Mark A. Keller	2017	436,245	83,283	1,644,180	—	345,292	236,768	64,805	2,810,574
EVP, Business Development	2016	452,109	112,432	1,647,888	—	337,297	181,798	67,472	2,798,996
	2015	475,904	127,007	1,600,135	—	381,021	79,452	47,693	2,711,212
Mark F. Mai	2017	238,912	43,400	921,272	—	179,936	—	18,250	1,401,770
EVP, GC & Company Secretary
Derek Necaise	2017	309,672	50,674	987,600	—	210,093	284,936	21,553	1,864,527
SVP, Operations
(1)	Salary (column 1) Amounts reflect base salary earned by our NEOs during the applicable year.
(2)	Bonus (column 2) Amounts reflect the portion of annual cash awards paid to our NEOs pursuant to the discretionary portion of the AIP. Such payments reflect amounts achieved for performance of strategic objectives in that year which are generally paid in March of the following year. For a description of the 2017 AIP, please see “Annual Incentive Compensation.” For Mr. Brooks, the amount for 2016 also includes a one-time cash retention bonus of $824,000 that was awarded in August 2013 in order to retain Mr. Brooks during the Company’s construction of its ultra-deepwater drillship fleet and initial entry into deepwater operations. This award cliff vested on the third anniversary of the grant date and was paid in August 2016.
(3)	Share Awards (column 3) For accounting purposes, grant-date fair values for RSUs and PU awards are measured under ASC 718 using the market value of our shares on the grant date and the estimated probable payout on the date of grant, respectively, as described in Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K. As a result, PUs are reported in the Share Awards Column based on their estimated grant date fair value of $112.61 using the Monte Carlo simulation model.
Actual cash payments paid to NEOs with respect to the 2015-2017 PUs with the performance period ending December 31, 2017 are disclosed on page 47.
The amounts disclosed in this column represent the aggregate grant-date fair value of RSUs and PUs granted during 2017 as follows:

NEO	Number of RSUs(a)	Grant Date Value per RSUs ($)(b)	Grant Date Value of RSU ($)	Number of PUs	Grant Date Value per PU ($)	Grant Date Value of PUs ($)	Total Value ($)
Burke	386,692	17.59	6,799,979	18,000	112.61	2,027,054	8,827,033
Butz	155,245	17.59	2,729,983	6,825	112.61	768,591	3,498,575
Brooks	39,578	16.75	662,734	6,627	112.61	746,294	1,409,027
Keller	43,977	17.59	773,336	7,733	112.61	870,845	1,644,180
Mai	35,186	12.32	433,316	4,333	112.61	487,957	921,272
Necaise	26,415	17.59	464,508	4,645	112.61	523,092	987,600
(a)	Includes one-time retention awards to Dr. Burke and Mr. Butz of 284,333 and 116,434 RSUs, respectively.
(b)	Reflects the average grant date value of the RSUs received by the individual.
For information regarding amounts achieved in 2017 with respect to PUs, please see page 57.

(4)	Option Awards / SARs (column 4) The Company generally discontinued granting option awards and SARs as part of annual long-term incentive program since 2014. However, from time to time, the Company may grant retention awards in the form of options. In 2017, the Company issued a one-time grant of options to Dr. Burke as part of the 2017 Retention Awards. For accounting purposes, grant-date fair values for option awards are measured under ASC 718 using the market value of our shares on the grant date and the estimated probable payout on the date of grant, respectively, as described in Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K. As a result, options are reported in the Option/SAR Awards column based on their estimated grant date fair value of $7.04 using the Black-Scholes model.
(5)	Non-Equity Incentive Plan Compensation (column 5) Amounts reflect each NEO’s payout under the metrics portion of the AIP (non-discretionary portion) based upon the level of achievement of our pre-established financial, operational and strategic metrics. Such payments reflect amounts achieved for performance in the applicable year which are generally paid in March of the following year. For a description of the 2017 AIP, please see “Annual Incentive Compensation.”
(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (column 6) Amounts reflect the aggregate increase in the actuarial present value of accumulated retirement plan benefits. The Company does not have a non-qualified deferred compensation plan. See the “Pension Benefits Table” and “Potential Post-Employment Payment Table” and related disclosure for further information regarding NEO retirement benefits.

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(7)	All Other Compensation (column 7) All other compensation for 2017 included the following amounts:

Name	Company Contributions to Savings Plan ($)(a)	Dividend Payments on RS and RSUs vesting in 2017 ($)(b)	Tax Preparation Services ($)	Other Compensation ($)(c)	Total ($)
Burke	16,200	19,869	1,450	—	37,519
Butz	16,200	9,235	1,450	—	26,885
Brooks	16,200	5,427	—	—	21,627
Keller	16,200	8,886	1,450	38,269	64,805
Mai	10,000	—	—	8,250	18,250
Necaise	16,200	5,353	—	—	21,553
(a)	Amounts reflect matching contributions made by the Company on behalf of each NEO in 2017 to the Savings Plan.
(b)	Amounts reflect dividend payments to NEOs during 2017 with respect to restricted shares and RSUs which vested during 2017. Each restricted share and RSU awarded to employees is granted in tandem with a corresponding dividend equivalent which entitles the employee to receive an amount in cash equal to any cash dividends paid by the Company with respect to the underlying shares. Dividend equivalents are payable as and when the restricted shares or RSUs vest. Any dividend equivalent amounts are forfeited if the corresponding restricted shares or RSUs are forfeited or do not vest.
(c)	Amount for Mr. Keller includes approximately $32,722 in dues paid by the Company for membership to country clubs used primarily for business. The entire amount has been included, although we believe that only a portion of this cost represents a perquisite. Also includes expenses paid by the Company related to spouse and family attendance at business related entertainment events which combined with the club dues for Mr. Keller aggregate more than $10,000. Mr. Mai’s compensation was related to his relocation to Houston, Texas. All other individuals had either no perquisites or perquisites below the reporting threshold.

There were no tax equalization payments made to NEOs in 2017. Executive physicals as a perquisite were discontinued beginning in 2017.

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2017 Grants of Plan-Based Awards

The following table shows, with respect to our NEOs:

•	the estimated range of cash payouts for the 2017 AIP;
•	the potential estimated range of payouts with respect to the PUs awarded in 2017 and their grant date fair values;
•	the actual number of RSUs granted during 2017 and their respective grant date fair values; and
•	the actual number of stock options granted during 2017 and the corresponding exercise price and grant date fair value.

			Estimated Future Payouts, Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other	All Other Option Awards	Exercise or	Grant Date Fair Value of Share
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Share Awards (number of shares)(c)	(number of securities underlying options)(d)	base price of option awards ($/sh)	Units and Option Awards ($)(e)
Burke	AIP	—	400,000	800,000	1,600,000
	PUs	2/22/2017				594,000	1,800,000	3,600,000				2,027,054
	Options	2/22/2017								354,946	17.59	2,499,991
	RSUs	2/22/2017							102,359			1,799,983
	RSUs	2/22/2017							284,333			4,999,996
Butz	AIP	—	162,750	325,500	651,000
	PUs	2/22/2017				225,225	682,500	1,365,000				768,591
	RSUs	2/22/2017							38,811			682,491
	RSUs	2/22/2017							116,434			2,047,492
Brooks	AIP	—	144,290	288,579	577,159
	PUs	2/22/2017				218,691	662,700	1,325,400				746,294
	RSUs	2/22/2017							34,119			599,983
	RSUs	8/1/2017							5,459			62,751
Keller	AIP	—	166,566	333,133	666,266
	PUs	2/22/2017				255,189	773,300	1,546,600				870,845
	RSUs	2/22/2017							43,977			773,336
Mai	AIP	—	86,800	173,600	347,200
	PUs	6/1/2017				142,989	433,333	866,600				487,957
	RSUs	6/1/2017							31,668			389,991
	RSUs	9/1/2017							3,518			43,324
Necaise	AIP	—	101,347	202,694	405,389
	PUs	2/22/2017				153,285	464,500	929,000				523,092
	RSUs	2/22/2017							26,415			464,508
(a)	The amounts disclosed reflect the threshold (50%), target (100%) and maximum (200%) possible cash bonus payouts under the Company’s AIP (Annual Incentive Plan) that potentially could have been achieved by the NEOs for 2017 based on base salaries and AIP target percentages approved in February 2017 and the achievement of performance goals under our 2017 AIP. The amounts actually achieved by our NEOs under the 2017 AIP were paid in March 2018 and are disclosed on page 45.
If the threshold for the year is not met, no bonus will be paid on that component. Payments are calculated using straight-line interpolation for performance between the threshold and target and between the target and maximum for each component.
(b)	Reflects the grant date range of payouts that potentially could be achieved with respect to the PUs granted in 2017 depending on TSR performance relative to our peer group over the applicable performance periods. The actual final value is calculated by interpolating the results of our TSR relative to our peer group finishing just above and just below us. No payout is made unless the Company reaches the 33% threshold level. Each PU has a target value of $100.00 and amounts payable in respect of each vested PU range from $0.00 to $200.00 depending on our relative TSR performance.
Please see the CD&A for information regarding the PUs and the related performance measures and Note 3 to the “Summary Compensation Table” for PUs awarded to each NEO in 2017. With respect to the PUs awarded in 2017, the Company’s relative TSR rank for the one-year period ended December 31, 2017 was second best of seven peers, resulting in a value of 152% of target, or $37.92 per PU. Such amount will be payable at the end of the three-year cliff vesting period to the extent the employee satisfies the vesting requirement.
(c)	Reflects the number of RSUs granted during 2017 to our NEOs under our incentive plan. The awards to our NEOs vest pro rata over three years, except for the 284,333 and 116,434 RSUs granted as part of the Retention Awards to Dr. Burke and Mr. Butz, respectively, which cliff vest upon the fourth anniversary of the date of the award.
(d)	No SARs or options were awarded during 2017, except for the 354,946 options granted to Dr. Burke as part of the Retention Awards.
(e)	The dollar values reflect the aggregate grant date fair values computed in accordance with ASC 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 9 of the Notes to Consolidated Financial Statements in our Form 10-K.

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Outstanding Equity Awards at December 31, 2017

The following table shows the number of shares underlying unexercised share options and SARs, the number of shares and value of unvested RSUs and the number of PUs and value of unvested PUs outstanding on December 31, 2017 for our NEOs.

	Option/SAR Awards(a)				Share/Units Awards
Name	Number of Securities Underlying Exercisable Options/ SARs (#)	Number of Securities Underlying Unexercisable Options/SARs (#)	Option/ SAR Exercise Prices ($)	Option/ SARs Expiration Date	Type of Award	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(c)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Units That Have Not Vested ($)(d)
Burke	26,742	—	42.21	2/25/2021
	31,410	—	35.47	3/7/2022
	46,659	—	34.35	3/6/2023
	—	354,946	17.59	2/22/2024	RSUs	519,566		8,136,404
					2015 PU	18,000		3,271,140	—	—
					2016 PU	9,000		735,570	9,000	1,800,000
					2017 PU	4,500		170,640	13,500	2,700,000
Butz	—	—	N/A	N/A	RSUs	205,627		3,220,119
					2015 PU	6,825		1,240,307	—	—
					2016 PU	3,412		278,863	3,413	682,600
					2017 PU	1,706		64,692	5,119	1,023,800
Brooks	4,146	—	35.47	3/7/2022
	1,278	—	32.58	11/2/2022
	20,856	—	34.35	3/6/2023
					RSUs	74,538		1,167,265
					2015 PU	4,737	(e)	860,855	—	—
					2016 PU	2,367	(e)	193,455	2,368	473,600
					2017 PU	1,656	(e)	62,796	4,971	994,200
Keller	50,130	—	17.39	5/5/2019
	32,349	—	27.80	3/5/2020
	27,855	—	42.21	2/25/2021
	22,596	—	35.47	3/7/2022
	33,891	—	34.35	3/6/2023
					RSUs	101,064		1,582,662
					2015 PU	7,734	(f)	1,405,500	—	—
					2016 PU	3,866	(f)	315,968	3,867	773,400
					2017 PU	1,933	(f)	73,299	5,800	1,160,000
Mai	—	—	N/A	N/A	RSUs	35,186		551,013
					2017 PU	1,083		41,067	3,250	650,000
Necaise	11,343	—	17.39	5/5/2019
	7,320	—	27.80	3/5/2020
	5,607	—	42.21	2/25/2021
	4,311	—	35.47	3/7/2022
	1,233	—	32.58	11/2/2022
	20,856	—	34.35	3/6/2023
					RSUs	60,705		950,640
					2015 PU	4,644		843,954	—	—
					2016 PU	2,322		189,777	2,323	464,600
					2017 PU	1,161		44,025	3,484	696,800
(a)	Amounts reflect outstanding SARs granted between May 5, 2009 and March 6, 2013 under our long-term incentive plans. No SARs have been granted since 2013. There were no unvested options or SARs outstanding at December 31, 2017, except for 354,946 options granted to Dr. Burke as part of the 2017 Retention Awards. All options and SARs not exercised expire 10 years after the date of grant unless terminated sooner pursuant to the terms of the applicable award agreement, except for 354,946 options granted to Dr. Burke as part of the 2017 Retention Awards which expire seven years after the grant date.
(b)	The market values set forth in this column with respect to RSUs equal the number of shares indicated multiplied by the fair market value of our shares of $15.66 on December 29, 2017. Market values with respect to PUs represent the aggregate amounts achieved through December 31, 2017 per the terms of the awards and approved by the Compensation Committee on February 26, 2018.

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For the one-year performance period ending December 31, 2017, the Company’s relative TSR rank was the second best out of seven peers, resulting in a value achieved at approximately 152% of target, or $37.92 per PU with respect to the 2015-2017 PUs, the 2016-2018 PUs and the 2017-2019 PUs. Additionally, for the three-year performance period ending December 31, 2017 with respect to the 2015-2017 PUs, the Company’s relative TSR rank was first of seven peers, resulting in a value of 200% of target, or $50.00 per PU for such period. Accordingly, the NEOs achieved the following in 2017:

	Amount achieved in 2017 with respect to PU Awards
NEO	2015-2017 Award	2016-2018 Award	2017-2019 Award	Total achieved in 2017
Burke	$1,582,560	$682,560	$682,560	$2,947,680
Butz	$600,054	$258,804	$258,804	$1,117,662
Brooks	$416,477	$179,551	$251,296	$847,324
Keller	$679,973	$293,235	$293,235	$1,266,444
Mai	$—	$—	$164,307	$164,307
Necaise	$408,300	$176,138	$176,138	$760,577
Amounts achieved with respect to the 2015-2017 PUs were paid in March 2018 at the end of the three-year cliff vesting period. Such amounts to NEOs are disclosed on page 47. With respect to the 2016-2018 and 2017-2019 PU awards, achieved amounts will be payable at the end of the applicable three-year cliff vesting period to the extent that such PUs become vested.
(c)	Reflects the number of PUs granted that have not been achieved. Twenty-five percent of any year’s award may be achieved each year over three one-year performance periods, and twenty-five percent may be achieved based on performance over the entire three-year performance period. The number of PUs that have been achieved due to completion of the performance periods but not vested due to continued time-based service requirements are presented in the column under the heading “Number of Shares That Have Not Vested (#)”.
(d)	The amounts shown reflect the payout value of unearned PUs computed at the threshold level, unless the actual cumulative-to-date performance exceeded the threshold, in which case the next higher payout level (target or maximum) is used. Actual performance for the 2016 and 2017 PUs for the performance periods through December 31, 2017 exceeded the targets for both periods; therefore, unearned PUs granted in 2016 and 2017 have been valued and shown in the table above at the maximum level at December 31, 2017.
(e)	With respect to Mr. Brooks, who was eligible to retire during 2017 under the Company’s retirement policy, the foregoing amounts with respect to the PUs granted in 2015, 2016 and 2017 were considered vested as of their retirement eligible date and will be paid out to Mr. Brooks following the end of the applicable three-year cliff period.
(f)	With respect to Mr. Keller, who was eligible to retire during 2014 under the Company’s retirement policy, the foregoing amounts with respect to the PUs granted in 2015, 2016 and 2017 were considered vested as of their retirement eligible date and will be paid out to Mr. Keller following the end of the applicable three-year cliff period.

2017 Option Exercises and Shares Vested

The following table shows the number and value of share options exercised and shares vested during 2017 for our NEOs.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Burke	—	—	96,852	1,753,830
Butz	—	—	45,581	783,614
Brooks	—	—	25,767	471,067
Keller	—	—	42,111	769,852
Mai	—	—	—	—
Necaise	—	—	25,315	462,789
(a)	The amounts set forth in this column equal the number of restricted shares or RSUs that vested during 2017 multiplied by the fair market value of our shares on the date of vesting.

Pension Benefits

Benefit Plans and Perquisites Available to Named Executive Officers

Pension Plan	•	The Traditional Formula of the Pension Plan was frozen effective June 30, 2009.
	•	The Cash Balance Formula provides annual pay credits of 5% of eligible compensation, up to the applicable statutory limit, to eligible employees.
SERP	•	The Rowan SERP is designed to replace benefits in the Pension and Savings Plans that would otherwise not be received due to tax code limitations.
401(k) Savings Plan	•	Provides participants with the opportunity to defer a portion of their compensation and receive Company matching contributions of up to 6% of eligible cash compensation up to the applicable statutory limit.
	•	The Savings Plan is currently available to all eligible employees of the Company and its subsidiaries.

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Pension Plan

We maintain the Rowan Pension Plan, a qualified defined benefit plan under the U.S. Internal Revenue Code for its U.S. employees, including our NEOs. The Rowan Pension Plan is a non-contributory plan that is funded through a trust. The Rowan Pension Plan consists of three parts, each one corresponding to a different pension formula and having numerous other differences in terms and conditions. Employees are eligible for current participation in only one part, generally based on time of hire, although an employee may also have a grandfathered frozen benefit under one or more parts. Employees become vested in the traditional and cash balance formula benefits after three years of service.

Mr. Keller and Mr. Necaise (having been hired prior to January 1, 2008) are eligible for, and vested in, benefits under the (i) traditional formula and (ii) cash balance formula. Dr. Burke, Mr. Butz and Mr. Brooks (having all been hired after January 1, 2008) are eligible for, and vested in, only the cash balance formula. Mr. Mai (having been hired after January 1, 2008) is eligible only for the cash balance formula, but he has not yet vested in the benefit.

Traditional formula. The traditional formula was frozen on June 30, 2009 and provides a final average earnings type of pension benefit that is payable at normal or early retirement from the Company. Normal retirement occurs upon termination on or after age 60; early retirement can occur as early as age 40 as long as the employee has three years of service. Early retirement benefits are reduced by five percent per year for each year between ages 50 and 60 and reduced actuarially for each year between ages 40 and 50. Messrs. Brooks and Keller were eligible for normal retirement.

Retirement benefits are calculated as the product of 1.75% times years of credited service through June 30, 2009, multiplied by the final annual eligible average compensation. Final annual eligible average compensation is calculated using the five highest consecutive years in the last 10 calendar years prior to June 30, 2009. Eligible pension compensation for the traditional formula generally included an employee’s salary.

Cash balance formula. The cash balance formula applies to eligible employees hired on or after January 1, 2008 and employees whose benefits under the traditional formula were frozen on June 30, 2009. Normal retirement occurs upon termination on or after age 60. Benefits are not reduced if an employee terminates employment prior to age 60. The cash balance formula allows the employee to elect the form of benefit payment from a few annuity options or a single sum payment option that are all actuarially equivalent.

Benefits under the cash balance formula are based on annual pay credits and quarterly interest credits (based on the 10-year Treasury rate) to a cash balance account created on the participant’s hire date. Annual pay credits of 5% of an employee’s W-2 wages, excluding equity compensation, tax equalization payments and foreign or other premium adjustments, are provided to all eligible employees. Eligible employees, including the NEOs, who had their traditional formula frozen on June 30, 2009, receive annual transition pay credits ranging from 5% to 17% based on combined years of age and service as of June 30, 2009. The following table contains the total annual pay credit for which each NEO is eligible:

NEO	Total annual pay credit
Burke	5%
Butz	5%
Brooks	5%
Keller	14%
Mai	5%
Necaise	17%

Eligible pension compensation under the traditional and cash balance formula benefits is limited in accordance with the U.S. Internal Revenue Code. In 2017, that limit was $270,000. The U.S. Internal Revenue Code also limits the annual benefit (expressed as an annuity) available under the traditional and cash balance formula benefits. In 2017, that limit was $215,000 (reduced actuarially for ages below 62).

SERP

We also maintain a nonqualified pension plan, the Rowan SERP, that is designed to replace benefits that would otherwise not be received due to limitations contained in the U.S. Internal Revenue Code that apply to qualified plans.

NEOs hired prior to January 1, 2008 have a frozen traditional formula benefit under the Rowan SERP that was determined by calculating the traditional formula benefit under the Rowan Pension Plan without regard to the qualified plan limits and then reducing it by the amount of the traditional formula benefit under the Rowan Pension Plan. These benefits commence six months after termination and are paid in the form that the NEO selected in 2008.

All NEOs have a cash balance formula benefit under the Rowan SERP that is determined by calculating the cash balance formula benefit under the Rowan Pension Plan without regard to the qualified plan limits and then reducing it by the amount of the cash balance formula benefit under the Rowan Pension Plan. In addition, the cash balance benefit under the Rowan SERP includes a 6% pay credit on compensation over the qualified plan limit to make up for limitations under our Savings Plan. These benefits commence six months after termination and are paid in a single sum payment.

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Pension Benefits Table

The table below shows the present value of accumulated benefits for each NEO at December 31, 2017. We have provided the present value of accumulated benefits at December 31, 2017 using a discount rate of 3.69% for the Rowan Pension Plan and 3.56% for the Rowan SERP.

	Plan	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit($)(a)	Payments During Last Fiscal Year($)
Burke	Rowan Pension	7	100,247	—
	Rowan SERP	7	835,499	—
Butz	Rowan Pension	3	53,865	—
	Rowan SERP	3	172,759	—
Brooks	Rowan Pension	7	95,220	—
	Rowan SERP	7	301,114	—
Keller	Rowan Pension	25	1,370,059	—
	Rowan SERP	25	1,266,292	—
Mai	Rowan Pension	—	—	—
	Rowan SERP	—	—	—
Necaise	Rowan Pension	38	2,213,629	—
	Rowan SERP	38	485,042	—
(a)	Our pension and other postretirement benefit liabilities and costs are based upon actuarial computations that reflect our assumptions about future events, including long-term asset returns, interest rates, annual compensation increases, mortality rates and other factors. A discussion of assumptions is set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Management Estimates – Pension and other postretirement benefits” in our Form 10-K.

Potential Post-Employment Payment Table

The following table reflects benefits payable in the event of voluntary termination, involuntary termination or a change in control as if the termination date were December 31, 2017 under the Rowan Pension Plan and the Rowan SERP:

	Plan name	Age at December 31, 2017	Frozen Plan benefit monthly annuity – starting age 60 ($)	Frozen Plan benefit monthly annuity – starting January 1, 2018 ($)	Cash balance lump sum – starting age 60 ($)	Cash balance lump sum – starting January 1, 2018 ($)
Burke	Rowan Pension	50.27	N/A	N/A	142,612	95,814
	Rowan SERP	50.27	N/A	N/A	1,174,162	788,864
Butz	Rowan Pension	46.72	N/A	N/A	87,168	50,772
	Rowan SERP	46.72	N/A	N/A	274,949	160,148
Brooks	Rowan Pension	60.51	N/A	N/A	95,220	95,220
	Rowan SERP	60.51	N/A	N/A	301,114	301,114
Keller	Rowan Pension	65.61	5,459	5,459	331,768	331,768
	Rowan SERP	65.61	1,542	1,542	938,858	938,858
Mai	Rowan Pension	57.06	N/A	N/A	—	—
	Rowan SERP	57.06	N/A	N/A	—	—
Necaise	Rowan Pension	59.15	8,258	7,880	381,650	370,150
	Rowan SERP	59.15	53	50	486,202	471,553

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PROPOSAL 2 Advisory Resolution to Approve the Company’s NEO Compensation as Reported in this Proxy Statement

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking shareholders to approve an advisory vote on our NEO compensation which is described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.

SHAREHOLDERS ARE URGED TO READ THE “COMPENSATION DISCUSSION AND ANALYSIS” SECTION OF THIS PROXY STATEMENT, WHICH MORE THOROUGHLY DISCUSSES HOW OUR COMPENSATION POLICIES AND PROCEDURES SUPPORT OUR COMPENSATION PHILOSOPHY. WE BELIEVE THAT THESE POLICIES AND PROCEDURES ARE EFFECTIVE IN SUPPORTING OUR COMPENSATION PHILOSOPHY AND IN ACHIEVING ITS GOALS.

We currently intend to hold this vote annually. In accordance with this determination and Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking shareholders to approve the following advisory vote at the Meeting:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the 2017 compensation of the NEOs disclosed in the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the related compensation tables, notes and narrative in the proxy statement for our 2018 annual general meeting of shareholders.

Vote Required

Because this vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The Board values shareholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation.

Recommendation of the Board

The Board recommends you vote FOR the advisory approval of the Company’s NEO compensation as reported in this proxy statement (in accordance with requirements applicable to companies subject to SEC reporting requirements under the Exchange Act).

PROPOSAL 3 Advisory Resolution to Approve the Directors’ Remuneration Report

In accordance with the Companies Act, shareholders are voting to approve the Directors’ Remuneration Report (or annual report on remuneration as described in the regulations). This proposal is similar to Proposal 2 regarding the compensation of our NEOs required under U.S. law. However, the Directors’ Remuneration Report is concerned solely with the remuneration of our executive and non-executive directors and is required under the Companies Act.

The Directors’ Remuneration Report sets out the remuneration that has been paid to the directors in the year ended December 31, 2017, and is deemed a part of the U.K. Annual Report and Accounts. Part I of the Directors Remuneration Report also includes information required by regulations promulgated by the SEC. Part II of the Directors Remuneration Report is set forth as Annex A to this proxy statement.

Shareholders approved the Directors’ Remuneration Policy at the 2017 annual general meeting by a large majority, with more than 97% of the votes cast at that meeting being cast in favor of the proposal. Shareholders approved the most recent Directors’ Remuneration Report presented at the 2017 general meeting by a large majority, with more than 95% of the votes cast at that meeting being cast in favor of the proposal.

We encourage shareholders to read the Directors’ Remuneration Report. The Board and the Compensation Committee believe that the policies and procedures articulated in the Directors’ Remuneration Report are effective in achieving our compensation objectives for our executive directors, and serve to attract and retain high-quality non-executive directors, and the design of our compensation program and the compensation awarded to our executive and non-executive directors fulfills these objectives.

In accordance with the Companies Act, the Directors’ Remuneration Report has been approved by and signed on behalf of the Board and will be delivered to the Registrar of Companies in the U.K. simultaneously with the filing of this proxy statement with the SEC.

Vote Required

Because this vote is advisory (pursuant to the Companies Act), it will not be legally binding upon the Board or the Compensation Committee, and payments made or promised to directors will not have to be repaid, reduced or withheld in the event that the resolution is not passed. The Board values shareholders’ opinions and will take into account the outcome of the advisory vote when considering future executive and non-executive compensation.

Recommendation of the Board

The Board recommends you vote FOR the advisory approval of the Directors’ Remuneration Report for the year ended December 31, 2017.

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AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

The Audit Committee assists the Board in fulfilling its oversight of the Company’s financial and accounting processes and integrity of the financial statements, compliance matters, and performance of the internal audit function, and is directly responsible for the appointment, engagement, compensation, retention, and oversight of the independent accountants. However, the Audit Committee is not professionally engaged in the practice of accounting, auditing and evaluating auditor independence. The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s website at www.rowan.com under the heading “Our Company/Governance Documents” and is available in print upon request. The Audit Committee held six (6) meetings during 2017, and routinely meets in executive session with the auditors and separately with the Company’s Chief Financial Officer, Director of Internal Audit and Compliance Officer.

Our Audit Committee members are all non-executive members of the Board: John J. Quicke (Chairman), Jack B. Moore, and Charles L. Szews. As previously noted, the Board has determined that all of the members of the Audit Committee are independent within the meaning of the SEC regulations and NYSE rules, and are financially literate and have accounting or financial management expertise as such qualifications are interpreted by the Board in its business judgment. The Board has also determined that each of Messrs. Quicke and Szews are qualified as audit committee financial experts within the meaning of SEC regulations.

The Audit Committee has appointed Deloitte & Touche LLP as our U.S. independent registered public accounting firm and principal auditors for the year ending December 31, 2017, and Deloitte LLP to serve as our U.K. statutory auditor under the U.K. Companies Act. Both Deloitte & Touche LLP and Deloitte LLP (referred to jointly where relevant as “Deloitte”) are member firms of Deloitte Touche Tohmatsu Limited, a U.K. private company limited by guarantee. Shareholders are being asked to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s U.S. independent registered public accounting firm and principal auditors (Proposal 5), to reappoint Deloitte LLP to serve as the Company’s U.K. statutory auditor (Proposal 6) and to authorize the Audit Committee to determine Deloitte LLP’s remuneration as the Company’s U.K. statutory auditor (Proposal 7).

Deloitte & Touche LLP has served as the Company’s U.S. independent registered public accounting firm for over 40 years and Deloitte LLP has served as the Company’s statutory auditor since 2012. In accordance with SEC rules and Deloitte policy, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For U.S. lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. Deloitte’s lead U.S. partner rotated off in March 2016, after the completion of the Company’s audit for the year ended December 31, 2015. The process for selection of the Company’s lead U.S. audit partner pursuant to this rotation policy involved interviews with the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Chairman of the Audit Committee and the candidate for the role, as well as discussion and approval by the full Audit Committee.

The Audit Committee annually reviews Deloitte’s independence and performance in determining whether to retain Deloitte or to engage another firm. As part of that review, the Audit Committee considers, among other things:

•	the quality and efficiency of the current and historical services provided to us by Deloitte and the experience of the engagement team;
•	Deloitte’s capability and expertise in handling the breadth and complexity of our global operations, and their knowledge and understanding of the offshore drilling sector;
•	an analysis of Deloitte’s known legal risks and significant proceedings;
•	external data on Deloitte’s audit quality and performance obtained from recent Public Company Accounting Oversight Board reports;
•	Deloitte’s independence;
•	the appropriateness of Deloitte’s fees for audit and non-audit services;
•	Deloitte’s tenure as our independent auditor, including the benefits of having a long-tenured auditor, such as its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting; and
•	the impact on the Company of changing auditors.

Based on this evaluation, the Audit Committee believes that Deloitte is independent and that it is in the best interests of the Company and our shareholders to retain Deloitte to serve as our U.S. independent accounting firm and U.K. statutory auditor for 2018.

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Review of Audited Financial Statements for the Year ended December 31, 2017

The Audit Committee has reviewed and discussed with our management the audited consolidated financial statements of the Company for the year ended December 31, 2017. The Audit Committee has also discussed with Deloitte & Touche LLP, our U.S. independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP its independence from management and the Company.

Based on the Audit Committee’s review and discussions with management and the independent auditors, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

The Audit Committee

John J. Quicke, Chairman

Jack B. Moore

Charles L. Szews

March 28, 2018

The U.K. statutory auditor is responsible for conducting the statutory audit of our U.K. statutory accounts in accordance with the requirements of the Companies Act.

The foregoing report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such acts.

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Approval of Fees

The Audit Committee approves Deloitte’s audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each year, the Audit Committee appoints the independent auditor to perform audit services that the Company expects to be performed for the year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. In addition, the Audit Committee approves the terms of the engagement letter to be entered into by the Company with the independent auditor. The Audit Committee has also delegated to its Chairman the authority, from time to time, to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent auditors and associated fees, provided that the Chairman will report any decisions to pre-approve such audit-related and non-audit services and fees to the full Audit Committee at its next regular meeting.

The table below sets forth the fees for Deloitte over the past two years. All such audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Fees for Deloitte in 2016 and 2017 were as follows:

	2016	2017
Audit fees(a)	$3,090,502	$3,523,550
Audit-related fees(b)	264,299	199,828
Tax fees(c)	1,895,952	1,416,521
Total	$5,250,753	$5,139,899

(a)	Fees for audit services consisted of:
•	Audit of our annual financial statements;
•	Reviews of our quarterly financial statements;
•	Statutory audits;
•	Services related to SEC matters; and
•	Attestation of management’s internal controls, as required by Section 404 of Sarbanes-Oxley.
(b)	Fees for audit-related services consisted of consulting services for International Financial Reporting Standards (IFRS) conversion requirements necessary for the Company’s UK Annual Report and periodical subscriptions.
(c)	Fees for tax services consisted of tax compliance and tax planning advice. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings. The following table shows a breakdown of such fees, which are primarily related to significant unique events:

	2016	2017
International restructuring	$555,341	$780,062
Assistance with IRS audits	956,462	54,879
Other(1)	384,149	581,580
Total	$1,895,952	$1,416,521

(1)	Other fees for tax services include advice related to U.S. tax return reviews, U.S. tax reform research, advance pricing agreements, bareboat charters, Luxembourg, Norway, U.K. and Middle East tax matters and various other matters.

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PROPOSAL 4 Advisory Resolution to Receive the U.K. Annual Report and Accounts

The Board is required to present at the Meeting the Company’s U.K. Annual Report and Accounts, including the audited annual accounts and related directors’ and auditor’s reports for the year ended December 31, 2017. In accordance with our obligations under English law, we will provide our shareholders at the Meeting with an opportunity to receive the U.K. Annual Report and Accounts.

Vote Required

Because this vote is advisory (pursuant to the Companies Act), it will not be legally binding upon the Board.

Recommendation of the Board

The Board and the Audit Committee recommend you vote FOR the advisory approval to receive the U.K. Annual Report and Accounts for the year ended December 31, 2017.

PROPOSAL 5 Resolution to Ratify the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm and principal auditors for the Company for the year ending December 31, 2018, subject to ratification of our shareholders. We are asking you to ratify that appointment. Although the ratification of this appointment is not required to be submitted to a vote of the shareholders, the Board believes it appropriate as a matter of policy to request that the shareholders ratify the appointment of the independent registered public accounting firm for the year ending December 31, 2018.

The Audit Committee also approved the appointment of Deloitte U.K., the U.K. affiliate of Deloitte & Touche LLP, to serve as the Company’s U.K. statutory auditor under the Companies Act. We are also seeking shareholder approval of the U.K. statutory auditor in Proposal 6.

Representatives of Deloitte & Touche LLP are not expected to attend the Meeting.

Vote Required

This ordinary resolution will be approved if a simple majority of the votes cast are cast in favor thereof, assuming a quorum is present. If this ordinary resolution is not approved, the Audit Committee will reconsider the appointment, but may decide to maintain its appointment of Deloitte & Touche LLP.

Recommendation of the Board

The Board and Audit Committee recommend you vote FOR the ordinary resolution to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s U.S. independent registered public accounting firm for the year ending December 31, 2018.

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PROPOSAL 6 Resolution to Re-Appoint Deloitte U.K. as the Company’s U.K. Statutory Auditor under the Companies Act

Under the Companies Act, our U.K. statutory auditor must be appointed at each meeting at which the annual report and accounts are presented to shareholders. Our Audit Committee has approved the appointment of Deloitte U.K., the U.K. affiliate of Deloitte & Touche LLP, to serve as the Company’s U.K. statutory auditor under the Companies Act. Deloitte U.K. has served as the U.K. statutory auditor under the Companies Act for the Company since its incorporation as a public limited company in May 2012. We are asking you to approve the re-appointment of Deloitte UK.

Vote Required

This ordinary resolution will be approved if a simple majority of the votes cast are cast in favor thereof, assuming a quorum is present. If this ordinary resolution is not approved, the Board may appoint an auditor to fill the vacancy.

Recommendation of the Board

The Board and Audit Committee recommend you vote FOR the ordinary resolution to re-appoint Deloitte U.K. as the Company’s U.K. statutory auditor under the Companies Act (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company).

PROPOSAL 7 Resolution to Authorize the Audit Committee to Determine Deloitte U.K.’s Remuneration as the Company’s U.K. Statutory Auditor

Under the Companies Act, the remuneration of our U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. Our Audit Committee approves, on an annual basis, Deloitte U.K.’s remuneration as our U.K. statutory auditor under the Companies Act. We are asking our shareholders to authorize the Audit Committee to determine Deloitte U.K.’s remuneration as statutory auditor for the year ending December 31, 2018 in accordance with the Audit Committee’s procedures and applicable law.

Vote Required

This ordinary resolution will be approved if a simple majority of the votes cast are cast in favor thereof, assuming a quorum is present.

Recommendation of the Board

The Board and the Audit Committee recommend you vote FOR the ordinary resolution to authorize the Audit Committee to determine Deloitte U.K.’s remuneration as the Company’s U.K. statutory auditor.

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PROPOSAL 8 Resolution to Approve the Form of Share Repurchase Contracts and Repurchase Counterparties

Under the Companies Act, we may only repurchase our Class A Ordinary Shares in accordance with specific procedures for “off market purchases” of such shares. This is because, solely for the purposes of the Companies Act, any repurchase of our Class A Ordinary Shares through the NYSE constitutes an “off market” transaction. As such, these repurchases may only be made pursuant to a form of share repurchase contract that has been approved by our shareholders. In addition, we must only conduct share repurchases through counterparties approved by our shareholders. These approvals, if granted, will be valid for five years.

In connection with its 2017 annual general meeting of shareholders, the Company obtained approval to purchase its own shares through off-market purchases pursuant to a purchase agreement with specified counterparties. Subject to Board approval, share repurchases under this agreement may be commenced or suspended from time to time without prior notice and, in accordance with the shareholder approval and English law, any shares repurchased by the Company will be held in treasury or cancelled. This authority to repurchase shares terminates May 25, 2022.

While the Company received shareholder approval to repurchase shares through May 25, 2022 at our 2017 annual general meeting of shareholders, the Company committed to seek a rolling shareholder approval for this authority every year. Accordingly, we are seeking a new authority to repurchase shares for five years, ending May 24, 2023. Approval of the forms of contract and counterparties are not an approval of the amount or timing of any repurchase activity. There cannot be any assurance as to whether the Company will repurchase any of its shares or as to the amount of any repurchases or the prices at which such repurchases may be made.

We believe this authority would give us added flexibility to return additional capital to shareholders should we determine in the future that this is in the best interest of our shareholders. The Board confirms that this authority will only be exercised after careful consideration of prevailing financial market conditions, the overall position of the Company and other uses of free cash flow, including investment in our fleet and dividend increases.

Any Class A Ordinary Shares purchased pursuant to this authority will be held in treasury or cancelled by the Company.

We are seeking the approval for two forms of share repurchase contract (the “Share Repurchase Contracts”):

•	The form of agreement attached as Exhibit I to this proxy statement provides that the counterparty will purchase shares on the NYSE at such prices and in such quantities as we may instruct from time to time, subject to the limitations set forth in Rule 10b-18 of the Exchange Act. The agreement provides that the counterparty will purchase the Class A Ordinary Shares as principal and sell any Class A Ordinary Shares purchased to us in record form.
•	The form of agreement attached as Exhibit II to this proxy statement is a form of repurchase plan which we may enter from time to time to purchase a specified dollar amount of Class A Ordinary Shares on the NYSE each day if our Class A Ordinary Shares are trading below a specified price. The amount to be purchased each day, the limit price and the total amount that may be purchased under the agreement will be determined at the time the plan is executed. The agreement provides that the counterparty will purchase the Class A Ordinary Shares as principal and sell any Class A Ordinary Shares purchased to us in record form.

We may only enter into share repurchase contracts with counterparties approved by our shareholders. We therefore seek approval to conduct repurchases through the following counterparties (or their subsidiaries or affiliates from time to time):

Bank of America	Goldman, Sachs & Co.	MUFG Securities Americas Inc.
Barclays Capital Inc.	HSBC Securities	RBC Capital Markets, LLC
BNY Mellon Capital Markets, LLC	Jefferies	RBS Securities Inc.
Citigroup Global Markets Inc.	J.P. Morgan Securities, LLC	Scotiabank Capital Markets
Credit Suisse Securities (USA) LLC	Merrill Lynch, Pierce, Fenner & Smith Incorporated	UBS Securities LLC
Deutsche Bank Securities Inc.	Mizuho Bank Ltd	Wells Fargo Securities, LLC
DNB Markets, Inc.	Morgan Stanley & Co. LLC

Copies of the Share Repurchase Contracts and the list of repurchase counterparties will be made available for shareholders to inspect at the Company’s registered office at Cannon Place, 78 Cannon Street, London, EC4N 6AF, United Kingdom for the period from the date of this proxy statement and ending on the date of the Meeting. Copies of the Share Repurchase Contracts and the list of repurchase counterparties will also be available for inspection at the Meeting.

Under the Companies Act, the Company must seek authorization for share repurchase contracts and counterparties at least every five years. If this proposal is approved, the Company may repurchase shares pursuant to the form Share Repurchase Contracts attached at Exhibit I and Exhibit II with the approved counterparties until the fifth anniversary of the date of the Meeting.

Vote Required

This ordinary resolution will be approved if a simple majority of the votes cast are cast in favor thereof, assuming a quorum is present.

Recommendation of the Board

The Board recommends you vote FOR the ordinary resolution approving the form of Share Repurchase Contracts and repurchase counterparties.

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PROPOSAL 9 Resolution Authorizing the Board to Allot Equity Securities

The ordinary resolution proposed in this proposal is required periodically under the Companies Act and is customary for public limited companies incorporated under the laws of England and Wales. This authorization is required as a matter of English law and is not otherwise required for other companies listed on the NYSE or organized within the United States.

Under the Companies Act, directors are, with certain exceptions (such as in connection with employees’ share schemes), unable to allot, or issue, shares without being authorized either by the shareholders in a general meeting or by a company’s articles of association. At the annual general meeting of shareholders on May 25, 2017, the Board was granted authority to allot up to $10,562,350 of aggregate nominal value of shares, consisting of one or more classes of shares. Unlike most companies listed on the NYSE with perpetual authority under their charter or articles of incorporation, this authority is valid until the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 31, 2018) and thereafter must be renewed or replaced.

The Company proposes that the shareholders re-authorize the Board at the Meeting to generally and unconditionally, subject to the provisions of the Articles and the Companies Act, in accordance with section 551 of the Companies Act, to exercise all the powers of the Company to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company:

(a)	up to an aggregate nominal amount of $5,284,815; and
(b)	up to a further aggregate nominal amount of $5,284,815, provided that (i) they are equity securities (within the meaning of section 560 of the Companies Act) and (ii) they are offered by way of a rights issue.

This amount set forth in paragraph (a) above will authorize the directors to allot new equity securities in the Company up to a nominal amount of $5,284,815 (being equal to approximately 33% of the aggregate nominal value of the issued share capital of the Company as of March 1, 2018, or approximately 42,278,522 Class A Ordinary Shares). The amount set forth in paragraph (b) above will further authorize the directors to allot equity securities in the context of a rights issue in favor of holders of Class A Ordinary Shares in proportion (as nearly as may be practicable) to their existing holdings and of equity securities as required by the rights of those securities or as the directors may otherwise consider necessary, up to an additional aggregate nominal amount of $5,284,815 (being equal to approximately 33% of the aggregate nominal value of the issued share capital of the Company as of March 1, 2018, or approximately 42,278,522 Class A Ordinary Shares), and so that the directors may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or the requirements of any regulatory body or stock exchange or any other matter. Together, the aggregate nominal amount of any relevant securities issued under the authority conferred by paragraphs (a) and (b) represent approximately 66% of the aggregate nominal value of our issued share capital as of March 1, 2018.

Unless previously renewed, revoked or varied, the authority conferred by this resolution shall apply in substitution for all existing authorities under section 551 of the Companies Act and expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 31, 2019), save that the Board may, before such expiry, make offers or enter into agreements which would or might require shares to be allotted or rights to subscribe for, or to convert any security into, shares to be granted after such expiry and the directors may allot shares or grant such rights in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

Approval of this resolution does not affect any shareholder approval requirements of NYSE for share issuances, such as in connection with certain acquisitions or in connection with raising additional capital. The Company will continue to be subject to NYSE shareholder approval requirements. There is no present intention of exercising this authority.

Vote Required

This ordinary resolution will be approved if a simple majority of the votes cast are cast in favor thereof, assuming a quorum is present. If this proposal does not receive the required shareholder approval, the Board will be unable to allot equity securities after the end of the Meeting (or, if earlier, at the close of business on July 31, 2018) without obtaining approval from shareholders.

Recommendation of the Board

The Board recommends you vote FOR the ordinary resolution to authorize the Board to allot equity securities.

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PROPOSALS 10 and 11 Special Resolutions Authorizing the Board to Allot Equity Securities Without Pre-emptive Rights

The special resolutions proposed in Proposals 10 and 11 are required periodically under the Companies Act and are customary for public limited companies incorporated under the laws of England and Wales. This authorization is required as a matter of English law and is not otherwise required for other companies listed on the NYSE or organized within the United States.

In addition to the authorization to allot securities as set forth in Proposal 9, under the Companies Act, the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employees’ share scheme) must be offered first to the existing shareholders in proportion to their holdings. Such rights are known as “pre-emptive rights.” However, under English law, a special resolution, which requires at least 75% of votes cast to be cast in favor of the resolution, can be passed at a general meeting of shareholders to disapply pre-emptive rights. At the annual general meeting of shareholders on May 25, 2017, the Board was granted authority to allot up to $10,562,350 of aggregate nominal value of shares, consisting of one or more classes of shares without the requirement to comply with such pre-emptive rights. This authority to allot new shares without the requirement to comply with pre-emptive rights will expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 31, 2018) and thereafter must be renewed or replaced.

The Company proposes that, subject to the passing of the resolution included in Proposal 9, the directors of the Company be generally empowered to allot equity securities (as defined in section 560 of the Companies Act) pursuant to the authority conferred by Proposal 9 for cash free of the pre-emptive rights provided for by section 561 of the Companies Act subject to the limitations set out in Proposals 10 and 11. These resolutions would give the directors the ability to raise additional capital by issuing Class A Ordinary Shares for cash without first offering them to existing shareholders in proportion to their existing shareholdings. Absent this ability, our flexibility to issues shares to pursue strategic transactions or finance growth would be limited.

Proposal 10 would allow the directors to allot Class A Ordinary Shares for cash and/or sell Class A Ordinary Shares held in treasury without first having to offer such shares to existing shareholders in proportion to their holdings in the following circumstances:

(a)	in connection with a pre-emptive offer (but in the case of allotments authorized by paragraph (b) of Proposal 10, by way of a rights issue only); and
(b)	otherwise than in connection with a pre-emptive offer, up to a nominal value of $800,730 (being equal to approximately 5% of the issued share capital of the Company as of March 1, 2018) or 6,405,836 Class A Ordinary Shares.

In addition, Proposal 11 is being proposed as a separate special resolution to authorize the directors to allot Class A Ordinary Shares for cash and/or sell Class A Ordinary Shares held in treasury for cash without complying with pre-emptive rights up to a nominal value of $800,730, but only for the purposes of an acquisition or specified capital investment as detailed further below.

Proposal 10(a) - pre-emptive offer

The authority set out in paragraph (a) of Proposal 10 would enable the directors to allot Class A Ordinary Shares or sell Class A Ordinary Shares held in treasury in a pre-emptive offer, such as a rights issue or open offer, without complying with the provisions of Chapter 3 of Part 17 of the Companies Act. This would, for example, give the directors flexibility to exclude shareholders from such an offer where the Board considers it necessary or appropriate to do so to avoid legal or practical problems that would otherwise arise and to deal with fractional entitlements to shares in an expeditious manner. Allotments and sales authorized by paragraph (b) of Proposal 10 can only be made if the offer is made by way of a rights issue.

Proposal 10(b) - general 5% disapplication

The authority set out in paragraph (b) of Proposal 10 would enable the directors to allot Class A Ordinary Shares or sell Class A Ordinary Shares held in treasury for cash without complying with pre-emptive rights up to an aggregate nominal amount of $800,730 (being equal to approximately 5% of the issued share capital of the Company as of March 1, 2018) or 6,405,836 Class A Ordinary Shares.

Proposal 11 - additional 5% disapplication for acquisition or specified capital investment

The authority set out in Proposal 10 would enable the directors to allot Class A Ordinary Shares or sell Class A Ordinary Shares held in treasury for cash without complying with pre-emptive rights up to an aggregate nominal amount of $800,730 (being equal to approximately 5% of the issued share capital of the Company as of March 1, 2018) or 6,405,836 Class A Ordinary Shares. Allotments and sales authorized by Proposal 11 may only be made in connection with an acquisition or specified capital

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investment of a kind contemplated by the Statement of Principles on Disapplying Pre-emption Rights most recently published by the Pre-Emption Group prior to the date of this proxy statement which is announced at the same time as the allotment or which has taken place in the preceding six-month period and is disclosed in the announcement of that allotment. The authority to allot the additional 5% of the issued share capital would not be used as a matter of routine, but only where the flexibility is merited by the nature of the transaction and is thought to be to the advantage of shareholders as a whole.

Unless previously renewed, revoked or varied, the power conferred by these resolutions expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 31, 2019), save that the Company may, before such expiry make offers or enter into agreements which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolutions has expired.

Vote Required

The special resolutions contained in Proposals 10 and 11 will be approved if shareholders representing at least 75% of the votes cast vote in favor thereof, assuming a quorum is present. If Proposal 11 does not receive the required shareholder approval, the Board will be unable to allot equity securities without the application of pre-emptive rights after the end of the Meeting (or, if earlier, at the close of business on July 31, 2018) without obtaining approval from shareholders by way of special resolution.

Recommendation of the Board

The Board recommends you vote FOR the special resolutions authorizing the Board to allot equity securities without the application of pre-emptive rights.

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QUESTIONS AND ANSWERS ABOUT THE PROXY, MEETING AND VOTING

What is a proxy statement and what is a proxy?

A proxy statement is a document that the SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Pursuant to authority from the Board, the Chairman will designate one or more proxies for the Meeting.

Why did I receive these proxy materials?

We are providing the proxy materials in connection with the solicitation by our Board of proxies to be voted at our Meeting and any continuation, adjournment or postponement thereof. This proxy statement contains information you should consider when deciding how to vote in connection with the Meeting. We are first sending the proxy materials to shareholders on or about April 13, 2018.

When and where is the Meeting, and who may attend?

The Meeting will be held on May 24, 2018, beginning at 9:00 a.m., London time (4:00 a.m., New York time) at The Connaught, Carlos Place, Mayfair, London, W1K 2AL, United Kingdom.

Only shareholders who own shares as of March 28, 2018 (the “record date”) may attend the Meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding shares in “street name” through brokerage accounts or by a bank or other nominee may be asked to show a brokerage statement or account statement reflecting share ownership as of the record date in order to obtain admittance to the Meeting. Cameras, recording devices and other electronic devices will not be permitted at the Meeting.

Who is entitled to vote at the Meeting?

You are entitled to vote at the Meeting or any adjournment or postponement thereof if you owned Class A Ordinary Shares as of the close of business on the record date. As of the record date, there were approximately 126,889,480 outstanding Class A Ordinary Shares entitled to vote at the Meeting. Subject to disenfranchisement in accordance with applicable law and/or our Articles, each Class A Ordinary Share (other than those held by the Company’s Employee Benefit Trust) is entitled to one vote on each matter properly brought before the Meeting. No other class of securities is entitled to vote at the Meeting. Pursuant to our Articles, cumulative voting rights are prohibited.

Any corporation that is a shareholder of record may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at the Meeting and the person so authorized shall (on production of a certified copy of such resolution at the Meeting) be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of the Company.

In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote or votes of the other joint holder or holders, and seniority shall be determined by the order in which the names of the holders stand in the register.

A complete list of shareholders of record entitled to vote will be open to the examination of any shareholder for any purpose relevant to the Meeting for a period of 10 days prior to the Meeting at our offices in Houston, Texas during ordinary business hours. This list will also be available at the location of the Meeting and open to the examination of any shareholder present at the Meeting.

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Who is soliciting my proxy to vote my shares?

Our Board is soliciting your proxy for our representatives to vote your shares. Your proxy will be effective for the Meeting and at any adjournment or postponement of that Meeting.

Why did I receive a notice of Internet availability of proxy materials instead of printed proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a notice of Internet availability of proxy materials to our shareholders. All shareholders will have the ability to access the proxy materials on the website referenced in the notice. You may also request to receive a printed set of the proxy materials. The notice contains instructions on how to access this proxy statement and our annual report, how to vote online or how to request a printed copy by mail. We encourage you to take advantage of the proxy materials on the Internet. By opting to receive the notice of availability and accessing your proxy materials online, you will save us the cost of producing and mailing documents and reduce the amount of mail you receive and help preserve environmental resources.

Why did I not receive a notice of the Internet availability of proxy materials?

If you elected to receive proxy materials by mail or e-mail for any of your holdings in the past, you were automatically enrolled in the same process for all of your shareholdings this year. If you would like to change the method of delivery, please follow the instructions in the notice or in the question entitled “Can I choose the method in which I receive future proxy materials?” below.

Can I choose the method in which I receive future proxy materials?

There are three methods by which shareholders of record and beneficial owners may receive future proxy materials or notice thereof:

•	Notice and access: We furnish proxy materials over the Internet and mail the notice to most shareholders.
•	E-mail: If you would like to have earlier access to proxy materials and reduce our costs of printing and delivering the proxy materials, you can instruct us to send all future proxy materials to you via e-mail. If you request future proxy materials via e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials via e-mail will remain in effect until you change it. If you desire to receive all future materials electronically, please visit www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
•	Paper copies by mail: You may request paper copies by mail by using the website www.proxyvote.com, by calling +1.800.579.1639, by e-mail at sendmaterial@proxyvote.com or by writing to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

What constitutes a quorum?

For the purposes of the Meeting, the shareholders present in person or by proxy who represent at least a majority of our Class A Ordinary Shares entitled to vote at the Meeting will constitute a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum at the Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

•	Beneficial Owners. If your shares are held for you in the name of your broker or bank, your shares are held in “street name” and you are considered the “beneficial owner.” Either the Notice or the proxy materials have been forwarded to you by your broker, bank or other holder of record, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other shareholder of record on how to vote your shares by using the voting instruction card included in the mailing.
•	Shareholders of Record. If your shares are registered in your name on the books and records of Computershare Investor Services PLC, our transfer agent, you are a “shareholder of record.” Accordingly, we sent these proxy materials directly to you.

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How do I attend the meeting?

•	Beneficial Owners. If you are a beneficial owner (i.e. hold your shares in “street name”) and plan to attend the Meeting, you must present proof of your ownership of shares in the Company as of the record date, such as a bank or brokerage account statement. If you wish to vote at the Meeting, you must also bring a legal proxy as described under “How do I vote my shares?”
•	Shareholders of Record. If you are a shareholder of record at the close of business on the record date and plan to attend the Meeting, please bring the notice to the Meeting as your proof of ownership of shares in the Company.

How do I vote my shares?

•	Beneficial holders. If you are a beneficial owner (i.e. hold your shares in “street name”), you should follow the voting directions provided by your broker, bank or other nominee. You may submit instructions by telephone or via the Internet to your broker, bank or other nominee, or request and return a paper proxy card to your broker, bank or other nominee. We will distribute written ballots to anyone who wants to vote in person at the Meeting. If you hold shares in “street name,” you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot to be able to vote at the Meeting.
•	Shareholders of Record. If you are shareholder of record, you may appoint a proxy to vote on your behalf using any of the following methods:
	–	by telephone using the toll-free telephone number shown on the proxy card;
	–	via the Internet as instructed on the proxy card;
	–	by completing and signing the proxy card and returning it in the prepaid envelope provided; or
	–	by written ballot at the Meeting.

Telephone and Internet proxy appointment facilities for shareholders of record will be available 24 hours a day. If you give instructions as to your proxy appointment by telephone or via the Internet, such instructions must be received by 11:59 p.m. (New York time) on May 22, 2018. If you properly give instructions as to your proxy appointment by telephone, via the Internet or by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

Please sign the proxy card exactly as your name appears on the card. If a shareholder of record is a corporation, limited liability company or partnership, the proxy card should be signed in the full corporate, limited liability company or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signatory’s full title and provide a certificate or other proof of appointment.

The return of a completed proxy card, or the submission of proxy instructions via the internet or by telephone, will not prevent a shareholder of record from attending and voting at the Meeting. If you have appointed a proxy and attend the Meeting and vote in person, your proxy appointment will automatically be terminated.

What are my voting choices for each of the resolutions and how will my shares be voted if I do not specify how they should be voted? What are the requirements to elect the directors and approve each of the other proposals?

With respect to each resolution, you may vote “for” or “against” or you may elect to “abstain.”

If you are a shareholder of record and you execute and return a proxy card but do not give instructions, your proxy will be voted as follows:

•	FOR the re-election of all nominees for director named in this proxy statement (in each case, to be approved by way of a separate ordinary resolution);
•	FOR the advisory approval of the compensation of our NEOs by way of ordinary resolution;
•	FOR the advisory vote to approve the compensation of NEOs every year by way of ordinary resolution;
•	FOR the advisory approval of the Directors’ Remuneration Report by way of ordinary resolution;
•	FOR the receipt of the U.K. Annual Report and Accounts, including the auditor’s report contained therein, by way of ordinary resolution;
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018 by way of ordinary resolution;
•	FOR the re-appointment of Deloitte U.K. as our U.K. statutory auditor by way of ordinary resolution;
•	FOR authorizing the Audit Committee to determine Deloitte U.K.’s remuneration as U.K. statutory auditor by way of ordinary resolution;
•	FOR the approval of the form of Share Repurchase Contracts and the repurchase counterparties through which the Company may conduct repurchases by way of ordinary resolution;
•	FOR the authorization of our directors to exercise all powers of the Company to allot equity securities or grant rights to subscribe for or covert any security into equity securities in the Company by way of ordinary resolution;
•	FOR the authorization of our directors to allot equity securities of the Company free of pre-emptive rights set forth the Companies Act by way of special resolution; and
•	FOR the authorization of our directors to allot equity securities of the Company in connection with an acquisition or specified capital investment free of pre-emptive rights set forth the Companies Act by way of special resolution.

The resolutions proposed in Proposals 1, 3 and 5 through 9 will be proposed as ordinary resolutions, which means that, assuming a

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quorum is present, each such resolution will be approved if a simple majority of the votes cast are cast in favor thereof. Abstentions and broker non-votes will not be counted as a vote either for or against these resolutions. If the number of votes cast against a resolution exceeds the number of votes cast for the resolution, the resolution will not be passed. For instance, in regard to the election of directors at the Meeting, a nominee for director will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election, without regard to abstentions. Under our Articles, when a quorum is present, a nominee seeking election to a directorship will be elected if a simple majority of the votes cast for or against are cast in favor of the resolution to elect the director.

With respect to Proposal 4 (regarding the receipt of the Company’s U.K. Annual Report and Accounts) and the non-binding advisory resolutions in Proposal 2 (regarding the compensation of our named executive officers) and Proposal 3 (regarding approval of the Directors’ Remuneration Report), the results of the vote will not be legally binding on the Board or any committee thereof to take any action (or refrain from taking any action). However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory votes.

The resolutions proposed in Proposal 10 and 11 will be proposed as special resolutions, which means that, assuming a quorum is present, the resolutions will be approved if shareholders representing at least 75% of the votes cast vote in favor thereof. Abstentions and broker non-votes will not be counted as a vote either for or against these resolutions. If fewer than 75% of the votes cast on the resolution are voted in favor of the resolution, the resolution will not be passed.

Can I change my vote?

•	If you hold shares in “street name,” you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Meeting if you obtain a legal proxy as described in the question entitled “How do I vote my shares?”
•	If you are a shareholder of record, you can change your vote or revoke your proxy at any time before the Meeting by:
	–	entering a later-dated proxy by telephone or via the Internet;
	–	delivering a valid, later-dated proxy card;
	–	sending written notice to the office of the Company’s secretary; or
	–	voting by ballot in person at the Meeting.

All Class A Ordinary Shares that have been properly voted and not revoked will be voted at the Meeting. Attending the Meeting without taking further action will not automatically revoke your prior telephone or Internet vote or your proxy.

All Class A Ordinary Shares that have been properly voted and not revoked will be counted in the votes held on the resolution proposed at the Meeting. Attending the Meeting without taking further action will not automatically revoke your prior telephone or Internet vote or your proxy.

If you hold shares in “street name” through a broker, will my broker vote my shares for me?

NYSE rules determine whether resolutions presented at shareholder meetings are “discretionary” or “non-discretionary” with respect to broker voting. If a resolution is discretionary, a broker may vote on the resolution without voting instructions from the owner. If determined to be discretionary by the NYSE under NYSE rules, the resolutions to receive the Company’s U.K. annual report and accounts (Proposal 4), to ratify the appointment of Deloitte & Touche LLP as our U.S. independent registered public accounting firm (Proposal 6), the resolutions to reappoint Deloitte LLP as the Company’s U.K. statutory auditor (Proposal 6), and the resolutions to authorize the Audit Committee to determine the remuneration of Deloitte LLP (Proposal 7) are considered discretionary. This means that brokerage firms may vote in their discretion on these resolutions on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Meeting.

In contrast, if determined to be “non-discretionary” by the NYSE, all of the other proposals, including the resolutions to elect directors (Proposal 1) and to submit an advisory vote on NEO compensation (Proposal 2), are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the Meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval.

What happens if I abstain or withhold my vote on any proposal?

Abstentions are counted as present in determining whether the quorum requirement is satisfied. In determining the number of votes cast in respect of any resolution, shares that abstain from voting or shares not voted will not be treated as votes cast and will not be taken into account in determining the outcome of any of the proposals.

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Who will count the votes?

Broadridge Financial Solutions, Inc. will count the votes and submit them to our inspector of election. The inspector of election will be present at the Meeting.

When will Rowan announce the voting results?

We will announce the preliminary voting results at the Meeting. We will report the final results in a Current Report on Form 8-K filed with the SEC. The results of the polls taken on the resolutions at the Meeting and any other information required by the Companies Act will be made available on the Company’s website (www.rowan.com) as soon as reasonably practicable following the Meeting and for a period of two years thereafter.

May shareholders ask questions at the Meeting?

Yes. The chairman of the Meeting will answer questions from shareholders during a designated question and answer period during the Meeting. In order to provide an opportunity for everyone who wishes to ask a question, shareholders may be limited to two minutes each to present their question. When speaking, shareholders must direct questions to the chairman and confine their questions to matters that relate directly to the business of the Meeting.

Who will pay for the cost of this proxy solicitation?

We solicit the proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other employees, or our proxy solicitor. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies at a cost of $13,500 plus reasonable out-of-pocket expenses. We also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in sending these materials to you.

Are there any other matters to be acted upon at the Meeting?

At the date of this proxy statement, the Company does not know of any other matters to be raised at the Meeting other than those described in this proxy statement. If any other matters are, in accordance with the Companies Act, other applicable law or the Articles, properly presented for consideration at the Meeting, such matters will, subject to the Companies Act, the Articles and applicable law, be considered at the Meeting and the individuals named in the proxy card will vote on such matters in their discretion.

Who is the transfer agent?

Our transfer agent is Computershare Trust Company, N.A. All communications concerning shareholder of record accounts, including address changes, name changes, share transfer requirements and similar issues can be handled by contacting Computershare Trust Company, N.A. at +1.888.868.8111 (within the U.S., U.S. Territories and Canada), +1.732.491.4324 (outside the U.S., U.S. Territories and Canada), or in writing at P.O. Box 43001 Providence, RI 02940-3001 or in writing by overnight delivery at 250 Royall Street, Canton, MA 02021.

If you have any further questions about voting or attending the Meeting, please contact our proxy solicitor, Innisfree M&A Incorporated; Shareholders call toll-free at: +1.888.750.5834 (within the U.S. and Canada) or 00.800.4664.7000 (internationally); Banks and Brokers call collect at: +1.212.750.5833 or +44.20.7710.9960; Email: info@innisfreema.com.

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SHAREHOLDER RESOLUTIONS FOR 2018 ANNUAL GENERAL MEETING

Proposal 1—Re-election and Election of Directors

RESOLVED THAT, each of William E. Albrecht, Thomas P. Burke, Thomas R. Hix, Jack B. Moore, Suzanne P. Nimocks, Thierry Pilenko, John J. Quicke, Tore I. Sandvold and Charles L. Szews is hereby, by way of separate ordinary resolution, re-elected to serve as director until the 2019 annual general meeting and each director will continue in office until the election and qualification of his or her respective successor, or until his or her earlier death, retirement, resignation or removal.

Proposal 2—Advisory Resolution to Approve the Company’s NEO Compensation as Reported in this Proxy Statement

RESOLVED THAT, the shareholders approve, on an advisory basis, the compensation of the Company’s NEOs as described in the proxy statement for the Meeting under “Compensation Discussion and Analysis” and “Executive Compensation,” including the tabular and narrative disclosure contained in the proxy statement.

Proposal 3—Advisory Resolution on Directors’ Remuneration Report

RESOLVED THAT, the shareholders approve, on an advisory basis, the Directors’ Remuneration Report included in the Company’s annual report and accounts for the year ended December 31, 2017.

Proposal 4—Advisory Resolution to Receive the Company’s Annual Report and Accounts

RESOLVED THAT, the shareholders approve, on an advisory basis, the receipt of the Company’s annual report and accounts for the year ended December 31, 2017, together with the reports of the directors and the auditor thereon.

Proposal 5—Ordinary Resolution Regarding the Ratification of Appointment of Independent Registered Public Accounting Firm

RESOLVED THAT, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 be, and it hereby is, ratified and approved.

Proposal 6—Ordinary Resolution Re-Appointing Deloitte LLP as the Company’s U.K. Statutory Auditor

RESOLVED THAT, the re-appointment of Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act, to hold office from the conclusion of the 2018 annual general meeting until the next annual general meeting at which accounts are laid before the Company be, and it hereby is, approved.

Proposal 7—Ordinary Resolution to Authorize the Board of Directors to Determine the Company’s U.K. Statutory Auditor’s Remuneration

RESOLVED THAT, the Audit Committee be, and hereby is, authorized to set Deloitte LLP’s remuneration as statutory auditor.

Proposal 8—Ordinary Resolution to Approve Form of Share Repurchase Contracts and Repurchase Counterparties

RESOLVED THAT, the form of share repurchase contracts and repurchase counterparties included in the proxy statement be, and each hereby is, approved. Unless previously renewed, revoked or varied, these approvals will expire on the fifth anniversary of the 2018 annual general meeting.

Proposal 9—Ordinary Resolution to Authorize the Board to Allot Equity Securities

RESOLVED THAT, in accordance with section 551 of the Companies Act, the directors be generally and unconditionally authorized to exercise all the powers of the Company to allot shares in the Company and to grant rights to subscribe for, or to convert any security into, shares in the Company:

(a)	up to an aggregate nominal amount of $5,284,815; and

(b)	up to a further aggregate nominal amount of $5,284,815, provided that (i) they are equity securities (within the meaning of section 560 of the Companies Act) and (ii) they are offered by way of a rights issue.

Unless previously renewed, revoked or varied, the authority conferred by this resolution shall apply in substitution for all existing authorities under section 551 of the Companies Act and expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 31, 2019), save that the Company may, before such expiry, make offers or enter into agreements which would or might require shares to be allotted or rights to subscribe for, or to convert any security into, shares to be granted after such expiry and the directors may allot shares or grant such rights in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

In Proposal 9:

•	“rights issue” means an offer of equity securities to:
	–	holders of Class A Ordinary Shares in proportion (as nearly as may be practicable) to their existing holdings; and
	–	holders of other equity securities as required by the rights of those securities or as the directors may otherwise consider necessary,

but subject to such exclusions or other arrangements as the directors may deem necessary or appropriate to deal with treasury

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shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under, the laws of any territory or the requirements of any regulatory body or stock exchange or any other matter; and

•	the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for, or to convert any securities into, shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

Proposal 10—Special Resolution to Authorize the Board to Allot Equity Securities Without Pre-emptive Rights

RESOLVED THAT, subject to the passing of resolution 10, the directors of the Company be generally empowered to allot equity securities (as defined in section 560 of the Companies Act) pursuant to the authority conferred by resolution 10 for cash free of the restriction in section 561 of the Companies Act, provided that this power shall be limited to allotments or sales:

(a)	in the case of allotments authorized by paragraph (a) of the ordinary resolution above, (i) in connection with a pre-emptive offer or (ii) otherwise than in connection with a pre-emptive offer, up to an aggregate nominal amount of $800,730; and

(b)	in the case of allotments authorized by paragraph (b) of the ordinary resolution above, of the equity securities to be issued in connection with a rights issue.

Unless previously renewed, revoked or varied, the power conferred by this resolution shall expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 31, 2019), save that the Company may, before such expiry make offers or enter into agreements which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

In Proposal 10:

•	“rights issue” has the meaning given in Proposal 9;
•	“pre-emptive offer” means an offer of equity securities, open for acceptance for a period fixed by the directors to: (x) holders of Class A Ordinary Shares in proportion (as nearly as may be practicable) to their existing holdings; and (y) holders of other equity securities as required by the rights of those securities or as the directors may otherwise consider necessary, but subject in both cases to such exclusions or other arrangements as the directors may deem necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under, the laws of any territory or the requirements of any regulatory body or stock exchange or any other matter;
•	reference to an allotment of equity securities shall include a sale of treasury shares; and
•	the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for, or to convert any securities into, shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

Proposal 11—Special Resolution to Authorize the Board to Allot Equity Securities Without Pre-emptive Rights in connection with an Acquisition or Specified Capital Investment

RESOLVED THAT, subject to the passing of resolution 11, the directors of the Company be generally empowered in addition to any authority granted under resolution 10 to allot equity securities (as defined in section 560 of the Companies Act) pursuant to the authority conferred by resolution 11 for cash free of the restriction in section 561 of the Companies Act, provided that this power shall be:

(a)	limited to allotments or sales up to an aggregate nominal amount of $800,730; and

(b)	used only for the purposes of financing (or refinancing, if the authority is to be used within six months after the original transaction) a transaction which the directors determine to be an acquisition or specified capital investment of a kind contemplated by the Statement of Principles on Disapplying Pre-emption Rights most recently published by the Pre-Emption Group prior to the date of the proxy statement.

Unless previously renewed, revoked or varied, the power conferred by this resolution shall expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 31, 2019), save that the Company may, before such expiry make offers or enter into agreements which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

In Proposal 11:

•	reference to an allotment of equity securities shall include a sale of treasury shares; and
•	the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for, or to convert any securities into, shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

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ADDITIONAL INFORMATION

Householding

SEC rules now allow us to deliver a single copy of the notice (or proxy materials in the case of shareholders who receive paper copies of such materials) to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates wasteful duplicate mailings and reduces our printing and mailing costs. This rule applies to any annual report or proxy statement. Each shareholder will continue to receive a separate proxy card or voting instruction card.

Your household may have received a single set of the notice (or proxy materials in the case of shareholders who receive paper copies of such materials). If you prefer to receive your own copy, or if you have received multiple copies and prefer a single set, please make your request by using the website www.proxyvote.com, by calling +1.800.579.1639, by e-mail at sendmaterial@proxyvote.com or in writing to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If a broker, bank or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer shareholders the opportunity to eliminate duplicate mailings, you may need to contact your broker, bank or nominee directly to discontinue duplicate mailings to your household.

If you received multiple notices or proxy cards in connection with the Meeting, please sign, date and return all proxy cards or use each proxy card or notice to vote by telephone or via the Internet to ensure that all of your shares are voted.

Shareholders’ Rights to Call a General Meeting

Our shareholders have the right to call a meeting of our shareholders. Specifically, Companies Act generally requires the directors to call a general meeting once the Company has received requests to do so from registered holders of at least 5% of our shares. The Companies Act generally prohibits shareholders of a U.K. public limited company to pass written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the Companies Act and cannot be waived by our shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

All of Rowan’s directors, executive officers and any greater than 10% shareholders are required by Section 16(a) of the Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of shares and to furnish the Company with copies of such reports. Based on a review of those reports, we believe that all applicable Section 16(a) filing requirements were complied with during the year ended December 31, 2017, with the exception of Mr. Sandvold, who filed one late Form 4 due to an administrative error.

Annual Report

The Company will furnish without charge to any person whose proxy is being solicited, upon written request of such person, a copy of the U.S. Annual Report. The Company will furnish to any such person any exhibit described in the list accompanying the annual report upon the payment, in advance, of reasonable fees related to our furnishing such exhibit(s). All requests for copies of such report and/or exhibit(s) should be directed to the Company Secretary at the office address shown below.

Questions

If you have any questions or need more information about the Meeting, please write to us at our offices in Houston, Texas:

Rowan Companies plc
Attention: Company Secretary
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056

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ANNEX A (PART II) U.K. Statutory Directors’ Remuneration Report

Rowan Companies plc (the “Company”) is subject to disclosure regimes in both the U.S. and U.K. While some of the disclosure requirements in these jurisdictions overlap or are otherwise similar, some differ and require distinct disclosures. As a result, you will find our U.K. statutory Directors’ Remuneration Report (the “Report”) required by English law in two parts of this proxy statement: (i) the information included in Part I (also known as “Compensation Discussion and Analysis”)) which begins on page 32 (referred to at times in this Annex A as “CD&A”), together with, where expressly referred to, the Board of Directors Information section of the proxy statement, and includes disclosure required by the SEC as well as English law, and (ii) the information included in this Part II (labeled Annex A), which includes additional disclosure required under the U.K. Large and Medium-sized Companies & Groups (Accounts & Reports) (Amendment) Regulations 2013 which apply to the Company. Part I should be read in conjunction with this Part II. Pursuant to English law, the Report also forms part of the statutory Annual Accounts and Reports of Rowan Companies plc for the year ended December 31, 2017. The Report was approved by the Board of Directors on March 28, 2018.

The Report does not set out the Company’s Remuneration Policy for directors (the “Remuneration Policy”), which was put to shareholders for approval in a binding vote at the Company’s annual general meeting of shareholders on May 25, 2017. The Remuneration Policy, as approved, is included with the Company’s 2017 U.K. Annual Report and Accounts, available at www.rowan.com under the heading “Investor Relations/Financial-Proxy Reports/Annual–Quarterly–Proxy Reports.” The Report will be subject to an advisory vote at the Company’s forthcoming annual general meeting of shareholders on May 24, 2018.

1.	Statement by Chair of the Compensation Committee

The major decisions of the Compensation Committee of the Board (the “Committee”) on directors’ compensation (or “remuneration” as such term is used in the U.K. regulations and interchangeably with “compensation” throughout this Part II) and the changes to directors’ remuneration during the year (and the context for these decisions and changes) are summarized in the CD&A. Particular highlights include:

•	A focus on retaining the CEO through the current industry downturn through a one-time additional retention award as set out in Section 2.6 below; and
•	The Committee removing the 10% reduction in pay for both the Board and the executive officers of the Company in recognition of the Company’s performance during the industry downturn as set out in Section 2.6 below.

2.	Implementation Section – Not Audited

The following section explains how the Company implemented its remuneration policy in 2017.

2.1	Compensation Committee

In 2017, all of the members of the Committee were independent directors:

•	Thomas R. Hix (Chair)
•	William E. Albrecht
•	Jack B. Moore
•	Suzanne P. Nimocks
•	John J. Quicke

The Committee Chair, with input from the other Committee members, directs the agenda for each Committee meeting and seeks input from management and the Committee’s independent compensation consultants. Further details regarding the Committee can be found at pages 25-26 of the proxy statement.

Details of the Committee’s process for making compensation determinations, including the advice provided by management and external compensation consultants is set out beginning at pages 35 and 51 of the proxy statement. As stated in the CD&A, the Committee’s external compensation consultants were appointed by the Committee. Frederic W. Cook & Co, Inc. (“FW Cook”) was selected after being interviewed by the Committee. FIT Remuneration Consultants LLP was selected by the Committee based on the recommendation of FW Cook and after being interviewed by management and Committee members. The Committee has determined that both consulting firms are independent. The compensation consultants provide no other services to the Company and accordingly are considered independent by the Committee and provide independent and objective advice.

Fees paid to the Committee’s external compensation consultants with respect to 2017 were approximately $387,706 to FW Cook and approximately £49,775 to its U.K. associated firm FIT Remuneration Consultants LLP, such fees being charged on the firms’ standard terms of business for advice provided.

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2.2	Shareholder Voting on Remuneration Matters

The voting report from the annual general meeting of shareholders held on May 25, 2017, including the most recent vote on the U.K. directors’ remuneration policy, was included in the Company’s proxy statement for the 2017 annual general meeting of shareholders. Such voting results are incorporated by reference from the 2017 proxy statement.

The 2017 Annual General Meeting of Shareholders of the Company was held on May 25, 2017. The voting results were as follows:

The Company’s named executive officer compensation for 2016 was approved by a non-binding vote of a substantial majority of the votes cast:

	For	Against	Abstain
Total Shares Voted	91,482,653	3,073,633	70,297
% of Voted	96.75%	3.25%	N/A

The Company’s U.K. director remuneration policy was approved by a vote of a substantial majority of the votes cast:

	For	Against	Abstain
Total Shares Voted	92,130,887	2,436,448	59,248
% of Voted	97.42%	2.58%	N/A

The Company’s U.K. director remuneration report was approved by an advisory vote of a substantial majority of the votes cast:

	For	Against	Abstain
Total Shares Voted	89,926,230	4,640,448	59,905
% of Voted	95.09%	4.91%	N/A

The amendment to the Company’s incentive plan to, among other things, replenish the number of shares authorized for issuance under the plan, was approved by a vote of a substantial majority of the votes cast:

	For	Against	Abstain
Total Shares Voted	92,324,824	2,255,318	46,441
% of Voted	97.62%	2.38%	N/A

2.3	Performance Graph and Table

The graph below presents the relative investment performance of the Company’s shares to the S&P 1500 Oil and Gas Drilling Index for the period from the effective date of the redomestication of the Company as a U.K. public company in early May 2012. In the opinion of the Board, the S&P 1500 Oil and Gas Drilling Index is an appropriate broad index against which the TSR of the Company should be measured for the purposes of U.K. requirements because of the drilling industry’s sensitivity to oil and gas prices and related economic conditions.

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CEO Compensation

The following table sets out the following compensation for the CEO:

•	the total remuneration as seen in the single figure table;
•	the bonus paid as a percentage of the maximum opportunity; and
•	the value of the long-term incentives that have met their performance condition against the maximum possible level which could have been earned in that period (unlike equivalent U.S. disclosures, the U.K. legislation assesses this when the performance condition is measured rather than when it subsequently vests – a proportion of each PU is measured against the TSR annually but the awards only vest on the third anniversary of grant).

		Single figure of total remuneration ($,000)(a)	Annual bonus as a % of maximum	Performance units meeting the performance condition in the year as a % of maximum
2017	Burke	$10,138	79%	82%
2016	Burke	$7,697	56%	91%
2015	Burke	$6,131	76%	100%
2014	Burke – from April 25, 2014 to December 31, 2014	$3,732	55%	86%
2014	Ralls – from January 1, 2014 to April 24, 2014(a)	$1,771	55%	77%
2013	Ralls	$5,276	62%	41.5%
2012(b)	Ralls	$4,940	52%	0%
(a)	Mr. Ralls retired as CEO of the Company effective April 25, 2014 and Dr. Thomas Burke was appointed as the new CEO effective as of the same date. The 2014 figures represent the income as reported for Dr. Burke (see note (a) to the table at 2.7 for further information) and for Mr. Ralls, shows his total income as reported pro-rated by the period to April 24, 2014 relative to the full financial year.
(b)	The Company redomesticated to the U.K. on May 4, 2012. The above figures show information for all of 2012.

2.4 Percentage Change in pay of Chief Executive Officer

The U.K. legislation requires the Company to disclose the percentage change in the prescribed pay elements of the CEO between 2016 and 2017 together with equivalent percentages for a category of staff. Consistent with last year, we have reported the average percentage change in the prescribed pay elements for all U.S. onshore staff at professional level (which is not calculated on a matched sample basis so it is impacted by recruitments and departures in the year). Reflecting developments in reporting, separate percentages are disclosed for each element. The prescribed pay elements are:

•	Base salary
•	Benefits (which have been calculated in as similar a manner to the calculations for section 2.7 as was practical)
•	Annual bonus

U.S. onshore professional staff were selected for the purposes of this comparison given the geographic and functional diversity of staff within a company with global operations in a highly competitive global offshore drilling market, where for many staff the annual pay outcomes are impacted by the global price of oil.

	% change in base salary	% change in annual bonus	% change in benefits
CEO	-4%	-5%	-2%
Selected Staff	6%	-21%	3%

2.5 Relative importance of spend on pay

The U.K. legislation includes an obligation to show the annual change in spending on certain specified items. The following table includes the statutory items which show the year on year change in:

•	dividends,
•	share repurchases and
•	the aggregate remuneration (for all employees) across the group.

No dividends were paid in 2016 or 2017.

There were no share repurchases during 2016 or 2017.

The aggregate remuneration figures for 2016 and 2017 include: (i) wages and salaries, (ii) share-based compensation, (iii) social security costs and (iv) other pension and post-employment costs.

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2.6 Statement of implementation of Policy in the following financial year

During the year, the following steps were taken in implementing the approved Policy:

Executive Directors

Base Salary

The current peer group for the purposes of salary comparison is set forth on page 39 of this proxy statement.

2017 Base Salary:

The Committee approved 2017 base salary of $800,000, which Dr. Burke voluntarily reduced to $720,000. The Committee revisited this reduction in October 2017 and re-instated Dr. Burke’s base salary, effective 1 November 2017, as $800,000.

2018 Base Salary:

In 2018, the Committee approved a base salary of $950,000, effective 1 March 2018.

Annual Bonus (Annual Incentive Plan (“AIP”))

2017 AIP:

Details of the targets and resulting performance for the 2017 AIP are described on pages 42 through 45 of this proxy statement except to the extent that the information is considered commercially sensitive. Such information will remain so and will not be disclosed subsequently.

Dr. Burke received a 2017 AIP payment of $1,029,200, which was 128.65% of his base salary, and 128.65% of his AIP target.

2018 AIP – Performance Measures and Targets:

The Committee’s approach for the 2018 AIP will be substantially the same as the 2017 AIP. 75% of the 2018 AIP payout pool will be set by reference to financial and operational metrics set forth below, and 25% by reference to performance and other factors (being subjective in nature). In addition, there may be adjustments up or down for individual performance. For 2018, the metrics and corresponding weighting are as follows. Specific targets are not disclosed because they are considered commercially sensitive. The Company expects to report targets and resulting 2018 performance in the proxy statement for the 2019 annual meeting of shareholders.

Metric	Weighting
EBITDA, adjusted	30%
Cash Balance	20%
Backlog(a)	25%
Safety(b)	20%
Contracted Non-Productive Time(c)	5%
(a)	Backlog is the aggregate backlog days added during fiscal year 2018 that will be realized on or before December 31, 2019 for drillships and on or before June 30, 2019 for jack up rigs.
(b)	Safety includes total recordable incident rate, total potential hurt rate and process safety.
(c)	Contracted Non-Productive Time refers to any period when one of our rigs is on location and under contract but not operational due to equipment failure or other unplanned stoppage.
The Committee set Dr. Burke’s 2018 AIP target multiple at 110% of base salary and capped the 75% of his 2018 AIP payment at 150% of target.

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Long-Term Incentive Compensation (“LTI”)

LTI Compensation in 2017:

Details of LTI awards made in 2017 are set out at Section 2.9 of this Part II. These awards include a one-time grant of equity made to our CEO to encourage his retention over the next four years. This award was comprised of approximately $5.0 million in grant date value of RSUs and approximately $2.5 million in grant date value of share options with a seven year exercise term, each of which cliff vest in four years.

.

Details of LTI awards vesting in 2017 are set out beginning on pages 45 and 47 of the proxy statement. The performance measures for PUs granted in 2017 are measured based on TSR relative to a selected peer group of offshore drillers comprised of the following other companies:

•   Atwood Oceanics, Inc.

•   Diamond Offshore Drilling, Inc.

•   Ensco plc

•   Noble Corp plc

•   Seadrill Limited

•   Transocean Ltd.

For PU awards made in 2017, the peer group above was selected as it represents the Company’s primary competitors in the markets in which it operates and for customers, investors and employees.

LTI Compensation in 2018:

The Committee’s approach is to make awards with a maximum target multiple of base salary for an Executive Director across all types of LTI awards, valuing awards on a grant date fair market basis.

Dr. Burke received an annual LTI grant of 50% RSUs and 50% PUs in February 2018, but the precise quantum and percentage of each type of award is determined at the discretion of the Committee on a year-to-year basis. Dr. Burke’s 2018 LTI target multiple was increased to 500% of base salary.

The 2018 performance measures for PUs granted in 2018 will be measured based on both the Company’s absolute TSR performance as well as the Company’s TSR relative to a selected peer group of energy services companies comprised of the following other companies:

•   Diamond Offshore Drilling, Inc.

•   Borr Drilling Limited

•   Ensco plc

•   Nabors Industries Ltd.

•   Noble Corp plc

•   Transocean Ltd.

Pensions

Details of the pension arrangements that Dr. Burke participated in 2017 are set out on pages 57 through 59 of the proxy statement.

For Dr. Burke:

•   Contributions equivalent to 5% of eligible compensation were credited under the Pension Plan;

•   Savings Plan contributions were made at the level of 6% of an employee’s eligible compensation up to a U.S. IRS cap (in 2018, a maximum Company contribution of $16,500 per year, but subject to annual adjustment under U.S. tax laws); and

Additional contributions in excess of the IRS caps are credited under the Restoration Plan at a 11% level to make up for limits under the Pension Plan and Savings Plan.

No material changes have been made in 2018.

Benefits	Benefits are summarized in Part I of this proxy statement. No material changes are anticipated for 2018.
Change in Control Arrangements

There were no amendments to change in control agreements with the Executive Director during 2017 and none are anticipated for 2018.

Further details regarding Dr. Burke’s change in control agreement can be found beginning at page 49 of the proxy statement. There are no other service agreements with any director.

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Non-Executive Directors

Non-Executive Directors’ Compensation

2017:

Directors’ Fees:

In 2017, Non-Executive Director fees remained voluntarily reduced by 10% through October to the following:

•   Board annual fee: $72,000

•   Non-Executive Chairman annual fee (in addition to the annual Board fee): $135,000

•   Committee Chair annual retainer (in addition to annual Board fee):

–   HSE/NCG: $9,000

–   Audit/Compensation: $13,500

The Board revisited the voluntary reduction in October 2017 and re-instated the Non-Executive Director fees prior to the reduction, effective 1 November 2017. The re-instated Non-Executive Director fees are as follows:

•   Board annual fee: $80,000

•   Non-Executive Chairman annual fee (in addition to the annual Board fee): $150,000

•   Committee Chair annual retainer (in addition to annual Board fee):

–   HSE/NCG: $10,000

–   Audit/Compensation: $15,000

Equity Awards:

Non-Executive Directors typically receive grants of equity awards (RSUs) with dividend equivalents. In 2017, Non-Executive Directors received the following:

•   Annual Equity Award: $200,000 based on the grant date market price (and pro-rated for new directors)

2018:

Board fees and annual grant date values for 2018 will be determined in May 2018. At the election of each director, annual awards to Non-Executive Directors will be either deferred or non-deferred RSUs. The economic value of each type of award is the same, but non-deferred awards are settled upon vesting (as opposed to deferred awards, which settle in cash or shares upon departure from the Board).

Implementation Section – Audited

2.7 Single figure table

	Salary(a)		Benefits(b)		Annual Bonus(c)		LTI Awards(d)		Pension(e)		Total
($’000)	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
Burke	$733	$760	$20	$20	$1,029	$1,080	$8,382	$5,619	$199	$218	$10,363	$7,697
(a)	Reflects actual base salary paid with respect to 2017 and 2016, respectively.
(b)	Benefits for Dr. Burke include the following:

	Year	Health Benefits(1)	Other Benefits(2)	Total ($)
Burke	2017	$18,308	$1,450	$19,758
	2016	$18,730	$1,500	$20,230
(1)	Reflects Company’s portion of projected average medical costs plus actual premiums for other health and welfare benefits such as dental, vision, life and AD&D insurance, and short-term and long-term disability benefits. All U.S. employees of the Company are entitled to participate in the same benefit programs.
(2)	Reflects estimated benefits taxable in the U.K. principally related to the preparation of a U.K. tax return (for 2016 and 2017).

(c)	Details of the performance measures and targets applicable to the AIP bonus for 2017 are set out beginning on page 42 of the proxy statement.
(d)	LTI Awards for Dr. Burke include the following:

($’000)	Year	RSUs(1)	PUs(2)	Options(3)		Total ($)
Burke	2017	$5,434	$2,948	$	nil	$8,382
	2016	$2,555	$3,064		$–	$5,619
(1)	RSU figures are the value of the awards made in the corresponding year using the average closing price per share over the last three months of the year of grant. For 2016 and 2017, the average closing price per share for the last three months of each corresponding year was $16.31 and $14.05, respectively. The RSUs do not have performance measures. Includes approximately $4.0 million in RSUs reflecting a one-time retention award to Dr. Burke granted in 2017.

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	(2)	The amount shown for 2016 represents the total amount achieved for the year, which consisted of (i) $43.81 per PU for the one-year performance period ending December 31, 2016 (applicable to each of the 2015 and 2016 awards) and (ii) $50.00 per PU for the three-year performance period ending December 31, 2016 (applicable to the 2014 award).
The amount shown for 2017 represents the total amount achieved for the year, which consisted of (i) $37.92 per PU for the one-year performance period ending December 31, 2017 (applicable to each of the 2015, 2016 and 2017 awards) and (ii) $50.00 per PU for the three-year performance period ending December 31, 2017 (applicable to the 2015 award).
Details of the performance measures and targets applicable to vesting of the PU awards are set forth beginning on page 45 of the proxy statement. Further details of the calculation are set out in “Performance Results and Achieved Values” on page 47 of the proxy statement. The PU performance period is the three year period beginning January 1 of the year of the grant. Payouts are measured based on the Company’s total shareholder return relative to its designated peer group.
	(3)	The Company discontinued granting option awards as part of annual long-term incentive program. However, from time to time, the Company may grant retention awards in the form of options. In 2017, the Company issued a one-time grant of options to Dr. Burke. Consistent with the UK regulations, the amount reported above represents the implied gain on those options compared with the average closing price per share for the last three months of 2017, being $14.05 (being zero).
(e)	Pension amounts reflect the matching contributions made by the Company to the Savings Plan plus the additional amounts credited in the Pension Plan and the Restoration Plan as follows. Dr. Burke is the only director who participates in the Company’s pension plans. See pages 57 through 59 of the proxy statement for further details of the Company’s pension plans.

	Year	Savings Plan	Pension Plan	Restoration Plan	Total ($)
Burke	2017	$16,200	$13,500	$169,767	$199,467
	2016	$15,900	$13,250	$188,650	$217,800

The aggregate emoluments (being salary/fees) plus benefits and bonuses of all directors during 2017 was approximately $2.78 million.

2.8 Non-executive director remuneration

Non-Executive Directors receive annual fees in lieu of a base salary. As non-employees of the Company and in accordance with Non-Executive Director compensation practices in the U.S., Non-Executive Directors are not eligible to receive an annual bonus or other benefits, including participation in the Company’s pension plans.

	Fees ($)(a)		Benefits ($)(b)		RSAs/RSUs ($)(c)		Total ($)
$’000	2017	2016	2017	2016	2017	2016	2017	2016
Albrecht	162.7	76.0	1.5	1.5	212.3	175.4	376.5	252.9
Hearne(d)	86.5	184.7	1.5	1.5	–	175.4	88.0	361.6
Hix	87.1	90.3	1.5	1.5	212.3	175.4	300.9	267.2
Moore(e)	73.3	50.2	1.5	–	212.3	175.4	287.1	225.6
Nimocks	82.5	85.5	1.5	1.5	212.3	175.4	296.3	262.4
Peacock(f)	28.8	76.0	1.5	1.5	–	175.4	30.3	252.9
Pilenko(g)	44.7	–	–	–	212.3	–	257.0	–
Quicke	87.1	85.3	1.5	1.5	212.3	175.4	300.9	262.2
Sandvold	73.3	76.0	1.5	1.5	212.3	175.4	287.1	252.9
Szews(h)	73.3	25.9	1.5	–	212.3	144.1	287.1	170.0
(a)	Reflects fees earned with respect to Board service in 2016 and 2017, respectively, regardless of when paid.
(b)	Non-Executive Directors are not eligible for Company health benefits or pensions. Reflects estimated U.K. taxable benefits principally related to the preparation of U.K. tax returns for non-U.K. resident directors who elected to use the Company’s service provider.
(c)	The value of RSAs or RSUs, as applicable, for 2016 and RSUs shown for 2017 represent the annual grant, as applicable, made to Non-Executive Directors, including with respect to RSUs, additional RSUs awarded in lieu of cash dividends, based upon the number of RSUs awarded in each year and the average closing price per share for the last three months of the corresponding year. The average closing price per share for the last three months of 2016 and 2017 was $16.31 and $14.05, respectively. No dividends were paid in 2016 or 2017. RSAs and RSUs awarded to Non-Executive Directors do not have performance conditions in order to ensure that such directors maintain their independence.
(d)	Sir Hearne retired from the Board in April 2017 and did not receive an annual RSU award in 2017. No payments were made to Sir Hearne to compensate for his loss of office upon his retirement, other than a charitable donation of $10,000 in his honor to a charity which Sir Hearne nominated and which was reviewed and approved by the Company’s Charitable Contributions Committee.
(e)	Mr. Moore was elected to the Board in April 2016 at the annual general meeting of shareholders.
(f)	Mr. Peacock retired from the Board in April 2017 and did not receive an annual RSU award in 2017. No payments were made to Mr. Peacock to compensate for his loss of office upon his retirement, other than a charitable donation of $10,000 in his honor to a charity which Mr. Peacock nominated and which was reviewed and approved by the Company’s Charitable Contributions Committee.
(g)	Mr. Pilenko was elected to the Board in May 2017 at the annual general meeting of shareholders.
(h)	Mr. Szews was appointed to the Board in August 2016 and received a pro-rated annual grant of RSUs.

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2.9 Payments to past directors

In 2017, the Company made no payments to any of its past directors.

2.10 Payments for loss of office

In 2017, the Company made no payments to any of its directors or past directors with respect to loss of office.

2.11 Long term incentive awards made to directors in 2017

Except as footnoted below, in May 2017, each Non-Executive Director received an annual grant of RSUs with a value of approximately $200,000.

LONG TERM INCENTIVE AWARDS MADE TO DIRECTORS IN 2017

Director	Grant Date	Plan(a)(b)	Number of shares	Face value(c)(d) $	Threshold vesting level %	Vesting level % at maximum performance	Anticipated vesting due(e)(f)
Burke	2/22/2017	RSU	284,333	4,999,996	N/A	100%	2/22/2021
	2/22/2017	Options	354,946	6,241,725	N/A	100%	2/22/2021
	2/22/2017	RSU	–	1,799,983	N/A	100%	2/22/2020
	2/22/2017	PU	18,000	1,800,000	33%	200%	2/22/2020
Albrecht	5/25/2017	RSU	15,111	199,994	N/A	100%	5/24/2018
Hearne(g)	N/A	N/A	–	–	N/A	N/A	N/A
Hix	5/25/2017	RSU	15,111	199,994	N/A	100%	5/24/2018
Moore	5/25/2017	RSU	15,111	199,994	N/A	100%	5/24/2018
Nimocks	5/25/2017	RSU	15,111	199,994	N/A	100%	5/24/2018
Peacock(h)	N/A	N/A	–	–	N/A	N/A	N/A
Pilenko	5/25/2017	RSU	15,111	199,994	N/A	100%	5/24/2018
Quicke	5/25/2017	RSU	15,111	199,994	N/A	100%	5/24/2018
Sandvold	5/25/2017	RSU	15,111	199,994	N/A	100%	5/24/2018
Szews	5/25/2017	RSU	15,111	199,994	N/A	100%	5/24/2018
(a)	The terms of RSUs and PUs awarded to the Executive Director and the terms of RSAs and RSUs awarded to Non-Executive Directors are summarized in this proxy statement.
(b)	Pursuant to the terms of the award notices, each RSU granted to a Non-Executive Director is granted in tandem with a corresponding Dividend Equivalent which entitles the Non-Executive Director to receive additional RSUs with an aggregate fair market value equal to the product of (a) the per share amount of any cash dividend declared by the Company and (b) the number of shares underlying the RSUs held by such Non-Executive Director that are outstanding when the dividend is paid.
(c)	Face values for RSUs are the fair market values per share, calculated using the average of the high and low share price on the grant date: February 22, 2017 - $17.59 and May 25, 2017 - $13.24.
Dr. Burke’s PUs granted in February 2017 are valued using the target value of $100 per unit (so the face value for the purposes of the U.K. regulations is the stated face value multiplied by the 200% maximum vesting percentage). The percentage vesting at threshold is impacted by interpolation and could range from 33% to just below 67%. The reference to 33% in the table is the lowest threshold amount before such interpolation.
(d)	Only PUs have pre-vest performance measures. These awards are described at pages 45 through 47 of the proxy statement. The performance period is the three year period beginning January 1 of the year of the grant and ending December 31 after the second full year following the year of the grant. Details of the performance measures and targets for the PUs granted in 2017 are contained in the proxy statement. PUs granted in 2017 may be settled in shares, cash or a combination at the discretion of the Compensation Committee.
RSUs granted to Dr. Burke vest and are settled in shares in one-third increments on each of the first, second and third anniversaries of the grant date, except for the 284,333 RSUs granted to Dr. Burke on February 22, 2017, which cliff vest on the fourth anniversary of the grant date.
RSUs granted to Non-Executive Directors vest on the earlier of the first anniversary date of the grant or the date of the next annual meeting of shareholders. At the election of each director, settlement of RSUs (including RSUs issued pursuant to dividend equivalents) granted to Non-Executive Directors occurs upon either termination of the director’s service on the Board or the next annual meeting of shareholders. At the election of the Committee, such settlement may be made in cash, shares or a combination.
Options granted to Dr. Burke have a strike price of $17.59, vest on the fourth anniversary of the grant date and expire on the seventh anniversary of the grant date.
(e)	Additional RSUs awarded to Non-Executive Directors in lieu of the payment of cash dividends are settled upon settlement of the underlying RSUs with respect to which the additional RSUs were awarded. Settlement of RSUs occurs upon termination of service from the Board, and may be in cash or shares at the discretion of the Compensation Committee.
(g)	Sir Hearne retired from the Board in May 2017 and did not receive an annual grant during 2017. On his retirement, all of Sir Hearne’s RSUs were settled in a combination of cash and shares (at the discretion of the Compensation Committee) for an aggregate value of $679,180 as of his retirement date.
(h)	Mr. Peacock retired from the Board in May 2017 and did not receive an annual grant during 2017. On his retirement, all of Mr. Peacock’s RSUs were settled in a combination of cash and shares (at the discretion of the Compensation Committee) for an aggregate value of $821,523 as of his retirement date.

The aggregate gain on the vesting/exercise of awards held by all directors in 2017 was approximately $4.01 million. No share options were exercised in 2017.

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2.12 Directors’ shareholding and share interests

Details of the Company’s share ownership requirements for Executive Directors and Non-Executive Directors are summarized on page 49 of the proxy statement. As of March 15, 2018, the directors were either in compliance with the share ownership guidelines or within the applicable retention or grace periods.

The following table shows the total share interests held by directors.

TOTAL SHARE INTERESTS AT DECEMBER 31, 2017 (OR DATE OF CESSATION, IF EARLIER)(a)

		Share Options(b)			Share Awards (including RSAs and RSUs)
	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6	Column 7
	Shares Held Outright(c)	No. of Shares Underlying Unexercised Options/SARs – Exercisable (Vested)	No. of Shares Underlying Unexercised Options/SARs – Unexercisable (Unvested)	No. of Shares Acquired in 2017 on Option/ SARs Exercise	Outstanding RSUs(d)	No. of Shares Acquired in 2017 on Vesting of RSA/RSUs	Aggregate holding of Shares and Share Interest(e)
Executive Directors
Burke	157,034	104,811	354,946	–	519,566	96,852	1,136,357
Non-Executive Directors
Albrecht	10,195	–	–	–	20,485	10,195	30,680
Hearne(f)	41,324	–	–	–	–	51,317	41,324
Hix	15,195	–	–	–	56,104	10,755	71,299
Moore	–	–	–	–	25,866	–	25,866
Nimocks	1,200	–	–	–	58,879	–	60,079
Peacock(f)	70,524	–	–	–	–	62,072	70,524
Pilenko	1,000	–	–	–	15,111	–	16,111
Quicke	12,195	–	–	–	56,104	10,755	68,299
Sandvold	10,195	–	–	–	37,660	10,755	47,855
Szews	–	–	–	–	23,949	–	23,949
(a)	Prior PUs are cash settled and therefore not included in the above table. To the extent other awards have been settled in cash, they are not included in the above table. None of the above interests are subject to pre-vest performance conditions.
(b)	Includes options and SARs regardless of whether such awards are in or out of the money.
(c)	In accordance with UK law, this column includes shares held by the director, their spouse, any children under 18 and any other dependents together with any trusts for their benefit. Amounts include any shares reported in columns 4 and 6.
(d)	For Executive Directors, includes RSUs which are unvested. For Non-executive Directors, includes, as applicable, (i) unvested RSAs, (ii) unvested RSUs and (iii) certain vested RSUs that are not settled until the Non-Executive Director departs the Board. Amounts for Non-Executive Director RSUs include additional RSUs issued in lieu of cash dividends.
(e)	Amounts reflect the sum of Columns 1 (Shares Held Outright), 2 (Vested Options/ SARs), 3 (Unvested Options/SARs) and 5 (Outstanding RSAs/ RSUs).
(f)	Reflects shares held by such director upon retirement from the Board in May 2017, after settlement of awards.

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The following changes in the above share interests occurred between December 31, 2017 and March 31, 2018:

	December 31,	March 31,
Directors	2017(a)	2018(b)
Burke	1,136,357	1,272,116
Albrecht	30,680	30,680
Hearne(c)	41,324	–
Hix	71,299	71,299
Moore	25,866	25,866
Nimocks	60,079	60,079
Peacock(d)	70,524	–
Pilenko	16,111	16,111
Quicke	68,299	68,299
Sandvold	47,855	47,855
Szews	23,949	23,949
(a)	Reflects the total number of share interests, including shares, options, SARs, RSUs and RSAs, reported in column 7 above.
(b)	Dr. Burke received an annual grant of 133,185 RSUs and a promotional grant of 40,470 and certain of his previous RSU awards vested and shares were surrendered to cover taxes.
(c)	The share interests for Sir Hearne reflect his holdings on the date he retired from the Board in May 2017.
(d)	The share interests for Mr. Peacock reflect his holdings on the date he retired from the Board in May 2017.

Signed on behalf of the Board of Directors by:

Thomas R. Hix

Chair of the Compensation Committee

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Exhibit I

This agreement (this “Agreement”) is made on between:

Rowan Companies plc (the “Company”)

Cannon Place

78 Cannon Street

London EC4N 6AF

United Kingdom

Registered number: 07805263

_________________ (the “Counterparty”)

_________________ [Address]

It is agreed that the Counterparty will purchase on a principal basis interests in Class A Ordinary Shares of the Company, nominal (i.e., par) value $0.125 per share (the “Ordinary Shares”), for subsequent sale and delivery to the Company under the terms of this Agreement as follows:

1.	Ordinary Shares will be purchased up to the quantity and purchase price level advised by telephone from an authorised person at the Company (the “Purchase Price”), such authorised person(s) to be notified in writing to the Counterparty by the Company from time to time (each an “Authorised Person”).

2.	Unless otherwise instructed, Ordinary Shares will be purchased in accordance with all applicable laws and regulations, including (without limitation) in accordance with:

(a)	The volume limitations of Rule 10b-18(b)(4) and 10b-18(c)(2) of the Securities Exchange Act of 1934, as may be amended or superseded from time to time (the “Exchange Act”). The maximum value of Ordinary Shares, at acquisition cost, to be purchased under this programme will be advised to the Counterparty by an Authorised Person from time to time following the execution of this Agreement;

(b)	The timing conditions of Rules 10b-18(b)(2) and 10b-18(c)(1) of the Exchange Act, as may be amended or superseded from time to time; and

(c)	The price conditions of Rule 10b-18(b)(3) of the Exchange Act, as may be amended or superseded from time to time.

3.	All purchases will be effected pursuant to Rule 10b-18 of the Exchange Act, as may be amended or superseded from time to time, from or through only one broker or dealer on any single day or as otherwise allowed by Rule 10b-18(b)(1) of the Exchange Act, as may be amended or superseded from time to time.

4.	Purchases may be made on any national securities exchange, electronic communication network (ECN), alternative trading system (“ATS”) or in over-the-counter (“OTC”) transactions.

5.	Before purchases commence under this Agreement, the Company will have officially disclosed the repurchase programme to the public.

6.	The Company represents that the purchases of Ordinary Shares by the Counterparty pursuant to the terms of this Agreement will not violate or contravene any legal, regulatory or contractual restriction applicable to the Company or the Ordinary Shares, including Section 10(b) and Rule 10b-5 of the Exchange Act.

7.	Daily purchase information will be provided to the Company by phone or e-mail, and trade confirmations will be sent by e-mail or fax the following day.

8.	The Company’s tax identification number is ___________.

9.	Purchases of Ordinary Shares in accordance with the instructions contained herein, will commence on the date to be agreed between the Company and the Counterparty.

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10.	Notices for the attention of the Company shall be sent to: Rowan Companies plc Attn: Chief Financial Officer 2800 Post Oak Boulevard, Suite 5450 Houston, Texas 77056 Email: ________@rowancompanies.com

Notices for the attention of the Counterparty shall be sent to the address notified in writing to the Company by the Counterparty.

11.	The Counterparty shall (including, without limitation, by liaising with Computershare Trust Company, N.A. (or its successor or assign) as transfer agent and registrar of the Company (the “Transfer Agent”)) procure that any Ordinary Share to be sold by the Counterparty to the Company is transmitted or delivered by DWAC or similar means of transmission so that such Ordinary Shares is withdrawn from the facilities of the Depositary Trust Company (the “DTC System”) (in particular by removing any Ordinary Share deposited with the nominee of the DTC System, Cede & Co.) and the Company receives the Ordinary Share in record form (a “Record Share”).

12.	In accordance with Paragraph 11, the Counterparty shall sell, and the Company shall purchase, such Record Shares, and following such purchase and delivery, at the election of the Company, the Company shall be registered as the record holder of such Record Shares, or such Record Shares shall otherwise be cancelled. The Company shall be responsible for any stamp duty that is due in respect of the purchase of Record Shares from the Counterparty.

13.	The Counterparty shall deliver to the Transfer Agent any documents as may be necessary or as may be reasonably requested by the Transfer Agent to give effect to the purchase, delivery, registration or cancellation of any Record Shares to the Company in accordance with the terms of this letter.

14.	The Company will pay for any and all Record Shares purchased by it in accordance with Paragraph 12 above by wiring funds to the bank account of the Counterparty or other designee by no later than the date of delivery of Record Shares. Any commission payable by the Company in respect of the delivery of Record Shares shall be agreed in writing from time to time between the Company and the Counterparty, and shall be paid to the Counterparty by the Company on delivery of Record Shares. The relevant bank account details of the Counterparty shall be notified to the Company by the Counterparty in writing from time to time.

15.	The Counterparty and the Company each acknowledge and agree that:

(a)	Prior to an acquisition by the Company under Paragraph 12 hereof, the Company shall not acquire, nor have any legal or beneficial interest in, any Ordinary Share purchased by the Counterparty pursuant to this Agreement;

(b)	Nothing in this letter is or shall constitute a party acting as the agent of the other for any purpose. Neither party shall describe itself as an agent or in any way hold itself out as being an agent of the other; and

(c)	The Counterparty shall act as principal in respect of its acquisition of the Ordinary Shares and shall effect purchases of shares hereunder in “riskless principal transactions” as defined in Rule 10b-18(a)(12) of the Exchange Act.

16.	This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

Rowan Companies plc	[Counterparty]

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Exhibit II          Form of Rule 10b5-1 Repurchase Plan

Repurchase Plan, dated ______________ (the “Repurchase Plan”), between Rowan Companies plc (the “Company”) and ____________________ (the “Counterparty”). Capitalised terms used and not otherwise defined in the body of this Repurchase Plan shall have the meaning given to such terms in Exhibit A hereto, which is incorporated herein and made part of this Repurchase Plan.

WHEREAS, the Company desires to establish this Repurchase Plan to purchase its Class A Ordinary Shares, nominal value $0.125 per share (the “Ordinary Shares”); and

WHEREAS, the Company desires to purchase Ordinary Shares from the Counterparty in accordance with this Repurchase Plan:

NOW, THEREFORE, the Company and the Counterparty hereby agree as follows:

1.	Prior to the commencement of transactions contemplated by this Repurchase Plan the parties shall agree in writing in a form substantially as set forth on Exhibit A hereto to certain terms in respect of the proposed repurchase.

2.	During the Trading Period (as defined in Exhibit A), the Counterparty shall purchase as principal Ordinary Shares having a maximum aggregate value of no more than the Total Repurchase Amount (as defined in Exhibit A). On each day (each, a “Trading Day”) during the Trading Period on which The New York Stock Exchange (the “Exchange”) is open for trading the Counterparty shall purchase that number of Ordinary Shares having an aggregate value of up to the Maximum Amount (as defined in Exhibit A), plus or minus up to $1,000, using its reasonable efforts to purchase such Ordinary Shares at a price equal to the volume weighted average price for such day’s trading session, and trade confirmations will be sent by e-mail or fax the following day. Notwithstanding the foregoing, the Counterparty shall not purchase any Ordinary Shares at a price exceeding the Limit Price (as defined in Exhibit A).

3.	The Counterparty shall (including without limitation, by liaising with Computershare Trust Company, N.A. (or its successor or assign) as transfer agent and registrar of the Company (the “Transfer Agent”)) procure that any Ordinary Share to be sold by the Counterparty to the Company is transmitted or delivered by DWAC or similar means of transmission so that such Ordinary Share is withdrawn from the facilities of the Depositary Trust Company (the “DTC System”) (in particular by removing any Ordinary Share deposited with the nominee of the DTC System, Cede & Co.) and the Company receives the Ordinary Share in record form (a “Record Share”).

4.	In accordance with Paragraph 3, the Counterparty shall sell, and the Company shall purchase all such Record Shares, and following such purchase and delivery, at the election of the Company, the Company shall be registered as the record holder of such Record Shares or such Record Shares shall otherwise be cancelled. The Company shall be responsible for any stamp duty that is due in respect of the purchase of Record Shares from the Counterparty. The Counterparty shall deliver to the Transfer Agent any documents as may be necessary or as may be reasonably requested by the Transfer Agent to give effect to the purchase, delivery, registration or cancellation of any Record Shares to the Company in accordance with the terms of this letter.

5.	The Company will pay for any Record Shares purchased by it in accordance with Paragraph 4 above by wiring funds to the bank account of the Counterparty or other designee by no later than the date of delivery of the Record Shares. Any commission payable by the Company in respect of the delivery of Record Shares shall be set forth on Exhibit A, and shall be paid to the Counterparty by the Company on delivery of the Record Shares. The relevant bank account details of the Counterparty or its designee shall be notified to the Company by the Counterparty in writing from time to time.

6.	The Repurchase Plan shall terminate upon the earliest of:

(a)	the repurchase of the Total Repurchase Amount contemplated by the Repurchase Plan, as set forth in Paragraph 2;

(b)	the close of business on the last day of the Trading Period;

(c)	the close of business on the second business day following the date of receipt by the Counterparty of notice of early termination, delivered by the Company by facsimile to ___________, attention:___________ or by e-mail to ____________;

(d)	the commencement of any voluntary or involuntary case or other proceeding seeking liquidation, reorganisation or other relief under any bankruptcy, insolvency or similar law or seeking the appointment of a trustee, receiver or other similar official, or the taking of any corporate action by the Company to authorise or commence any of the foregoing; and

(e)	the public announcement of a tender or exchange offer for the Ordinary Shares or of a merger, acquisition, recapitalisation or other similar business combination or transaction as a result of which the Ordinary Shares would be exchanged for or converted into cash, securities or other property.

7.	The Counterparty shall comply with the requirements of paragraph (b)(2), (b)(3) and (b)(4) of Rule 10b-18 under the Securities Exchange Act of 1934, as may be amended or superseded from time to time (the “Exchange Act”), in connection with purchases of the Ordinary Shares in the open market pursuant to this Repurchase Plan. The Company agrees not to take any action that would cause purchases not to comply with Rule 10b-18, Rule 10b5-1 or Regulation M of the Exchange Act.

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8.	The Company confirms that, on the date hereof that (a) it is not aware of material, non-public information with respect to the Company or the Ordinary Shares, (b) it is entering into this Repurchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act or other applicable securities laws, (c) it understands the proscriptions of Rule 10b5-1 in respect of offsetting and hedging transactions, (d) it will not disclose to any persons at the Counterparty effecting purchases under the Repurchase Plan any information regarding the Company that might influence the execution of the Repurchase Plan and (e) it will inform the Counterparty as soon as possible of any subsequent legal or contractual restrictions affecting the execution of the Repurchase Plan by the Counterparty or by the Company and of the occurrence of any event that would cause the Repurchase Plan to end or be suspended as contemplated in Paragraph 6.

9.	If the Counterparty must suspend purchases of Ordinary Shares under this Repurchase Plan on a particular day for any of the following reasons:

(a)	a day specified by the Repurchase Plan is not a day on which the Ordinary Shares trade regular way on the Exchange;

(b)	trading of the Ordinary Shares on the Exchange is suspended for any reason; or

(c)	the Counterparty cannot effect a purchase of Ordinary Shares due to legal, regulatory or contractual restrictions applicable to it or to the Company (including without limitation, Regulation M, Rule 10b-5 or Rule 10b-18);

If purchases have been so suspended, the Counterparty will resume purchases in accordance with this Agreement on the next day specified in the Repurchase Plan after the condition causing the suspension of purchases has been resolved.

10.	It is the intent of the Company and the Counterparty that this Repurchase Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and Rule 10b-18 under the Exchange Act, and this Repurchase Plan shall be interpreted to comply with the requirements thereof.

11.	The Repurchase Plan may be signed in counterparts, each of which will be an original.

12.	The Repurchase Plan and any attachment together constitute the entire agreement between the Company and the Counterparty and supersede any prior agreements or understandings regarding the Repurchase Plan.

13.	All notices given by the parties under this Repurchase Plan will be as follows:

(a)	If to the Counterparty:
Address:
Attention:
Fax no:

(b)	If to the Company:
Rowan Companies plc
Attn: Chief Financial Officer
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056
Email: ___________@rowancompanies.com

14.	This Repurchase Plan will be governed by and construed in accordance with the internal laws of the State of New York.

15.	The number of Ordinary Shares, together with other share amounts and prices, if applicable, as set forth in Paragraph 2 shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Ordinary Shares or any change in capitalisation with respect to the Company that occurs during the term of this Repurchase Plan.

16.	Except as otherwise set forth in this Repurchase Plan, the Company acknowledges and agrees that it does not have authority, influence or control over any purchase executed by the Counterparty pursuant to this Repurchase Plan. The Counterparty agrees not to seek advice from the Company with respect to the manner in which it executes purchases under this Repurchase Plan.

17.	The Counterparty and the Company each acknowledges and agrees that:

(a)	Prior to any acquisition by the Company pursuant to Paragraph 4, the Company shall not acquire, nor have any legal or beneficial interest in, any Ordinary Shares purchased by the Counterparty pursuant to this Repurchase Plan;

(b)	Nothing in this Repurchase Plan is or shall constitute a party acting as the agent of the other for any purpose. Neither party shall describe itself as an agent or in any way hold itself out as being an agent of the other; and

(c)	The Counterparty shall act as principal in respect of its acquisition of Ordinary Shares and shall effect purchases of Ordinary Shares hereunder in “riskless principal transactions” as defined in Rule 10b-18(a)(12) of the Exchange Act.

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IN WITNESS WHEREOF, the parties hereto have executed this Repurchase Plan as of the date first written above.

Rowan Companies plc

By:

Name:

Title:

Acknowledged and Agreed:

By:

Name:

Title:

Exhibit A

(To Form of Rule 10b5-1 Repurchase Plan)

The Counterparty and the Company shall hereby agree that the following terms shall have the following meanings:

“Limit Price” shall mean a per share price of US$ ________;

“Maximum Amount” is the maximum purchase amount in a single trading day and shall mean US$ _________;

“Trading Period” shall mean the period commencing on _________ and terminating at close of business on _________ ;

“Total Repurchase Amount” is the maximum aggregate purchase amount in the Trading Period and shall means US$ _________.

Commission paid under this Repurchase Plan shall equal $__________ per Record Share to the Company.

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VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. (New York Time) on May 22, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (New York Time) on May 22, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 for delivery no later than May 22, 2018.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E43574-P07270 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ROWAN COMPANIES PLC

The Board of Directors recommends you vote FOR all of the nominees listed in Proposal 1 below, each to be elected by way of a separate resolution:

	For	Against	Abstain
1. To elect directors:			
1a. William E. Albrecht	☐	☐	☐
1b. Thomas P. Burke	☐	☐	☐
1c. Thomas R. Hix	☐	☐	☐
1d. Jack B. Moore	☐	☐	☐
1e. Thierry Pilenko	☐	☐	☐
1f. Suzanne P. Nimocks	☐	☐	☐
1g. John J. Quicke	☐	☐	☐
1h. Tore I. Sandvold	☐	☐	☐
1i. Charles L. Szews	☐	☐	☐

	For	Against	Abstain
2. To approve, as a non-binding advisory resolution, the named executive officer compensation as reported in the proxy statement (in accordance with requirements applicable to companies subject to SEC reporting requirements)	☐	☐	☐
3. To approve, as a non-binding advisory resolution, the Directors' Remuneration Report (in accordance with requirements applicable to U.K. companies under the U.K. Companies Act)	☐	☐	☐
4. To receive the Company's U.K. annual report and accounts for the year ended December 31, 2017	☐	☐	☐
5. To ratify the Audit Committee's appointment of Deloitte & Touche LLP as the Company's U.S. independent registered public accounting firm	☐	☐	☐
6. To re-appoint Deloitte LLP as the Company's U.K. statutory auditor under the U.K. Companies Act	☐	☐	☐
7. To authorize the Audit Committee to determine the remuneration of the Company's U.K. statutory auditor	☐	☐	☐
8. To approve forms of share repurchase contracts and repurchase counterparties	☐	☐	☐
9. To authorize the Board in accordance with the U.K. Companies Act to exercise all powers of the Company to allot shares	☐	☐	☐
10. To authorize the Board in accordance with the U.K. Companies Act, by way of a special resolution, to allot equity securities for cash without the rights of pre-emption	☐	☐	☐
11. To authorize the Board in accordance with the U.K. Companies Act, by way of a special resolution, to allot equity securities for cash without the rights of pre-emption in connection with an acquisition or specified capital investment (in addition to Proposal 10)	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting in person.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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E43575-P07270

The shareholder(s) hereby appoint(s) Tom Burke, Stephen Butz and Mark Mai, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Rowan Companies plc that the shareholder(s) is/are entitled to vote at the 2018 Annual General Meeting of Shareholders, and any adjournment or postponement thereof, and, in their discretion, on all other matters that may properly come before such meeting. **The undersigned hereby revokes all proxies previously given by the undersigned to vote at the 2018 Annual General Meeting of Shareholders or any adjournment or postponement thereof.**

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR EACH PROPOSAL 2-11. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Your Board of Directors recommends a vote FOR the resolutions in proposals 1 through 11.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side